                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50762



PROXY STATEMENT OF                                    PROSPECTUS OF
WALTON BANK & TRUST CO.                               FIRST STERLING BANKS, INC.
FOR THE SPECIAL MEETING OF SHAREHOLDERS               FOR 1,238,400 SHARES OF COMMON STOCK
                                                      TRADING SYMBOL: NASDAQNM:FSLB


                            MEETING OF SHAREHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of First Sterling and Walton Bank have unanimously agreed to a merger that will result in Walton Bank merging with and into a wholly owned subsidiary bank of First Sterling, Main Street Bank. This transaction provides Walton Bank with growth and strategic opportunities that would not have been available to Walton Bank on a stand-alone basis.

    If the merger is completed, Walton Bank shareholders will receive 2.752 shares of stock of First Sterling for each share of Walton Bank that they own just before the merger.

    The shareholders of Walton Bank shall vote on the proposal to approve the agreement and plan of merger which is attached as APPENDIX A to this proxy statement/prospectus.

    Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal submitted at the meeting. If you fail to return your proxy card or do not vote in person at the Walton Bank shareholders' meeting, the effect will be a vote against the proposal.

    The date, time and place of the meeting is as follows:


                                JANUARY 23, 2001



5:00 P.M., LOCAL TIME
                WALTON BANK & TRUST CO.
                1302 WEST SPRING STREET
                MONROE, GEORGIA 30655


    Pursuant to the Georgia Financial Institutions Code and Article 13 of the Georgia Business Corporation Code, shareholders of Walton Bank & Trust Co. are entitled to dissent from the transactions contemplated by the merger agreement. A copy of the dissenters' rights provisions under Georgia law are attached as APPENDIX B to this proxy statement/prospectus.

    Walton Bank's board of directors has unanimously approved the agreement and plan of merger. Walton Bank's board of directors believes that the merger is fair to, and in the best interest of, Walton Bank and its shareholders and strongly encourages you to vote "FOR" the proposal. Brown, Burke Capital Partners, L.L.C., an investment banking firm, has issued its opinion to Walton Bank's board of directors that the consideration to be paid by First Sterling pursuant to the merger agreement is fair, from a financial point of view, to Walton Bank and its shareholders.

                 ---------------------------------------------

W. Morris Jordan
President and Chief Executive Officer
Walton Bank & Trust Co.

                 ---------------------------------------------

Edward C. Milligan
President and Chief Executive Officer
First Sterling Banks, Inc.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE APPROVING THE MERGER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF FIRST STERLING COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


    The date of this proxy statement/prospectus is December 18, 2000, and it is being mailed or otherwise delivered to Walton Bank shareholders on or about December 18, 2000.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FIRST STERLING THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE AT NO CHARGE UPON WRITTEN OR ORAL REQUEST AT THE FOLLOWING ADDRESS:

                           FIRST STERLING BANKS, INC.
                               676 CHASTAIN ROAD
                            KENNESAW, GEORGIA 30144
                            ATTENTION: BARBARA BOND
                           TELEPHONE: (770) 422-2888


    IN ORDER TO RECEIVE TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE SPECIAL MEETING DESCRIBED IN THIS DOCUMENT, OR JANUARY 16, 2001.

                            WALTON BANK & TRUST CO.
                            1302 WEST SPRING STREET
                             MONROE, GEORGIA 30655

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               ------------------


    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Walton Bank & Trust Co. will be held at 1302 West Spring Street, Monroe, Georgia 30655 at 5:00 P.M., local time, on Tuesday, January 23, 2001, for the following purposes:


    1. To consider and vote upon a proposal to approve the agreement and plan of merger among First Sterling Banks, Inc., Main Street Bank and Walton Bank & Trust Co. In the merger, each share of Walton Bank common stock outstanding on the effective date of the merger will be converted into
       2.752 shares of First Sterling common stock. You can find a copy of the agreement and plan of merger attached as APPENDIX A to this proxy statement/prospectus.

    2. To transact such other business, if any, that may properly come before the special meeting or any adjournment or postponement of the special meeting.


    Only shareholders of record at the close of business on December 15, 2000, are entitled to receive notice of and vote at the special meeting or any adjournment or postponement of the special meeting. Approval of the merger agreement requires the affirmative vote of at least two-thirds of all of the votes entitled to be cast at the shareholders meeting.


    Dissenters' rights are available under Georgia law to Walton Bank shareholders with respect to the merger. Please see the section entitled "The Merger--Statutory provisions for dissenting shareholders" on page 30 of the accompanying proxy statement/prospectus for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the merger.

    We look forward to seeing you at the shareholders' meeting. Your vote is important. Please mark, sign and return your proxy card, whether or not you plan to attend the shareholders' meeting.

    WALTON BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

                                          By Order of the Board of Directors,

                                          /s/ HUGH B. WILLIAMSON, III
                                          Hugh B. Williamson, III
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Enclosures


December 18, 2000


    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

    IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE WALTON BANK THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE SHAREHOLDERS' MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                               TABLE OF CONTENTS

Questions and answers about the merger......................  1
A warning about forward-looking statements..................  3
Summary.....................................................  4
  Information about First Sterling (page 42) and Walton Bank
    (page 43)...............................................  4
  The merger (page 16)......................................  4
  Reasons for the merger (page 18)..........................  5
  Walton Bank shareholders' meeting (page 14)...............  5
  Walton Bank record date and voting (page 14)..............  5
  Walton Bank's board unanimously recommends shareholder
    approval (page 14)......................................  5
  First Sterling's dividend policy following the merger
    (page 38)...............................................  5
  Interests of Walton Bank's management and board of
    directors in the
    merger (page 32)........................................  6
  Comparative rights of shareholders (page 66)..............  6
  Federal income tax considerations (page 28)...............  6
  Accounting treatment (page 29)............................  6
  Fairness opinion of Walton Bank's financial advisor (page
    20).....................................................  6
  Conditions to the merger (page 26)........................  6
  Termination of the merger agreement (page 27).............  7
  New First Sterling shares to be listed on Nasdaq (page
    27).....................................................  7
  Regulatory approvals (page 26)............................  7
  Dissenting shareholders' rights (page 30).................  7
Comparative stock prices and dividends......................  8
  First Sterling stock information..........................  8
  Walton Bank stock information.............................  9
Selected consolidated financial information.................  10
  First Sterling selected historical consolidated financial
    information.............................................  10
  Walton Bank selected historical financial information.....  11
  Historical and pro forma comparative per share data.......  11
Risk factors................................................  13
  The trading volume in First Sterling stock has been low...  13
  Changes in interest rates could have an adverse effect on
    First Sterling's income.................................  13
  First Sterling's operating costs after the merger and
    other recent acquisitions may be greater than expected,
    and First Sterling's costs savings from the merger and
    other recent acquisitions may be less than expected, or
    First Sterling may be unable to obtain those cost
    savings as soon as expected.............................  13
  First Sterling may be unable to successfully integrate
    Walton Bank and other acquired businesses or may have
    more trouble integrating acquired businesses than
    expected................................................  13
  The exchange ratio is fixed despite a change in First
    Sterling's stock price..................................  14
Walton Bank shareholders' meeting...........................  14
  Date, time and place......................................  14
  Matters to be considered at the shareholders' meeting.....  14
  Record date; shares outstanding; quorum...................  14
  Vote required.............................................  14
  Voting of proxies.........................................  14
  Effect of abstentions and broker non-votes................  15
  Revocability of proxies...................................  15
  Solicitation of proxies...................................  15
The merger..................................................  16
  Overview..................................................  16

  Background of the merger..................................  16
  Reasons for the merger....................................  18
    First Sterling's reasons for the merger.................  18
    Walton Bank's reasons for the merger....................  19
    Recommendation of the Walton Bank board of directors....  19
  Opinion of financial advisor to Walton Bank...............  20
  Exchange of Walton Bank stock certificates................  23
  Effective time of the merger..............................  24
  Terms of the merger.......................................  24
  Fractional shares.........................................  24
  Representations and warranties............................  24
  Conduct of business pending the merger....................  25
  Conditions to the merger..................................  26
  Required regulatory approvals.............................  26
  Nasdaq listing............................................  27
  Waiver, amendment, and termination........................  27
  Management and operations after the merger................  28
  Important federal income tax consequences of the merger...  28
  Accounting treatment......................................  29
  Expenses and fees.........................................  29
  Statutory provisions for dissenting shareholders..........  30
  Restrictions on resales by affiliates.....................  31
Interests of certain persons in the merger..................  32
  General...................................................  32
  Acquisition of Williamson Insurance Agencies..............  32
  Election of Hugh B. Williamson, III to board of
    directors...............................................  33
  Employment agreement of W. Morris Jordan..................  33
  Employee benefits.........................................  34
  Insurance.................................................  35
  Shares owned by management and the board..................  35
Supervision and regulation..................................  35
  General...................................................  35
  Payment of dividends......................................  38
  Financial relationship between First Sterling and its
    subsidiaries............................................  39
  Capital adequacy..........................................  39
  Prompt corrective action..................................  40
  Community reinvestment act................................  41
  Privacy...................................................  42
  Legislative and regulatory changes........................  42
  Fiscal and monetary policy................................  42
Information about First Sterling............................  42
Information about Walton Bank...............................  43
  General...................................................  43
  Market area and competition...............................  43
  Deposits..................................................  44
  Loan portfolio............................................  44
  Investments...............................................  45
  Asset/liability management................................  46
  Correspondent banking.....................................  46
  Facilities................................................  46
  Data processing...........................................  46

  Employees.................................................  47
  Monetary policies.........................................  47
  Legal proceedings.........................................  47
  Walton Bank security ownership............................  47
Walton Bank's management's discussion and analysis of
  financial condition and results of operations.............  49
  Forward-looking statements................................  49
  Results of Operations for the nine months ended September
    30, 2000 and 1999.......................................  49
  Results of Operations for the years ended December 31,
    1999 and 1998...........................................  52
  Commitments and lines of credit...........................  56
  Other income..............................................  58
  Other expenses............................................  58
  Balance sheet review......................................  58
  Securities portfolio......................................  58
  Loan portfolio............................................  59
    Types of loans..........................................  59
    Maturities and sensitivities to changes in interest
     rates..................................................  59
  Deposits..................................................  60
  Liquidity.................................................  60
  Regulatory capital requirements...........................  61
  Asset/liability management................................  61
  Effects of inflation......................................  62
Directors of Walton Bank....................................  63
  Board committees..........................................  63
  Director compensation.....................................  64
Walton Bank's executive compensation........................  64
  Walton Bank 401(k) Profit Sharing Plan....................  65
  Option grants table.......................................  65
  Option exercise and fiscal year-end option value table....  65
  Walton Bank 1990 Key Employee Incentive Stock Option
    Plan....................................................  66
  Certain transactions......................................  66
Comparison of the rights of holders of Walton Bank stock and
  First Sterling stock......................................  66
  Authorized capital stock..................................  66
  Preemptive rights.........................................  67
  Amendment of articles of incorporation....................  67
  Notice of meetings of shareholders........................  68
  Shareholders' meetings....................................  68
  Record date...............................................  69
  Removal of directors......................................  69
  Shareholder inspection rights; shareholder lists..........  69
  Voting rights.............................................  70
  Directors.................................................  70
  Limitation of liability and indemnification of directors,
    officers and employees..................................  71
  Dissenters' rights........................................  72
  Antitakeover provisions; restrictions on certain business
    combinations............................................  72
  Amendment of bylaws.......................................  74
  Dividends and other distributions.........................  74
Legal matters...............................................  75
Experts.....................................................  75
Shareholder proposals and other matters.....................  75
Where you can get more information..........................  76

Incorporation of certain documents by reference.............  76
Index to Financial Statements...............................  F-1

APPENDIX A: AGREEMENT AND PLAN OF MERGER....................  A-1

APPENDIX B: GEORGIA DISSENTERS' RIGHTS STATUTES.............  B-1

APPENDIX C: OPINION OF BROWN, BURKE CAPITAL PARTNERS,
  L.L.C.....................................................  C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE WE PROPOSING THAT WALTON BANK BE ACQUIRED BY FIRST STERLING?

A. We believe that the proposed acquisition of Walton Bank by First Sterling will provide our shareholders with substantial benefits and will enable us to better serve our customers. Our products and markets generally are complementary. The combined company should be in a better position to take advantage of opportunities within our market. To review the reasons for the merger in more detail, see "The merger--Reasons for the merger" at page 18.

Q:  WHAT DO I NEED TO DO NOW?

A. Carefully read this document, then indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger.


    You may attend the shareholders' meeting and vote your shares in person rather than completing and returning your proxy card. If you do complete and return your proxy card, you may revoke it at any time prior to the vote at the shareholders' meeting by following the directions described under "Walton Bank shareholders' meeting--revocability of proxies" at page 15.


    THE BOARD OF DIRECTORS OF WALTON BANK HAS UNANIMOUSLY VOTED TO RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

Q:  MY SHARES ARE HELD IN MY BROKER'S NAME. HOW DO I GO ABOUT VOTING?

A: Copies of this proxy statement/prospectus have been sent to your broker, who must forward one to you. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions. Your broker cannot vote your shares without your instructions.

Q:  PLEASE EXPLAIN THE EXCHANGE RATIO IN THE TRANSACTION.

A: Walton Bank shareholders will receive 2.752 shares of First Sterling common stock in exchange for each share of Walton Bank common stock. We will not issue fractional shares. Walton Bank shareholders who would otherwise be entitled to receive a fractional share instead will receive cash based on the market value of the fractional share of First Sterling common stock at the time of the merger.

Q:  WILL FIRST STERLING PAY DIVIDENDS TO SHAREHOLDERS?

A: After the merger, First Sterling anticipates paying dividends at the current quarterly rate of $0.08 per share. However, the directors of First Sterling will use their discretion to decide whether to declare dividends and the amount of any dividends.

Q:  WHAT ARE THE TAX CONSEQUENCES TO WALTON BANK SHAREHOLDERS?

A: Generally, the exchange of shares by Walton Bank shareholders will be tax-free to Walton Bank's shareholders for federal income tax purposes, except for taxes on cash received for fractional shares. Please see "The merger--Important federal income tax consequences of the merger" at page 28 for a description of certain federal income tax consequences of the merger.

Q:  WHAT WILL HAPPEN IF I DON'T SEND IN MY PROXY CARD?

A: If you don't send in your proxy card, your shares will not be voted unless you attend the meeting and vote in person. If a significant number of shareholders do not return their proxy cards, there may not be enough shares represented at the meeting to approve the merger even if all those present are in favor of approval. In that case, the merger could not take place at that time. The failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send all Walton Bank shareholders written instructions for exchanging their share certificates.

Q:  IF I LOST MY WALTON BANK STOCK CERTIFICATE, CAN I STILL GET MY NEW STOCK?

A: Yes. However, you will have to provide a paid surety bond that will protect
    First Sterling against a loss in the event someone finds or has your lost certificate and is able to transfer it. To avoid having to pay for a surety bond, you should do everything you can to find your Walton Bank certificate before the time comes to send it in.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. In addition to Walton Bank shareholder approval, we must also obtain regulatory approvals. We hope the merger will be completed approximately one week after the shareholders' meeting.

Q:  WHO SHOULD I CALL WITH QUESTIONS ABOUT THE MERGER?

A: You should call Nedra E. Jackson at (770) 267-2525 if you have any questions.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this document, and in documents that we incorporate by reference, that are subject to risks and uncertainties. These forward-looking statements include the information concerning possible or assumed future results of operations of First Sterling or Walton Bank or the consolidated company. When we use words such as "believes," "expects," "estimates," "projects," "anticipates," "should," or similar expressions, we are making forward-looking statements.

    You should note that many factors, some of which are discussed elsewhere in this document, could affect our future financial results and performances. THESE FACTORS COULD CAUSE THOSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OUR FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT. You should consider these important factors when you vote on the merger agreement These factors include the following:

    - integrating the businesses and technologies of First Sterling and Walton Bank and retaining key personnel may be more difficult than we expect;

    - our revenues after the merger may be lower than we expect, or our operating costs may be higher than we expect;

    - expected cost savings from the merger may not be fully realized or may not be realized when expected;

    - we may lose business or customers after the merger;

    - competition among depository and other financial institutions may increase significantly;

    - changes in the interest rate environment may reduce interest margins; increases in interest rates generally may reduce loan demand and the values of our assets and assets securing loans;

    - general economic conditions, either nationally or where the combined company will be doing business, or conditions in securities markets, may be less favorable than we anticipate;

    - legislation or regulatory changes may adversely affect our business; or

    - technological changes may increase competitive pressures and increase our costs.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. EACH ITEM IN THIS SUMMARY REFERS TO A PAGE WHERE THAT SUBJECT IS DISCUSSED IN MORE DETAIL. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN GET MORE INFORMATION" AT
PAGE 76, AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AT PAGE 76. IN ADDITION, THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE TERMS "WE," "OUR," AND "US" REFER TO FIRST STERLING, MAIN STREET BANK AND WALTON BANK TOGETHER.

INFORMATION ABOUT FIRST STERLING (PAGE 42) AND WALTON BANK (PAGE 43)

    FIRST STERLING BANKS, INC.
    676 CHASTAIN ROAD
    KENNESAW, GEORGIA 30144
    (770) 422-2888

    First Sterling is a Georgia bank holding company headquartered in Kennesaw, Georgia, and owns all of the outstanding capital stock of four subsidiary banks:
Westside, Eastside, Main Street and Community. As of September 30, 2000, First Sterling had total consolidated assets of $980,916,524.

    The Westside Bank & Trust Company conducts operations through three full service branches in Kennesaw and Marietta in Cobb County, Georgia. The Eastside Bank & Trust Company conducts operations through two full service branches located in Snellville and Lawrenceville, Gwinnett County, Georgia. Main Street Bank operates 13 full service banking locations and 15 automated teller machines located in Barrow, Clarke, Gwinnett, Newton, Rockdale and Walton counties in Georgia. Community Bank of Georgia conducts operations through its main office in Tucker, DeKalb County, Georgia and two branch offices located in Lilburn and Dacula, Gwinnett County, Georgia. All four banks engage in commercial and retail banking. First Sterling is engaged in a full range of traditional banking, mortgage banking, investment and insurance services to individual and corporate customers through its 21 locations.

    Prior to consummation of the merger, First Sterling will cause three of its subsidiary banks to be merged with and into Main Street Bank. After the subsidiary banks are merged, First Sterling will conduct its full service banking operations through a single bank subsidiary, Main Street Bank. Also, in conjunction with the subsidiary mergers, First Sterling will change its name to Main Street Banks, Inc.


    WALTON BANK & TRUST CO.
    1302 WEST SPRING STREET
    MONROE, GEORGIA 30655
    (770) 267-2525


    Walton Bank is a Georgia bank headquartered in Monroe, Georgia. As of September 30, 2000, Walton Bank had total assets of $60.4 million.

    Walton Bank conducts operations through two full service banking locations located in Walton County, Georgia. Walton Bank is engaged in a full range of traditional and mortgage banking services to individual and corporate customers.

THE MERGER (PAGE 16)

    The acquisition of Walton Bank by First Sterling is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Walton Bank will merge with and into Main Street Bank, a wholly owned subsidiary of First Sterling. Main Street Bank will be the surviving bank after the merger. The merger will combine the business of Walton Bank with that of Main Street Bank, with Walton Bank being operated as a part of Main Street Bank.

    When the merger is complete, each share of Walton Bank common stock will be converted into 2.752 shares of First Sterling common stock. This exchange ratio is fixed. However, the market price of the First Sterling common stock that Walton Bank shareholders will receive as a result of the merger may be significantly higher or lower than its current value or its value at the date of the Walton Bank shareholders meeting.

    All of Walton Bank's outstanding stock options shall be assumed by First Sterling. After the merger the stock options may only be exercised for First Sterling stock. The number of shares subject to the options and the exercise prices shall be adjusted as provided for in the merger agreement.

    Cash payments will be made instead of issuing fractional shares. For example, if you hold 150 shares of Walton Bank common stock, you will receive 412 shares of First Sterling common stock (150 X 2.752 = 412.80), plus a cash payment equal to the value of 0.80 of a share of First Sterling common stock at the time of the merger.

    Following the merger, First Sterling's existing shareholders will own approximately 92% of the total outstanding shares of First Sterling common stock and Walton Bank's shareholders will own approximately 8%.

    We encourage you to read the merger agreement, which is attached as APPENDIX A.

REASONS FOR THE MERGER (PAGE 18)

    We believe that by becoming part of a larger organization with greater resources, Walton Bank will be able to serve its customers and communities better and provide more competitive services. The merger provides First Sterling with a natural extension of its Atlanta community bank franchise into Walton County, Georgia.

WALTON BANK SHAREHOLDERS' MEETING (PAGE 14)


    Walton Bank will hold its shareholders' meeting on Tuesday, January 23, 2001 at 5:00 P.M. local time at 1302 West Spring Street, Monroe, Georgia 30655. At the shareholders' meeting, the Walton Bank shareholders will be entitled to vote on the merger.


WALTON BANK RECORD DATE AND VOTING (PAGE 14)


    If you owned shares of Walton Bank stock at the close of business on December 15, 2000, the record date, you are entitled to vote on the merger agreement and any other matters considered at the meeting. On the record date, there were 450,000 shares of Walton Bank stock outstanding. You will have one vote at the meeting for each share of Walton Bank stock you owned on the record date. The affirmative vote of shareholders owning at least two-thirds of the outstanding Walton Bank stock is required to approve the merger agreement. As of September 30, 2000, Walton Bank's directors, executive officers and their affiliates beneficially owned approximately 47.6% of the outstanding shares of Walton Bank's common stock entitled to vote at Walton Bank's shareholders' meeting. These individuals intend to vote in favor of the merger at the shareholders' meeting.


WALTON BANK'S BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDER APPROVAL (PAGE 14)

    The Walton Bank board of directors believes that the merger is in the best interest of Walton Bank and its shareholders and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

FIRST STERLING'S DIVIDEND POLICY FOLLOWING THE MERGER (PAGE 38)

    First Sterling currently pays quarterly dividends of $0.08 per share of common stock. In light of the exchange ratio, this is equivalent to a quarterly dividend of $0.22 per share, or an annual dividend of $0.88 per share, on the Walton Bank common stock. Walton Bank currently pays an annual dividend, which was $0.50 per share on the Walton Bank common stock in 2000. First Sterling expects that it will continue to pay the per share amount in quarterly dividends that it is currently paying, but it may change that policy based on business conditions, First Sterling's financial condition or other factors.

INTERESTS OF WALTON BANK'S MANAGEMENT AND BOARD OF DIRECTORS IN THE MERGER
  (PAGE 32)

    When considering the recommendation of the Walton Bank board of directors, you should be aware that some directors and officers have interests in the merger that may differ from the interests of other shareholders.

    Upon consummation of the merger, First Sterling will enter into an employment agreement with W. Morris Jordan. Also upon consummation of the merger, Hugh W. Williamson, III, shall be elected to the board of directors of Main Street Bank and First Sterling has agreed to vote its Main Street Bank shares to re-elect Mr. Williamson to the board of Main Street Bank for a minimum period of five years.


    In addition, First Sterling and Mr. Williamson entered into a separate agreement for the purchase of two insurance agencies owned by Mr. Williamson. This acquisition is scheduled to be consummated on December 28, 2000.


    The Walton Bank board was aware of these and other interests and considered them before adopting the merger agreement.

COMPARATIVE RIGHTS OF SHAREHOLDERS (PAGE 66)

    Both First Sterling and Walton Bank are incorporated under the laws of the State of Georgia and are subject to the Georgia Business Corporation Code and the Georgia Financial Institutions Code, respectively. Upon consummation of the merger, the shareholders of Walton Bank will become shareholders of First Sterling and the articles of incorporation and bylaws of First Sterling will govern their rights. First Sterling's articles of incorporation and bylaws differ somewhat from Walton Bank.

FEDERAL INCOME TAX CONSIDERATIONS (PAGE 28)

    Walton Bank's shareholders will not recognize gain or loss for federal income tax purposes on the receipt of shares of First Sterling common stock that they receive in the merger in exchange for shares of Walton Bank stock surrendered. First Sterling's attorneys will issue a legal opinion to this effect. Walton Bank's shareholders will be taxed, however, on any cash that they receive instead of any fractional shares of First Sterling stock, and if Walton Bank's shareholders properly exercise their rights to dissent to the merger, they will generally be taxed on the cash that they receive. Tax matters are complicated and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

ACCOUNTING TREATMENT (PAGE 29)

    We expect to account for the merger as a "pooling-of-interests." This means that, after the merger, we will treat Walton Bank and First Sterling as if they had always been combined.

FAIRNESS OPINION OF WALTON BANK'S FINANCIAL ADVISOR (PAGE 20)

    Brown, Burke Capital Partners, L.L.C., has given an opinion to Walton Bank's board of directors that, as of the date of this proxy statement/prospectus, the exchange ratio is fair from a financial point of view to Walton Bank's shareholders.

    This opinion is attached as APPENDIX C to this proxy statement/prospectus. Walton Bank shareholders should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Brown, Burke in providing this opinion.

CONDITIONS TO THE MERGER (PAGE 26)

    We will complete the merger only if several conditions are satisfied, including the following:

    - At least two-thirds of Walton Bank's outstanding shares are voted in favor of the merger agreement;

    - The representations and warranties made by First Sterling and Walton Bank in the merger agreement are materially true and correct as of the effective date of the merger;

    - We receive all necessary regulatory approvals and any waiting periods required by law have passed;

    - First Sterling's counsel delivers an opinion concerning the tax free nature of the merger;

    - First Sterling's independent accountants deliver a letter confirming that the merger will qualify for pooling-of-interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT (PAGE 27)

    Notwithstanding the approval of the merger agreement by Walton Bank's shareholders at the shareholders' meeting, our boards of directors can jointly agree to terminate the merger agreement at any time. In addition, either company can terminate the merger agreement if:

    - We do not complete the merger by March 31, 2001;

    - The other party materially breaches its representations, warranties or covenants it made or obligations it has under the merger agreement and fails to cure the breach;

    - The conditions to completing the merger are not satisfied; or

    - Any applicable regulatory agency denies approval of the merger.

NEW FIRST STERLING SHARES TO BE LISTED ON NASDAQ (PAGE 27)

    The First Sterling shares of common stock to be issued in the merger will be listed on the Nasdaq National Market.

REGULATORY APPROVALS (PAGE 26)

    We cannot complete the merger unless it is approved by the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. First Sterling has filed applications with the FDIC and the Georgia Department of Banking for approval of the merger. We cannot be certain when or if we will obtain the regulatory approvals. However, we do not know of any reason why we should not obtain them in a timely manner.

DISSENTING SHAREHOLDERS' RIGHTS (PAGE 30)

    Walton Bank shareholders may dissent from the merger and upon following the requirements of Georgia law receive cash in the amount of the fair value of their Walton Bank shares instead of the shares of First Sterling stock.

    ANY WALTON BANK'S SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS

    - MUST FILE A WRITTEN NOTICE OF INTENT TO DISSENT PRIOR TO THE VOTE;

    - MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT; AND

    - MUST STRICTLY COMPLY WITH THE PROCEDURAL REQUIREMENTS OF GEORGIA LAW.

    A copy of the dissenters' rights statutes is attached as APPENDIX B to this document. We encourage you to read the statutes carefully and to consult with legal counsel if you desire to exercise your dissenter's rights.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

FIRST STERLING STOCK INFORMATION

    As of September 30, 2000, there were approximately 1,294 holders of record of First Sterling stock. Shares of stock of First Sterling have been traded on the Nasdaq National Market under the symbol "FSLB" since the first quarter of 1997. The following table sets forth, for each quarter, the high and low sales prices per share as reported on the Nasdaq National Market. The table also shows the regular cash dividends paid for First Sterling stock. All information is adjusted to reflect the 2-for-1 stock split effective March 30, 1998, and the
 .2858 stock split effective April 22, 1999.

                                                                FIRST STERLING
                                                                     STOCK
                                                              -------------------
FISCAL YEAR                                                     HIGH       LOW      DIVIDEND
-----------                                                   --------   --------   --------
1998

First Quarter...............................................   $13.17     $ 9.23     $0.04

Second Quarter..............................................    13.03      11.38      0.04

Third Quarter...............................................    12.06      10.50      0.04

Fourth Quarter..............................................    11.28       9.92      0.04

1999

First Quarter...............................................    11.81      10.69      0.04

Second Quarter..............................................    12.50      10.44      0.04

Third Quarter...............................................    12.25       9.25      0.04

Fourth Quarter..............................................    14.50       9.25      0.04

2000

First Quarter...............................................    12.13       8.06      0.04

Second Quarter..............................................    11.63       8.88      0.04

Third Quarter*..............................................    12.19      11.00      0.08

------------------------

*Note: Upon completion of the merger between First Sterling Banks, Inc. and Main Street Banks, Incorporated, the combined company adopted the dividend policy of Main Street Banks, Incorporated.

    After the merger, First Sterling intends to pay dividends at its current rate of $0.08 per share per quarter. However, the payment of any future dividends will be subject to First Sterling's earnings, capital adequacy, liquidity and other factors that the First Sterling board of directors deems appropriate.


    On December 15, 2000, the last day on which First Sterling common stock was traded prior to the mailing of this proxy statement/prospectus, the last reported sales price of First Sterling common stock as reported on the Nasdaq National Market was $11.8125 per share. On September 25, 2000, the date immediately prior to the public announcement of the merger with Walton Bank, the sales price of First Sterling common stock as reported on the Nasdaq National Market was $12.1875 per share.


    Because the exchange ratio is fixed and because the closing price of First Sterling common stock is subject to fluctuation, the market value of the shares of First Sterling common stock that you may receive in the merger may increase or decrease prior to or following the merger. You are urged to obtain current market quotations for First Sterling common stock.

WALTON BANK STOCK INFORMATION


    Walton Bank stock is not publicly traded in any organized market and is infrequently transferred or sold. The sales prices known to management of Walton Bank do not necessarily reflect the price that would be paid for the common stock in an active market. The price of the Walton Bank common stock in the last known transaction prior to the mailing of this proxy statement/prospectus was $27.00 per share and occurred on May 31, 2000. The price of Walton Bank common stock in the last known transaction prior to September 25, 2000, the date the merger was publicly announced, was $27.00 per share and occurred on May 31, 2000. Based on the limited number of transactions of which Walton Bank's management is aware, sales of Walton Bank's common stock were in a price range of $17.00 to $20.00 per share during 1998 and between $20.00 and $26.00 during 1999. As of October 31, 2000, there were 341 holders of record of Walton Bank stock.


    The following table sets forth the annual dividend paid on Walton Bank stock in the first quarter of 1998, 1999 and 2000.

                                                                    CASH
                                                                 DIVIDENDS
FISCAL YEAR                                                    PAID PER SHARE
-----------                                                    --------------
1998........................................................       $0.50

1999........................................................        0.35

2000........................................................        0.50

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION


    We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from audited consolidated financial statements for 1995 through 1999, and unaudited consolidated financial statements for the periods ending September 30. The information has been adjusted to reflect all stock splits and stock dividends declared through the date of this proxy statement/prospectus and First Sterling's financial data has been restated to reflect the 1999 merger with Georgia Bancshares and the 2000 merger with Main Street Banks, Inc., both of which were accounted for as a pooling-of-interests. This information is only a summary and you should read it in conjunction with both of our historical financial statements and related notes included in this document for First Sterling and Walton Bank and in First Sterling's quarterly reports which are on file with the SEC. Interim unaudited data for the nine months ended September 30, 2000 and 1999 of First Sterling and Walton Bank reflect, in the opinion of the respective managements of First Sterling and Walton Bank, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results from the nine months ended September 30, 2000, are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole. See "Where you can get more information" at page 76 and "First Sterling
Banks, Inc. Financial Statements" at page F-2 and "Walton Bank & Trust Co. Financial Statements" at page F-37.


FIRST STERLING SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                FOR THE NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                -------------------   ----------------------------------------------------
                                  2000       1999       1999       1998       1997       1996       1995
                                --------   --------   --------   --------   --------   --------   --------
                                           (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT
  DATA:
Net interest income...........   33,584     28,727     39,526     34,678     31,291     25,700     22,589
Provision for loan losses.....    1,459      1,350      1,730      1,426      2,085      1,162      1,543
Net interest income after
  provision for loan losses...   32,125     27,377     37,796     33,252     29,206     24,538     21,046
Net income....................    8,973      7,960     11,084      9,833      8,279      6,335      5,772

SELECTED BALANCE SHEET DATA:
Total assets..................  980,917    847,043    851,766    714,949    648,598    559,525    515,246
Loans, net....................  679,805    598,867    621,672    506,930    442,999    367,676    330,451
Deposits......................  827,952    708,192    706,229    619,176    579,684    499,840    459,959
Total shareholders' equity....   81,764     71,763     73,334     68,500     60,880     55,359     50,864

PER SHARE DATA:
Net income, per share
  Basic.......................     0.65       0.58       0.80       0.72       0.61       0.47       0.43
  Diluted.....................     0.64       0.56       0.79       0.70       0.60       0.46       0.43
Cash dividends declared per
  share.......................     0.20       0.12       0.16       0.15       0.13       0.10       0.05
Book value per share..........     5.90       5.21       5.31       4.98       4.47       4.09       3.77

SELECTED RATIOS:
Net income to average
  shareholders' equity........    18.30%     16.20%     15.60%     15.14%     14.48%     12.00%     11.89%
Net income to average total
  assets......................     1.54%      1.45%      1.41%      1.44%      1.31%      1.18%      1.16%
Average shareholders' equity
  to average total assets.....     8.44%      8.98%      9.00%      9.48%      9.07%      8.37%      9.75%
Tier 1 risk-based capital.....    11.12%     10.79%     11.23%     12.16%     12.46%     13.81%     14.01%
Total risk-based capital......    11.37%     11.96%     12.40%     14.10%     13.67%     15.01%     15.24%
Leverage......................     8.73%      8.83%      8.58%      9.49%      8.28%      9.49%      8.98%

WALTON BANK SELECTED HISTORICAL FINANCIAL INFORMATION


                                          FOR THE NINE
                                          MONTHS ENDED
                                          SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                       -------------------   ----------------------------------------------------
                                         2000       1999       1999       1998       1997       1996       1995
                                       --------   --------   --------   --------   --------   --------   --------
                                                  (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
Net interest income..................    2,240      1,817      2,496      2,277      1,931      1,812      1,618
Provision for loan losses............      110         45         65        263         36         22         20
Net interest income after provision
  for loan losses....................    2,130      1,772      2,431      2,014      1,895      1,790      1,598
Net income...........................      837        643        860        693        657        576        481

SELECTED BALANCE SHEET DATA:
Total assets.........................   60,436     53,715     54,726     49,008     40,018     35,244     33,227
Loans, net...........................   41,868     35,778     37,031     30,825     25,825     23,680     21,563
Deposits.............................   53,100     47,179     48,025     42,879     34,463     30,401     28,909
Total shareholders' equity...........    6,937      6,108      6,215      5,832      5,269      4,577      4,041

PER SHARE DATA:
Net income, per share
  Basic..............................     1.86       1.43       1.91       1.54       1.46       1.28       1.07
  Diluted............................     1.82       1.42       1.90       1.52       1.44       1.27       1.06
Cash dividends declared per share....      .50        .35        .35        .33         --         --         --
Book value per share.................    15.42      13.57      13.81      12.96      11.71      10.17       8.98

SELECTED RATIOS:
Net income to average shareholders'
  equity.............................    13.04%     10.85%     14.33%     12.57%     13.37%     13.70%     12.83%
Net income to average total assets...     1.41%      1.28%      1.67%      1.53%      1.73%      1.67%      1.57%
Average shareholders' equity to
  average total assets...............    10.84%     11.77%     11.65%     12.19%     12.95%     12.21%     12.27%
Tier 1 risk-based capital............    16.94%     17.36%     17.16%     18.04%     19.33%     20.55%     17.90%
Total risk-based capital.............    18.18%     18.55%     18.29%     19.20%     20.57%     21.80%     19.15%
Leverage.............................    11.56%     12.20%     11.78%     11.94%     13.34%     13.10%     11.93%


HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


    The following table sets forth certain unaudited comparative per share data relating to shareholders' equity per common share, cash dividends declared per common share and income from continuing operations per common share. This information is presented: (i) on a historical basis for First Sterling and Walton Bank, (ii) on a pro forma combined basis per share of First Sterling stock to reflect completion of the merger, and (iii) on an equivalent pro forma basis per share of Walton Bank stock to reflect completion of the merger, assuming the merger was effective for the periods presented. The pro forma information has been prepared giving effect to the merger using the pooling-of-interests accounting method. The following equivalent per share data of Walton Bank assumes an exchange ratio of 2.752 shares of First Sterling stock for each share of Walton Bank stock. The information listed as "equivalent pro forma" was computed by multiplying the pro forma combined amounts by an assumed exchange ratio of 2.752. It is intended to reflect the fact that Walton Bank shareholders will receive 2.752 shares of First Sterling common stock for each share of Walton Bank common stock exchanged in the merger. This information should be read in conjunction with both of our historical financial statements and related notes. You should not rely on the pro forma information as being indicative of the historical results that would have resulted if First Sterling and Walton Bank had been combined or the future results First Sterling will experience after the merger. See "Where you can get more information" at page 76, "First Sterling Banks, Inc. Financial Statements" at page F-2 and "Walton Bank & Trust Co. Financial Statements" at page F-37.



                                                                                 FOR THE YEAR ENDED
                                                       FOR THE NINE                 DECEMBER 31
                                                       MONTHS ENDED       --------------------------------
                                                    SEPTEMBER 30, 2000      1999        1998        1997
                                                    -------------------   --------   ----------   --------
BASIC NET INCOME PER SHARE:
  First Sterling, historical......................          0.65            0.80        0.72        0.61
  First Sterling, pro forma combined..............          0.65            0.80        0.71        0.60
  Walton Bank, historical.........................          1.86            1.91        1.54        1.46
  Walton Bank, equivalent pro forma...............          1.79            2.20        1.95        1.65

DILUTED NET INCOME PER SHARE:
  First Sterling, historical......................          0.64            0.79        0.70        0.60
  First Sterling, pro forma combined..............          0.64            0.78        0.69        0.59
  Walton Bank, historical.........................          1.82            1.90        1.52        1.44
  Walton Bank, equivalent pro forma...............          1.76            2.15        1.90        1.62

CASH DIVIDENDS PAID PER SHARE:
  First Sterling, historical......................          0.16            0.16        0.15        0.13
  First Sterling, pro forma combined..............          0.16            0.16        0.15        0.12
  Walton Bank, historical.........................          0.50            0.35        0.33          --
  Walton Bank, equivalent pro forma...............          0.44            0.44        0.41        0.33

BOOK VALUE PER SHARE (END OF PERIOD):
  First Sterling, historical......................          5.90            5.31        4.98        4.47
  Walton Bank, historical.........................         15.42           13.81       12.96       11.71
  First Sterling, pro forma combined..............          5.87            5.29        4.95        4.47
  Walton Bank, equivalent pro forma...............         16.15           14.56       13.62       12.30

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS, WE URGE YOU TO CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING HOW TO VOTE AT THE WALTON BANK SHAREHOLDERS' MEETING.

THE TRADING VOLUME IN FIRST STERLING STOCK HAS BEEN LOW

    The trading volume in First Sterling stock on the Nasdaq National Market has been relatively low when compared with larger companies listed on the Nasdaq National Market or other stock exchanges. We cannot say with any certainty that a more active and liquid trading market for First Sterling stock will develop. Because of this, it may be more difficult for you to sell a large number of shares for the same price at which a smaller number of shares may sell.

CHANGES IN INTEREST RATES COULD HAVE AN ADVERSE EFFECT ON FIRST STERLING'S
INCOME

    The combined company's profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change such that the interest the combined company has to pay on deposits and borrowings increases faster than the interest we earn on loans and investments. See "Supervision and Regulation--Fiscal and monetary policy" at page 42.

FIRST STERLING'S OPERATING COSTS AFTER THE MERGER AND OTHER RECENT ACQUISITIONS MAY BE GREATER THAN EXPECTED, AND FIRST STERLING'S COSTS SAVINGS FROM THE MERGER AND OTHER RECENT ACQUISITIONS MAY BE LESS THAN EXPECTED, OR FIRST STERLING MAY BE UNABLE TO OBTAIN THOSE COST SAVINGS AS SOON AS EXPECTED

    First Sterling's rapid growth over the last several years resulting from acquisitions it has made--as well as the possibility of future growth from acquisitions--produces risks of unknown liabilities that may cause costs after the merger and other past and potential future acquisitions to be greater than expected. Expectations concerning future earnings depend in part on First Sterling being able to combine the operations of acquired institutions with First Sterling's own operations promptly and efficiently, and also on First Sterling being correct in its assumptions about the financial impact of its acquisitions.

    First Sterling expects that it can achieve cost savings as a result of its acquisition of Walton Bank and its other recently completed acquisitions. There is a risk that the anticipated savings may not be realized or that they may be less than First Sterling expects.

FIRST STERLING MAY BE UNABLE TO SUCCESSFULLY INTEGRATE WALTON BANK AND OTHER ACQUIRED BUSINESSES OR MAY HAVE MORE TROUBLE INTEGRATING ACQUIRED BUSINESSES THAN EXPECTED

    There is a risk that the maintenance of an acquired institution's--including Walton Bank's--key customers and personnel and the conversion of its systems and procedures to First Sterling's systems and procedures may not be possible or completed on schedule or may be more difficult and costly than expected, which could cause the acquired operations to perform below expectations. Maintaining an acquired institution's key customers and personnel and converting its systems and procedures to First Sterling's systems and procedures are important parts of First Sterling's acquisition program.

    Prior to acquiring an institution, First Sterling frequently estimates that it will be able to maintain most of the institution's key customers and personnel and convert its systems and procedures. There is a risk that integrating Walton Bank and other acquired businesses may take a greater amount of resources than First Sterling expects.

THE EXCHANGE RATIO IS FIXED DESPITE A CHANGE IN FIRST STERLING'S STOCK PRICE

    Each share of Walton Bank common stock owned by you will be converted into the right to receive First Sterling common stock based on an exchange ratio of
2.752 to 1. Accordingly, there is a risk that you will receive less value for your shares of Walton Bank common stock if First Sterling's closing price decreases. The price of First Sterling common stock when the merger takes place may vary from its price at the date of this proxy statement/prospectus and at the date of Walton Bank's shareholders' meeting. Such variations in the price of First Sterling common stock may result from changes in the business, operations or prospects of First Sterling, regulatory considerations, general market and economic conditions and other factors. At the time of Walton Bank's shareholders' meeting, you will not know the exact value of the consideration you will receive when the merger is completed.

                       WALTON BANK SHAREHOLDERS' MEETING

DATE, TIME AND PLACE


    The Walton Bank shareholders' meeting will be held at the main office of Walton Bank, at 1302 West Spring Street, Monroe, Georgia 30655 at 5:00 P.M. local time, on Tuesday, January 23, 2001.


MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS' MEETING

    At the Walton Bank shareholders' meeting, holders of Walton Bank stock will be asked to consider and vote upon the approval and adoption of the merger agreement. Shareholders may also consider such other matters as may properly be brought before the meeting. Finally, Walton Bank shareholders may be asked to vote on a proposal to adjourn or postpone the shareholders' meeting, which could be used to allow more time for soliciting additional votes to approve the merger agreement.

THE BOARD OF DIRECTORS OF WALTON BANK HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE; SHARES OUTSTANDING; QUORUM


    Only shareholders of record of Walton Bank stock at the close of business on December 15, 2000, will be entitled to notice of, and to vote at, the Walton Bank meeting. On December 15, 2000, Walton Bank had outstanding 450,000 shares of Walton Bank common stock. There is no other class of Walton Bank stock outstanding. Each share of Walton Bank stock entitles the holder to one vote. The presence at the Walton Bank meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. There must be a quorum present in order for the vote on the merger agreement to occur.


VOTE REQUIRED

    The approval of the merger agreement will require the affirmative vote of at least two-thirds of the outstanding shares of Walton Bank, or at least 300,000 shares.

    As of the Walton Bank record date, directors, executive officers and their affiliates of Walton Bank had voting power over approximately 214,117 shares of Walton Bank stock, or approximately 47.6% of the shares of Walton Bank stock outstanding on the Walton Bank record date. These individuals intend to vote for the proposal to approve of the merger agreement at the shareholders' meeting.

VOTING OF PROXIES

    All executed proxies received at or prior to the shareholders' meeting will be voted at the shareholders' meeting in the manner specified, unless the proxy is revoked prior to the vote. Properly executed proxies that do not contain voting instructions will be voted "FOR" the proposal to approve the merger agreement.

    It is not expected that any other matter will be brought before the shareholders' meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

    If a quorum is not obtained, the shareholders' meeting may be adjourned for the purpose of obtaining additional proxies. At any reconvening of the meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn).

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

    You may abstain from voting on the merger agreement. Abstentions will be considered shares present and entitled to vote at the shareholders' meeting, but will not be counted as votes cast at the meeting. Broker non-votes with respect to the merger agreement also will not be counted as votes cast at the meeting.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF ALL SHARES ENTITLED TO VOTE AT THE WALTON BANK SHAREHOLDERS' MEETING, ABSTENTIONS BY WALTON BANK SHAREHOLDERS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE MERGER AGREEMENT. ACCORDINGLY, WALTON BANK'S BOARD OF DIRECTORS URGES YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed Walton Bank form does not preclude you from voting in person or otherwise revoking a proxy. You may revoke a proxy at any time prior to its exercise by:

    - filing with the secretary of Walton Bank a duly executed revocation of proxy;

    - submitting a duly executed proxy bearing a later date; or

    - appearing at the shareholders' meeting and voting in person at the meeting.

Attendance at the shareholders' meeting will not, in and of itself, constitute revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Walton Bank & Trust Co., 1302 West Spring Street, Monroe, Georgia 30655,
Attention: Secretary.

SOLICITATION OF PROXIES

    Walton Bank will bear the cost of the solicitation of proxies from its shareholders, except that First Sterling will pay the costs of filing the registration statement with the SEC, of which this proxy statement is a part. In addition to solicitation by mail, the directors, officers, and employees of Walton Bank may solicit proxies from its shareholders by telephone or telegram or in person without compensation other than reimbursements of their actual and reasonable expenses. Walton Bank will reimburse any custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation material to beneficial owners of the stock they hold.

    WALTON BANK SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "THE MERGER--EXCHANGE OF WALTON BANK STOCK CERTIFICATES," AT PAGE 23, EACH WALTON BANK SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF WALTON BANK AS PROMPTLY AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                   THE MERGER

    THE FOLLOWING INFORMATION DESCRIBES INFORMATION PERTAINING TO THE MERGER. THE DESCRIPTIONS OF THE TERMS AND CONDITIONS OF THE MERGER, THE MERGER AGREEMENT, AND ANY RELATED DOCUMENTS IN THIS PROXY STATEMENT/ PROSPECTUS ARE NOT COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE MORE DETAILED APPENDICES TO THIS DOCUMENT WHICH ARE INCORPORATED BY REFERENCE, INCLUDING THE MERGER AGREEMENT IN APPENDIX A. WE URGE YOU TO READ THE APPENDICES IN THEIR ENTIRETY.

OVERVIEW

    The merger agreement provides for a transaction in which Walton Bank will merge with and into Main Street Bank, a wholly owned subsidiary of First Sterling. Main Street Bank will be the surviving bank resulting from the merger. At the effective time of the merger, each issued and outstanding share of Walton Bank's common stock (excluding shares held by First Sterling or Walton Bank or any wholly-owned subsidiary of either of them and shares held by shareholders who have perfected dissenters' rights) will cease to be outstanding and will be converted into the right to receive 2.752 shares of First Sterling common stock.

BACKGROUND OF THE MERGER

    In April of 2000, Hugh B. Williamson, III, Chairman of the board of directors of Walton Bank met with Frank Brown of Brown, Burke Capital
Partners, L.L.C. to review the state of the equity markets for independent community-based financial institutions and to discuss strategic alternatives to enhance shareholder value for the shareholders of Walton Bank. In addition, Mr. Williamson and Mr. Brown discussed strategic alternatives for two insurance agencies, of which Mr. Williamson is the substantial majority owner. On May 15, 2000, Mr. Williamson engaged Brown Burke to formally explore strategic affiliation alternatives for the insurance agencies.

    Following Mr. Williamson's meeting with Mr. Brown, the board of directors of Walton Bank began to discuss strategic alternatives to enhance shareholder value, including the possibility of a business combination or the possibility of continuing as an independent institution. The board of directors of Walton Bank considered the recent trend towards consolidation in the financial services industry. This trend has been fueled by, among other things, recent banking legislation that has enabled participants in business combinations to benefit from the economies of scale available to combined entities. In addition to considering the general advantages and disadvantages of consolidation, the board of directors also addressed specific concerns regarding Walton Bank's ability to continue successfully as an independent institution. These specific concerns included the imminent retirement of Walton Bank's chief financial officer, Nedra
E. Jackson, the need to expand Walton Bank's facilities to provide additional office space, and the expiration of Walton Bank's data processing contract in June of 2001.

    Faced with these factors, Walton Bank's board of directors retained Brown Burke to formally explore its strategic affiliation options, by soliciting confidential indications of acquisition interest from various financial institutions and other appropriate potential acquirers. Walton Bank selected Brown Burke because of its familiarity with southeastern financial institutions and its experience with mergers and acquisitions involving financial institutions. A primary goal of Walton Bank's board of directors was to obtain a high value for shareholders and to receive shares of stock that would enjoy greater liquidity.

    Brown Burke contacted 14 companies it believed might have an interest in a business combination with Walton Bank. After obtaining confidentiality agreements, Brown Burke provided First Sterling and six other of these companies with an informational memorandum which included financial and other information regarding Walton Bank. In connection with its engagement with Mr. Williamson's insurance agencies, Brown Burke also delivered a separate informational memorandum which included financial and other information regarding the insurance agencies. Potential acquirors of both the insurance agencies and Walton Bank were informed that a potential business combination with the agencies or

Walton Bank was not contingent upon a combination with the other. The prospective acquirers were invited to submit written indications of interest for either Walton Bank or the insurance agencies, or both.

    During July of 2000, representatives of Walton Bank met with representatives of First Sterling and four other prospective acquirers. Following these meetings, First Sterling and one other financial institution submitted written indications of acquisition interest to Brown Burke, each proposing a merger in which the shareholders of Walton Bank would receive stock of the acquiring institution. The board of directors of Walton Bank was informed that each prospective acquirer had also submitted separate indications of interest for Mr. Williamson's insurance agencies, and that First Sterling's initial indication of interest for the insurance agencies provided greater consideration to the owners of the insurance agencies. The other financial institution subsequently increased its offer to equal the consideration offered by First Sterling for the insurance agencies, subject to obtaining a validation opinion regarding the valuation of the insurance agencies.

    At the August 22, 2000 meeting of the board of directors of Walton Bank, Brown Burke provided a comparison of the terms of each indication of interest received regarding Walton Bank, including the per share consideration to Walton Bank shareholders, the liquidity of the stock to be received by Walton Bank shareholders, the dividend pay rate of the acquiring institution, and the size and profitability of the acquiring institution. Brown Burke indicated that while the offer of the other financial institution represented a nominally higher value per share to Walton Bank's shareholders, the market value of the stock of the other financial institution had increased significantly over the prior months following the execution of a share repurchase program instituted by its management. In addition, Brown Burke informed the board of directors that the average monthly trading volume of First Sterling common stock was over seven times greater than the average monthly trading volume of the other financial institution. Brown Burke also indicated that the increase in the dividend pay rate for Walton Bank's shareholders would be 33% greater in a business combination with First Sterling. Brown Burke observed that First Sterling was several times larger than the other financial institution and had enjoyed greater profitability.

    After extensive discussions regarding, among other things, the value to Walton Bank shareholders, the liquidity of the stock to be received in the merger, the dividend pay rate of the prospective acquirer, and the size and profitability of the prospective acquirer, the board of directors determined that the proposal of First Sterling represented a greater value to the shareholders of Walton Bank. The board of directors of Walton Bank directed Brown Burke to contact First Sterling and the other financial institution for a final indication of interest, and management of Walton Bank was instructed to negotiate a merger agreement with First Sterling if neither prospective acquirer materially altered the terms of their initial indication of interest. In September of 2000, after neither prospective acquirer had materially altered their initial indication of interest for Walton Bank, management and legal counsel for Walton Bank began to negotiate a merger agreement with First Sterling.

    Since 1995, First Sterling has been reviewing and analyzing possible acquisition opportunities in the Atlanta metropolitan area. Its strategic plan has been to enhance shareholder value by creating a larger organization in the metropolitan Atlanta area. The goal has been to provide broader and more comprehensive services to its customers, create efficiencies in the administration and service functions, and provide a larger shareholder base with a more liquid security trading in a national market.

    The first merger occurred in 1996 when First Sterling's predecessor Westside Financial Corporation, a one bank holding company located in Kennesaw, Cobb County, Georgia merged with Eastside Holding Corporation, a one bank holding company located in Snellville, Gwinnett County, Georgia. The combined company's subsidiary banks established branches in Marietta and Lawrenceville, the respective county seats of Cobb and Gwinnett counties and continued to grow internally. First Sterling's common stock was listed on the Nasdaq National Market in the second quarter of 1997. In 1999 First Sterling consummated a merger with Georgia Bancshares, Inc. and thereby acquired Community Bank of Georgia with its headquarters located in Tucker, DeKalb County, Georgia. In early 2000, First Sterling consummated a merger with Main Street Banks Incorporated, and thereby acquired Main Street Bank with its headquarters located in Covington, Newton County, Georgia.

    Management of First Sterling discusses and analyzes merger and acquisition opportunities with various community banks. On June 16, 2000, Brown Burke made initial inquiries of First Sterling's management regarding a possible transaction with Walton Bank. Management of both First Sterling and Walton Bank explored the desirability of a merger of a subsidiary of First Sterling and Walton Bank in light of their respective goals. This merger would offer greater growth opportunities for the shareholders of both First Sterling and Walton Bank. In light of this perceived opportunity, management of First Sterling informed its board of directors that they believed further discussion was appropriate and a proposed merger agreement and merger ratio were subsequently negotiated.

    At the September 13, 2000 board meeting for First Sterling, the board considered a financial analysis of the merger. Miller & Martin LLP also presented a discussion of the legal aspects of the merger agreement, its ancillary documents and the proposed employment agreement with Mr. Jordan. First Sterling's board of directors thoroughly reviewed the information provided and there was a full discussion by the board and its financial and legal advisors regarding the specific effects of the merger proposal, including the employment agreement for Mr. Jordan. Following this discussion, the board of directors of First Sterling voted unanimously to approve the merger agreement. Approval by the shareholders of First Sterling is not required under Georgia law. The board of directors of Main Street Bank unanimously approved the merger agreement on September 19, 2000.

    The final draft of the merger agreement was distributed to Walton Bank's board of directors on September 22, 2000. On September 26, 2000, Walton Bank's board of directors met to consider the merger agreement. Walton Bank's legal counsel presented to Walton Bank's board of directors a summary of the merger agreement. At that meeting, the board of directors reviewed the terms of the merger agreement with its legal counsel and received Brown Burke's verbal opinion that the consideration from First Sterling was fair, from a financial point of view, to Walton Bank's shareholders. After extensive discussion, the board of directors of Walton Bank approved the merger agreement.

    The definitive merger agreement was executed on September 26, 2000 following the meeting of the board of directors of Walton Bank.

REASONS FOR THE MERGER

    FIRST STERLING'S REASONS FOR THE MERGER

    In deciding whether to enter into the merger agreement, First Sterling's board of directors considered a number of factors, including the following:

    - the financial condition and operating results of First Sterling and Walton Bank;

    - a comparison of the terms of the proposed merger with comparable transactions, both in the southeastern United States and elsewhere; and

    - the merger provides First Sterling with a natural extension of its existing metropolitan Atlanta community bank franchise by expanding its presence in Walton County, Georgia.

    In approving the transaction, First Sterling's board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

    WALTON BANK'S REASONS FOR THE MERGER

    Walton Bank's board of directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the exchange ratio for shares of Walton Bank's common stock, are the result of arm's-length negotiations between representatives of Walton Bank and First Sterling. In reaching its conclusion that the merger agreement is in the best interest of Walton Bank and its shareholders, Walton Bank's board considered, without assigning any relative or specific values, a number of factors, including:

    - the fact that First Sterling common stock is traded on the Nasdaq National Market and has enjoyed a greater dividend payout ratio;

    - alternatives to the merger, including continuing to operate Walton Bank on a stand-alone basis, considering the breadth of its product line, economic conditions and the prospects for community banking and competition in the financial services area;

    - the exchange ratio of the proposed merger, including the fact that Walton Bank shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of First Sterling's common stock in the merger;

    - a comparison of the terms of the proposed merger with comparable transactions, both in the southeastern United States and elsewhere;

    - information concerning the business, financial condition, results of operations and prospects of Walton Bank and First Sterling;

    - competitive factors and trends toward consolidation in the banking industry; and

    - the opinion rendered by Brown Burke to Walton Bank's board that the exchange ratio is fair, from a financial point of view, to the holders of Walton Bank's common stock.

    Walton Bank's board of directors believes that by becoming part of a larger organization with greater resources, Walton Bank will be able to serve its customers and communities better and to provide services that will be competitive in the combined companies market and elsewhere. Similarly, a larger organization will be able to provide greater career opportunities for Walton Bank's employees.

    Walton Bank's board of directors also considered the separate agreements and benefits proposed for employees and management and concluded that those terms were reasonable. See "Interests of certain persons in the merger" on page 32.

    The foregoing discussion of the information and factors considered by Walton Bank's board of directors is not intended to be exhaustive. Walton Bank's board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. Walton Bank's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interest of Walton Bank's shareholders.

    RECOMMENDATION OF THE WALTON BANK BOARD OF DIRECTORS

    The board of directors of Walton Bank believes that the terms of the merger are in the best interest of Walton Bank and its shareholders and has unanimously approved the merger agreement. The board of directors of Walton Bank unanimously recommends that the shareholders of Walton Bank approve the merger agreement.

OPINION OF FINANCIAL ADVISOR TO WALTON BANK

    Walton Bank has retained Brown, Burke Capital Partners, L.L.C. to act as its financial advisor in connection with the merger. A representative of Brown, Burke participated in meetings of the Walton Bank board of directors held on August 22, 2000 and September 26, 2000. At the September 26, 2000 meeting, based upon its review of the merger agreement and plan of merger to purchase Walton Bank, Brown, Burke rendered its oral opinion to the effect that, as of such date, conversion of each share of Walton Bank common stock into the right to receive 2.752 shares of First Sterling common stock and the additional terms to be provided by the merger agreement were fair to the stockholders and optionholders of Walton Bank from a financial point of view. Brown, Burke has also rendered a written opinion to the Walton Bank board of directors that, on the date of this proxy statement/prospectus, based on the information set forth therein, the exchange ratio and merger agreement terms were fair to the Walton Bank stockholders and optionholders from a financial point of view.

    THE FULL TEXT OF BROWN, BURKE'S WRITTEN OPINION IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. WALTON BANK STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BROWN, BURKE IN CONNECTION THEREWITH.

    Brown, Burke's opinion is directed to the Walton Bank board of directors only and is directed only to the exchange ratio and merger agreement terms and does not constitute a recommendation to any Walton Bank stockholder regarding how such stockholder should vote at the shareholders' meeting. Brown, Burke neither established nor recommended the amount of consideration payable under the merger agreement.

    In arriving at its written opinion, Brown, Burke, among other things:

    - analyzed certain audited and unaudited financial statements and other information of Walton Bank and First Sterling;

    - reviewed and discussed with appropriate management personnel of Walton Bank and First Sterling the past and current business activities and financial results and the business and financial outlook of Walton Bank and First Sterling;

    - reviewed the historical price and trading activity of the common stock of First Sterling;

    - compared certain financial and stock market data relating to First Sterling with similar data of other publicly held banking institutions considered to be potential alternative affiliation candidates to First Sterling for Walton Bank;

    - performed an analysis comparing the pro forma consequences of the merger to Walton Bank stockholders with respect to fully diluted earnings per share, book value per share and dividends per share represented by the First Sterling common stock they will receive in the merger to those same measures represented by the Walton Bank common stock they currently hold;

    - reviewed the prices paid in certain comparable acquisition transactions of community banking and thrift institutions and the multiples of earnings and book value and the level of deposit base premium received by the selling institutions;

    - reviewed the merger agreement and certain related documents;

    - considered the financial implications of certain other strategic alternatives available to Walton Bank; and

    - performed such other analyses as Brown, Burke deemed appropriate.

    In conducting its analysis and arriving at its opinion, Brown, Burke assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. Brown, Burke also relied upon the management of Walton Bank with respect to the reasonableness and achievability of the financial forecast (and the assumptions and bases underlying such forecast) provided to it. Walton Bank instructed Brown, Burke that, for the purposes of its opinion, Brown, Burke should assume that such forecast will be realized in the amounts and in the time periods currently estimated by the management of Walton Bank. Brown, Burke also assumed, with Walton Bank's consent, that the aggregate allowances for loan losses for each of Walton Bank and First Sterling are adequate to cover such losses. Brown, Burke is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. Brown, Burke did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Walton Bank or First Sterling or any of their subsidiaries. Brown, Burke did not, and was not asked to, express any opinion about what the value of First Sterling common stock actually will be when issued to the holders of Walton Bank common stock pursuant to the merger or the price at which First Sterling common stock will trade subsequent to the merger. Moreover, Walton Bank has informed Brown, Burke, and Brown, Burke has assumed, that the merger will be recorded utilizing pooling-of-interests accounting under generally accepted accounting principles.

    No limitations were imposed by Walton Bank or the Walton Bank board of directors on the scope of Brown, Burke's investigation or the procedures to be followed by Brown, Burke in rendering its opinion. As part of its procedures, Brown, Burke solicited major regional bank holding companies for their indications of acquisition interest in Walton Bank. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Brown, Burke as of the date of its analysis.

    In arriving at the fairness, from a financial point of view, of the consideration to be received by the stockholders and optionholders of Walton Bank, Brown, Burke developed an opinion of the value of Walton Bank common stock should the institution remain independent and analyzed such value in light of the premium represented by the per share purchase price and merger agreement terms. In connection with rendering its opinion to the Walton Bank board, Brown, Burke also reviewed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion of fairness, from a financial point of view.

    The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, Brown, Burke did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by Brown, Burke was assigned a greater significance by Brown, Burke than any other. Accordingly, Brown, Burke believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, Brown, Burke made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond Walton Bank's and First Sterling's control. Any estimates contained in Brown, Burke's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, Brown, Burke's opinion and presentations to the Walton Bank Board were only a few of many factors taken into consideration by the Walton Bank Board in making its determination to approve the merger agreement.

    The following is a brief summary of analyses performed by Brown, Burke in connection with its opinion delivered to the Walton Bank board on September 26, 2000:

    SUMMARY OF PROPOSAL. Brown, Burke reviewed the terms of the proposed transaction as reflected in the merger agreement, including the calculation of the exchange ratio. Brown, Burke stated that based on the recent price of First Sterling common stock of $12.1875 per share, an exchange ratio of 2.752 shares of First Sterling common stock per share of Walton Bank common stock would provide Walton Bank stockholders a per share value of $33.54 and a total transaction value of approximately $16.0 million.

    INDICATED VALUE OF WALTON BANK AS AN INDEPENDENT BANK. Brown, Burke undertook an analysis addressing the range of potential values which would be implied if Walton Bank were to remain an independent bank. Brown, Burke computed this range of values based on a discounted cash flow analysis, relying on projections extrapolated from Walton Bank's 2000 forecast and its historical performance. In this analysis methodology, Brown, Burke assumed stockholders received, in addition to the projected dividend stream, a terminal valuation at December 31, 2005 based upon an average of a) 2.00 times projected book value at December 31, 2005 and b) 14.0 times projected earnings for such year. In addition, Brown, Burke assumed that all common stock equivalents were converted to common stock. These amounts were discounted at rates ranging from 12% to 16% and indicated net present values to Walton Bank stockholders between $12.4 million and $15.2 million.

    PER SHARE MERGER CONSEQUENCES ANALYSIS.  Based upon an exchange ratio of
2.752 shares of First Sterling common stock for each share of Walton Bank common stock and common stock equivalents and using the earnings estimates for Walton Bank prepared by Walton Bank management and earnings estimates for First Sterling prepared by First Sterling management and Brown, Burke, Brown, Burke compared the estimated 2000 and 2001 fully diluted earnings per share of Walton Bank common stock on a stand-alone basis to the equivalent pro forma fully diluted earnings per share of First Sterling common stock which would be received in the merger. Brown, Burke concluded that the merger would result in an earnings increase of 13.3% in 2000 for Walton Bank stockholders in the combined company.

    Brown, Burke also analyzed the impact of the merger on the amount of fully diluted book value represented by a share of Walton Bank common stock. Brown, Burke assumed exercise of all outstanding options and consummation of the merger. Brown, Burke concluded that the merger would result in an increase of 2.6% in fully diluted book value on an equivalent per share basis for Walton Bank stockholders projected as of June 30, 2000.

    Brown, Burke also compared the amount of dividends expected to be paid on a share of Walton Bank common stock before the merger to the level expected to be paid on a pro forma basis reflecting the merger. Brown, Burke concluded that the merger would result in an increase of 124% in dividends per share for Walton Bank stockholders.

    ANALYSIS OF SELECTED OTHER BANK MERGERS INVOLVING COMMUNITY BANKS AND THRIFTS. Brown, Burke reviewed 25 mergers involving community banks, thrifts and bank holding companies announced since January 1, 2000 in which the selling institution had total assets of between $50 million and $300 million. Brown, Burke noted in particular the prices paid in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of deposits. Brown, Burke also reviewed other data in connection with each of these mergers, including the level of earnings and the capital level of the acquired institutions and the return on equity and the return on assets of the acquired institutions. Brown, Burke then compared this data to that of Walton Bank and to the value to be received by Walton Bank stockholders in the merger.

    This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share of a low of 10.96 times and a high of 55.79 times and a median value of 23.81 times. The

Walton Bank multiple of trailing earnings was 16.56 times. The calculations yielded a range of transaction values as multiples of book value per share of a low of 1.17 times to a high of 3.85 times and a median value of 1.65 times. The Walton Bank multiple of book value was 2.37 times. Finally, the calculations yielded a range of deposit base premiums paid from a low of 3.05% to a high of 34.12%, with a median value of 13.50%. The equivalent premium on Walton Bank deposits represented by the per share purchase price and merger agreement terms was 29.49%.

    No company or transaction used in the above analyses as a comparison is identical to Walton Bank, First Sterling, or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company data.

    In connection with its opinion dated the date of this proxy statement/prospectus, Brown, Burke confirmed the appropriateness of its reliance on the analyses used to render its September 26, 2000 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.


    Brown, Burke is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, tax, corporate and other purposes. Walton Bank selected Brown, Burke because of its familiarity with Southeastern financial institutions and its experience with mergers and acquisitions involving financial institutions. Walton Bank will pay Brown, Burke a fee of $35,000 upon delivery of its fairness opinion. An additional fee based upon the aggregate market value of the consideration received by Walton Bank stockholders and optionholders will be payable to Brown, Burke upon consummation of the merger. Based upon an assumed market price of a share of First Sterling common stock at the effective time of the merger of $12.25 (the closing price of First Sterling common stock on December 13, 2000) this additional fee would be approximately $223,596. No compensation payable to Brown, Burke is contingent on the conclusions reached in the opinion of Brown, Burke. Walton Bank has also agreed to reimburse Brown, Burke for reasonable out-of-pocket-expenses and to indemnify Brown, Burke and certain related persons against certain liabilities relating to or arising out of its engagement.


EXCHANGE OF WALTON BANK STOCK CERTIFICATES

    As soon as practicable after the consummation of the merger, a letter of transmittal furnishing instructions for exchanging Walton Bank stock certificates (and for replacing any lost, stolen or destroyed certificates) will be mailed to each Walton Bank shareholder of record as of the close of business on the effective date of the merger. Each Walton Bank shareholder will be urged to return this letter of transmittal, as soon as possible, together with his or her stock certificates to SunTrust Bank, the exchange agent for First Sterling. As soon as practicable after receipt by the exchange agent of your Walton Bank stock certificates, you will be mailed the First Sterling stock and/or a check for any fractional share interest or dividends or distributions to which you are entitled pursuant to the merger agreement.

    As of the effective date of the merger, each Walton Bank stock certificate will be deemed for all corporate purposes only to evidence the right to receive certificates representing shares of First Sterling stock pursuant to the merger agreement. Until your Walton Bank stock certificate is surrendered (or suitable arrangements made for any lost, stolen or destroyed certificate) you:

    - will not be issued a certificate representing the shares of First Sterling stock which you are otherwise entitled to receive;

    - will not have any voting rights in respect to the shares of First Sterling stock which you are otherwise entitled to receive; and

    - will not be paid dividends or other distributions in respect of the shares of First Sterling stock which you are otherwise entitled to receive.

Any dividends or distributions or other cash payable to you will be retained, without interest, for your account until you surrender your stock certificate in accordance with the letter of transmittal.

    There will be no transfers of shares of Walton Bank common stock on Walton Bank's stock transfer books after the effective time. Walton Bank common stock certificates presented for transfer after the effective time will be canceled and exchanged for First Sterling common stock certificates and a check for any amount to be paid for a fractional share interest.

    Existing First Sterling shareholders will keep their existing stock certificates and should not deliver any certificates for First Sterling stock.

EFFECTIVE TIME OF THE MERGER

    The merger will be consummated if it is approved by the shareholders of Walton Bank, and, unless waived, First Sterling and Walton Bank obtain all required consents and approvals, including the approvals of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance, and satisfy the other conditions to the obligations of the parties to consummate the merger. The merger will become effective on the date and at the time that a certificate of merger is issued by the Secretary of State of Georgia. We presently expect that the effective date will occur in the first quarter of 2001.

TERMS OF THE MERGER

    Upon completion of the merger, the separate legal existence of Walton Bank will cease. All property, rights, powers, duties, obligations, debts and liabilities of Walton Bank will automatically be transferred to Main Street Bank. The articles of incorporation of Main Street Bank shall govern the combined entities.

    Upon the merger, each outstanding share of Walton Bank stock will be automatically converted into, and become a right to receive 2.752 shares of First Sterling stock. This is the "exchange ratio." Existing shares of First Sterling held by First Sterling shareholders immediately prior to the merger shall not be converted and will continue to be issued and outstanding.

FRACTIONAL SHARES

    First Sterling will not issue any fractional shares of First Sterling common stock to former Walton Bank shareholders. Instead, you will receive cash, without interest, for any fractional share interest. The amount of cash received will be determined by multiplying the fraction by the average of the last regular closing sales prices of First Sterling common stock on Nasdaq for the ten trading days immediately preceding the effective time of the merger. You will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional share interest.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties relating to, among other things:

    - the organization and capital structures of First Sterling, Main Street Bank and Walton Bank;

    - the due authorization, execution, delivery, performance and enforceability of the merger agreement;

    - consents or approvals of regulatory authorities and third parties necessary to complete the merger;

    - certain financial statements through the period ended June 30, 2000 fairly present the financial condition and results of operation of the respective parties in conformity with generally accepted accounting principles applied on a consistent basis; and

    - the absence of material adverse changes, since June 30, 2000, in the consolidated assets, business, liabilities, financial condition or results of operations of First Sterling (and its subsidiaries) or Walton Bank or in any of its relationships with customers, employees, lessors, or others.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the merger agreement, First Sterling and Walton Bank have each agreed to use reasonable efforts to preserve their business organizations intact and to maintain satisfactory relationships with its customers, suppliers, regulators and employees. In addition, First Sterling and Walton Bank agreed to conduct their businesses and to engage in transactions only in the ordinary course of business as conducted at the date of the merger agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which either is a party.

    Walton Bank has agreed not to:

    - engage in certain activities such as selling property having a book value exceeding $50,000 or incur indebtedness exceeding $50,000 (except in the ordinary course of business), make capital contributions to affiliates, make or commit to make capital expenditures exceeding $50,000 except in the ordinary course of business, commit to any transaction requiring regulatory approval (other than the transactions contemplated by the merger agreement), or fail to maintain all of its properties in good repair, order and condition, consistent with past practices;

    - enter into any compensation agreements or increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices;

    - change employee benefit plans unless required by law, regulation or judicial interpretation as adjusted by counsel;

    - enter into any agreements with officers, directors, immediate family members of such officers and directors, or affiliates of the banks;

    - enter into agreements that call for payment of $50,000, or more, with certain exceptions; and

    - fail to maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material aspects with prior years.

    Walton Bank has agreed, among other things:

    - subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement;

    - to maintain accurate books and records;

    - to file all reports required to be filed with regulatory agencies for periods ending on or after June 30, 2000; and

    - to allow representatives of First Sterling to attend Walton Bank's board of directors and loan and executive committee meetings (except during discussions of the merger).

CONDITIONS TO THE MERGER

    The obligations of Walton Bank and First Sterling to consummate the merger are subject to various conditions, which include the following:

    - the merger agreement shall have been duly approved by the Walton Bank shareholders;

    - all necessary governmental approvals for the merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired (see "The merger--Required regulatory approvals" at page 26);

    - no action, suit, proceeding or claim shall have been instituted, made or threatened relating to the merger;

    - we shall have received an opinion of First Sterling's tax counsel that, among other things, the merger will be treated for federal income tax purposes as a tax-free "reorganization" within the meaning of
      Section 368(a) of the Internal Revenue Code of 1986 (see "The merger--Important federal income tax consequences of the merger" at page 28);

    - we shall have received an opinion from First Sterling's independent public accountants, that the merger will be treated as a pooling-of-interests for financial accounting purposes (see "The merger--Accounting treatment" at page 29);

    - the aggregate number of shares of Walton Bank stock dissenting to the merger shall not disqualify the merger to be accounted for as a pooling-of-interests.

    - the accuracy in all material respects as of September 26, 2000 and as of the effective date of the merger of the representations and warranties made, except as otherwise contemplated by the merger agreement;

    - the performance by First Sterling and Walton Bank in all material respects of all covenants and obligations required to be performed by each at or prior to the effective date of the merger;

    - the registration statement registering the shares of First Sterling common stock to be received by Walton Bank shareholders, of which this proxy statement/prospectus is a part, must have been declared effective by the SEC, no stop order suspending the effectiveness of the registration statement may have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement may have been initiated and be continuing and all necessary approvals under federal and state securities laws relating to the issuance or trading of shares of First Sterling common stock issuable pursuant to the merger must have been received; and

    - other conditions which are customary for transactions of the type contemplated by the merger agreement. See "The merger--Representations and warranties" at page 24 and "The merger--Conduct of business pending the merger" at page 25.

REQUIRED REGULATORY APPROVALS


    The merger may not proceed unless we receive the required regulatory approvals. We know of no reason why such approvals would not be obtained, but we cannot assure you that such regulatory approvals will be obtained or when we will obtain them. Applications for the approvals described in this section were filed with the Federal Deposit Insurance Corporation on November 22, 2000 and with the Georgia Department of Banking and Finance on November 27, 2000.


    We are not aware of any other regulatory approvals or actions that are required for consummation of the merger. Should any other approval or action be required, we presently contemplate that such approval or action would be sought.

    In evaluating the merger, the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the FDIC from approving the merger if:

    - it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

    - its effect in any section of the country could be to lessen substantially competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the FDIC should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

If the FDIC approves this merger transaction, it will immediately notify the Attorney General. Generally, unless it involves a probable failure or an emergency exists requiring expeditious action, a merger transaction may not be consummated until 30 calendar days after the date of the FDIC's approval. However, the FDIC may prescribe a 15-day period, provided the Attorney General concurs with the shorter period.

    The Georgia Department of Banking and Finance also must approve the merger. In its evaluation of the merger, the Georgia Department will take into account considerations similar to those applied by the FDIC.

NASDAQ LISTING

    First Sterling shares are currently listed on the Nasdaq National Market and the shares to be issued to Walton Bank shareholders shall also be listed on the Nasdaq National Market.

WAIVER, AMENDMENT, AND TERMINATION

    We may agree to amend the merger agreement. However, after approval of the merger agreement by Walton Bank shareholders, we cannot make any amendment that modifies the exchange ratio specifying the conversion of Walton Bank shares into First Sterling shares. One party may waive any breach of the merger agreement by the other party, or the failure of the other party to meet any conditions or terms of the merger agreement.

    The merger agreement may be terminated and the merger abandoned at any time prior to the effective date, even though we have received the approval of Walton Bank shareholders:

    - by our mutual consent;

    - by either one of us if, without the fault of the terminating party, the closing of the merger does not occur on or before March 31, 2001;

    - by either of us if regulatory approval is denied; or

    - by either of us if: (i) the other party materially breaches its representations, warranties or covenants under the merger agreement and the breach is not corrected for 30 days after notice; (ii) an event or circumstance arises as a result of which the other party will be unable to satisfy certain conditions of the merger agreement; or (iii) if, at the closing of the merger, any condition to the obligations of such party is not met.

    If the merger is terminated as described above, the merger agreement will have no effect, except for certain provisions of the merger agreement, including those relating to the obligations to maintain the confidentiality of certain information, and to return all documents obtained from the other party under the merger agreement. In the event of a termination, First Sterling and Walton Bank will each be responsible for its costs, expenses and fees which have been incurred in attempting to accomplish the transactions contemplated in the merger agreement, including the expenses associated with its own fairness opinion, attorneys and consultants.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    After the merger, the First Sterling board of directors and management shall remain unchanged and the Main Street Bank board of directors shall have ten members. The members of the board of directors shall be: Eugene L. Argo, Robert R. Fowler, III, Samuel B. Hay, III, P. Harris Hines, Harry L.
Hudson, Jr., C. Candler Hunt, Edward C. Milligan, Joseph K. Strickland, Jr., Frank B. Turner and Hugh B. Williamson, III. Mr. Williamson shall be elected as a member of the board of directors of Main Street Banks for a minimum period of five years and First Sterling shall vote its shares of common stock in favor of such election. W. Morris Jordan shall be employed as an executive vice president of Main Street Bank and as chief executive officer of the Walton County Banking Region of Main Street Bank (including Loganville, Georgia).

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted. This summary does not take into account possible changes in these laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person.

    In particular, this summary does not address the federal income tax consequences of the merger to Walton Bank shareholders in light of their particular circumstances or status. For example, this summary does not address the federal income taxation of the merger to Walton Bank shareholders who are foreign persons, tax-exempt entities, dealers in securities, insurance companies or corporations, among others. Nor does this summary address any consequences of the merger under any state, local or foreign laws, or the tax treatment of shares of Walton Bank or options or other rights to purchase shares of Walton Bank stock that are or have been received as compensation. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

    In connection with the filing of the registration statement of which this document is a part, Miller & Martin LLP delivered a tax opinion to First Sterling and Walton Bank. The following discussion summarizes the material income tax consequences of the merger to the shareholders of Walton Bank which were described in that opinion. This discussion is qualified in its entirety by reference to the tax opinion, which is included as an exhibit to the registration statement. In connection with the tax opinion, Miller & Martin LLP has relied upon factual assumptions which are customary in similar tax opinions and representations made by First Sterling and Walton Bank in the merger agreement.

    Cash that a dissenting Walton Bank shareholder receives will be treated as having been received as a distribution in redemption of such shareholder's Walton Bank stock. A dissenting shareholder will realize and recognize gain or loss in an amount equal to the difference between the amount of cash received and the adjusted tax basis of the Walton Bank stock surrendered. Such gain or loss will be capital gain or loss if the dissenting shareholder held the Walton Bank stock as a capital asset at the effective time of the merger and will be long-term capital gain or loss if such shares of Walton Bank common stock have been held for more than 12 months as of the effective time of the merger. WALTON BANK SHAREHOLDERS ELECTING TO EXERCISE DISSENTERS' RIGHTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR TAX TREATMENT FOR THEIR PARTICULAR CIRCUMSTANCES.

    The payment of cash to holders of Walton Bank stock in lieu of fractional share interests of First Sterling's common stock will be treated as if the fractional shares were issued as part of the exchange pursuant to the merger and then were redeemed by First Sterling. These cash payments will be treated as having been received as distributions in full payment in exchange for the First Sterling common stock redeemed. A Walton Bank shareholder who receives such cash will recognize gain or loss equal to the difference between the amount of cash and the tax basis allocated to the fractional share interest exchanged therefor. Such gain or loss will be capital gain or loss if such stockholder's Walton Bank stock is held as a capital asset at the effective time of the merger and will be long-term capital gain or loss if such shares of Walton Bank stock have been held for more than 12 months as of the effective time of the merger.

    The aggregate tax basis of the First Sterling stock that Walton Bank shareholders receive pursuant to the merger will be the same tax basis as their shares of Walton Bank stock being exchanged, decreased by any portion of the tax basis allocated to fractional shares of First Sterling stock that First Sterling treats as redeemed.

    The holding period of the shares of First Sterling stock that Walton Bank shareholders receive will include the holding period of the shares of Walton Bank stock being exchanged, provided that the Walton Bank stock is held as a capital asset on the date of the consummation of the merger.

    Based upon the merger agreement, the factual assumptions and representations made by First Sterling and Walton Bank, Miller & Martin LLP is of the opinion that:

    - The merger will be a tax-free reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code;

    - The shareholders of Walton Bank will recognize no gain or loss upon the exchange of their Walton Bank stock solely for shares of First Sterling stock plus cash in lieu of fractional shares, except for the recognition of gain as a result of the receipt by the Walton Bank shareholders of cash in lieu of fractional shares; and

    - Neither First Sterling nor Walton Bank will recognize any income, gain or loss as a consequence of the merger.

ACCOUNTING TREATMENT

    It is anticipated that the merger will be accounted for as a pooling-of-interests transaction under accounting principles generally accepted in the United States. Under this accounting method, Walton Bank shareholders will be deemed to have combined their existing voting common stock interest with that of holders of First Sterling stock by exchanging their shares for shares of First Sterling common stock. Accordingly, the book value of the assets, liabilities and shareholders' equity of Walton Bank as reported on its balance sheet will carry over to First Sterling's consolidated balance sheet, and no goodwill will be created. First Sterling will be able to include in its consolidated income the income of Walton Bank for the entire fiscal year in which the merger occurs. The unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the pooling-of-interests method of accounting. If the merger does not qualify for pooling-of-interests accounting treatment, we may terminate the transaction.

EXPENSES AND FEES

    First Sterling and Walton Bank shall each be responsible for its costs, expenses and fees which have been incurred in attempting to accomplish the merger, including, the expenses associated with its own fairness opinion, attorneys and consultants.

STATUTORY PROVISIONS FOR DISSENTING SHAREHOLDERS

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE DESCRIPTION OF THE LAW RELATING TO DISSENTERS' RIGHTS AVAILABLE UNDER GEORGIA LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 7-1-537 OF THE GEORGIA FINANCIAL INSTITUTIONS CODE AND ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE. THESE STATUTORY PROVISIONS ARE REPRINTED IN THEIR ENTIRETY AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. IF YOU DESIRE TO EXERCISE DISSENTERS' RIGHTS, YOU SHOULD REVIEW CAREFULLY THESE STATUTORY PROVISIONS AND ARE URGED TO CONSULT A LEGAL ADVISOR BEFORE ELECTING OR ATTEMPTING TO EXERCISE THESE RIGHTS.

    Any holder of record of Walton Bank who objects to the merger, and who fully complies with all of the provisions of Article 13 of the Georgia Business Corporation Code (but not otherwise) shall be entitled to demand and receive payment for all (but not less than all) of such shareholder's shares of Walton Bank stock if the proposed merger is consummated.

    A shareholder of Walton Bank who objects to the merger and desires to receive payment of the "fair value" of his or her Walton Bank stock:

        (a) Must file a written objection to the merger with Walton Bank either prior to the meeting or at the Walton Bank meeting but before the vote is taken, and the written objection must contain a statement that the shareholder intends to demand payment for his or her shares if the merger is approved; AND

        (b) Must not vote such shareholder's shares in favor of the merger agreement; AND

        (c) Must timely demand payment and deposit such shareholder's certificate(s) in accordance with the terms of the dissenters' notice sent to the dissenting shareholder by Walton Bank following approval of the merger.

    A VOTE AGAINST THE MERGER ALONE WILL NOT CONSTITUTE THE SEPARATE WRITTEN NOTICE AND DEMAND FOR PAYMENT REFERRED TO IN (A) AND (C) ABOVE. DISSENTING SHAREHOLDERS MUST SEPARATELY COMPLY WITH ALL THREE CONDITIONS.

    Any notice required to be given to Walton Bank must be forwarded to Walton Bank, & Trust Co., 1302 West Spring Street, Monroe, Georgia 30655-1759,
Attention: Corporate Secretary.

    If the merger is approved, Walton Bank will mail, no later than ten days after the approval, by certified mail to each shareholder who has complied with conditions (a) and (b) above, written notice of such approval, addressed to the shareholder at such address as the shareholder has furnished Walton Bank in writing, or, if none, at the shareholder's address as it appears on the records of Walton Bank. Walton Bank will set a date by which it must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is delivered. The shareholder must make the written election to dissent and demand for payment described in condition (c) above by the payment demand date as set by Walton Bank.

    If all conditions in (a), (b) and (c) above are satisfied in full, Walton Bank is required to make a written offer within ten days of receiving the payment demand, or within ten days after the consummation of the merger, whichever is later, to each dissenting shareholder to purchase all of such shareholder's shares of Walton Bank stock at a specific price. If Walton Bank and any dissenting shareholder are unable to agree on the fair value of the shares within 60 days, Walton Bank will commence a proceeding in superior court of the county where its main office is located, to determine the rights of the dissenting shareholders and the fair value of his or her shares. If Walton Bank does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. In the event of a court proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess these costs against Walton Bank, except that the court may assess these costs against all or some of the dissenters, in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters' provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable:
(i) against Walton Bank and in favor of any or all dissenters if the court finds Walton Bank did not substantially comply with the dissenters' provisions; or
(ii) against Walton Bank or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters' provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against Walton Bank, the court may award these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

    One of the conditions to the merger is that the aggregate number of shares of Walton Bank stock dissenting to the merger shall not exceed an amount which would cause the transaction not to be accounted for as a pooling-of-interests. If this condition is not satisfied, the parties to the merger agreement will not be required to consummate the merger, in which event the dissenters' rights described in this section would also terminate.

    Upon compliance with the statutory procedures, dissenting shareholders will not have any rights as shareholders of Walton Bank or of First Sterling, including, among other things, the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

    Walton Bank's shareholders should note that cash paid to dissenting shareholders in satisfaction of the fair value of their shares will be recognized as gain or loss for federal income tax purposes.

    FAILURE BY A WALTON BANK SHAREHOLDER TO FOLLOW THE STEPS REQUIRED BY THE GEORGIA FINANCIAL INSTITUTIONS CODE AND THE GEORGIA BUSINESS CORPORATION CODE FOR EXERCISING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS AND THE REQUIREMENT THAT THEY BE STRICTLY COMPLIED WITH, IF YOU HOLD WALTON BANK COMMON STOCK AND ARE CONSIDERING DISSENTING FROM THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND EXERCISING YOUR DISSENTERS' RIGHTS UNDER THE CODES, YOU SHOULD CONSULT YOUR LEGAL ADVISORS.

RESTRICTIONS ON RESALES BY AFFILIATES

    The shares of First Sterling common stock to be issued in the merger will be freely transferable under the Securities Act of 1933. However, this will not be the case for shares issued to any shareholder who may be deemed to be an "affiliate" of Walton Bank for purposes of Rule 145 under the Securities Act as of the date of the shareholders' meeting. Affiliates may resell their First Sterling stock (i) only in transactions registered under the Securities Act of 1933 or permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted by the Securities Act and (ii) following the satisfaction of the requirements of the Securities and Exchange Commission's Accounting Series Release Nos. 130 and 135 relating to publication of financial results covering at least 30 days of post-merger combined operations of First Sterling and Walton Bank. These rules also apply to First Sterling stock owned by affiliates of First Sterling. Affiliates generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with First Sterling or Walton Bank and include directors, certain executive officers and principal shareholders. The restrictions on resales by an affiliate extend also to certain related parties of the affiliate, including spouses, relatives and spouse's relatives who in each case have the same home as the affiliate.

    The merger agreement requires Walton Bank to use all reasonable efforts to cause each of its affiliates to deliver a written agreement to the effect generally that the affiliate will not offer or otherwise dispose of any shares of First Sterling stock owned by the affiliate, except in compliance with
(i) the Securities Act and the rules and regulations issued under the Securities Act and (ii) the requirements of the accounting releases described above.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

GENERAL

    Some of Walton Bank's employees and directors may be deemed to have interests in the merger in addition to their interests as shareholders generally. These interests include, among others, the election of Hugh B. Williamson, III, Chairman of the board of directors of Walton Bank, to the board of directors of Main Street Bank, an employment agreement with W. Morris Jordan, President and Chief Executive Officer of Walton Bank, proposed employee benefits for those who become employees of a First Sterling subsidiary after the merger and insurance coverage. In addition, First Sterling and Mr. Williamson have entered into a separate agreement under which First Sterling has agreed to purchase two insurance agencies owned by Mr. Williamson. Brown Burke Capital Partners, L.L.C., the financial advisor to Walton Bank, provided financial advisory services to Mr. Williamson in these insurance transactions and also provided financial advisory services to First Sterling during the last
12 months.

ACQUISITION OF WILLIAMSON INSURANCE AGENCIES

    First Sterling has entered into a separate agreement for the acquisition of two insurance agencies, the Williamson Insurance Agency, Inc. and the Williamson & Musselwhite Insurance Agency, Inc., of which Mr. Williamson holds approximately an 82% ownership interest. Under the agreement, the owners of the insurance agencies will receive a total of 379,565 shares of First Sterling common stock in exchange for their shares of the insurance agencies, of which Mr. Williamson will receive 311,445 shares. First Sterling's proposed acquisition of the insurance agencies is not contingent upon completion of the merger. First Sterling is expected to complete the acquisition of the insurance agencies late in the fourth quarter of 2000.

    At the time of First Sterling's acquisition of the insurance agencies, First Sterling will enter into an employment agreement with Mr. Williamson.
Mr. Williamson will be employed as Chief Executive Officer of the Insurance Division of First Sterling. His term of employment will be for a period of two years and on the second anniversary, and on each anniversary thereafter, the term will be extended for an additional one-year period. Either party, by providing written notice, may cause the term of employment to cease to extend automatically.

    Mr. Williamson's initial base salary will be $156,000, subject to annual increases of at least 3% for cost of living adjustments, and such other increases as may be approved by senior management in its sole discretion.
Mr. Williamson will also be eligible for performance bonuses based on the performance of the Insurance Division of First Sterling. As bonus compensation for the calendar years 2001 through 2005, Mr. Williamson will be entitled to participate in a performance bonus pool established for the employees of the Insurance Division. The performance bonus pool shall include 75% of the amount by which the pre-tax earnings of the Insurance Division exceed a specified target amount ($672,000 in 2001, increasing by 12% each year through 2005) until the amount in the pool equals $750,000, after which 50% of such pre-tax earnings shall be contributed to the pool. Mr. Williamson, as Chief Executive Officer of the Insurance Division, and Billy D. Musselwhite, as President of the Insurance Division, shall have sole discretion to allocate the performance bonus pool among the employees of the Insurance Division.

    In the event Mr. Williamson's employment is terminated other than for cause, Mr. Williamson will be entitled to receive in a lump sum cash payment the following amounts:

    - the sum of: (i) his base salary through the date of termination to the extent not theretofore paid; (ii) the product of (x) his target annual bonus for the year in which the termination occurred and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365;
      (iii) any accrued vacation pay to the extent not theretofore paid; and
      (iv) unless Mr. Williamson has elected a different payout in a prior deferral election, any compensation previously deferred; and

    - the amount equal to one half times the sum of (i) his base salary in effect as of the date of termination, and (ii) the target annual bonus, provided that if the date of termination occurs within two years after a change in control of First Sterling, the severance payment will be equal to one times the amounts described in clauses (i) and (ii) above.

    In addition, upon a termination other than for cause Mr. Williamson will continue to be covered under certain employee benefit plans for a period of six months, or one year if termination occurs within two years of a change in control of First Sterling, and all of his stock options and other incentive awards will become immediately exercisable. The employment agreement also generally restricts Mr. Williamson from (i) disclosing First Sterling or its affiliates trade secrets, (ii) from competing with First Sterling or its affiliates within a 25-mile radius of any of First Sterling's offices as of the date of employment for a period two years following termination of employment, and (iii) from soliciting any First Sterling customer with whom he had material contact during the 12-month period immediately preceding the termination of his employment.

ELECTION OF HUGH B. WILLIAMSON, III TO BOARD OF DIRECTORS

    Upon consummation of the merger, Hugh B. Williamson, III shall be elected to the board of directors of Main Street Bank. The merger agreement provides that First Sterling will vote its shares of common stock in favor of Mr. Williamson as a director of Main Street Bank for a period of five years.

EMPLOYMENT AGREEMENT OF W. MORRIS JORDAN

    Upon consummation of the merger, First Sterling and Main Street Bank will enter into an employment agreement with W. Morris Jordan. Mr. Jordan will be employed as an executive vice president of Main Street Bank and as chief executive officer of the Walton County Banking Region of Main Street Bank (including Loganville, Georgia). His term of employment will be for a period of two years and, on the second anniversary, and on each anniversary thereafter, the term will be extended for an additional one-year period. Either party, by providing 90 days advance written notice to the other, may cause the term of employment to cease to extend automatically. Once either party provides such notice, the employment relationship will terminate when the current term, including any prior extensions, ends.

    Mr. Jordan's initial annual base salary will be $134,000, subject to annual increases of 3% for cost of living adjustments, and such other increases as may be approved by senior management in its sole discretion. Mr. Jordan will be eligible for an annual bonus based on performance criteria established from year to year by senior management of the company. However, his annual bonus for the year 2001 shall be a minimum of 25% of his base salary. If First Sterling terminates Mr. Jordan's employment other than for cause or Mr. Jordan terminates for good reason within a period of 90 days after the occurrence of the event giving rise to good reason, then and, with respect to the payments and benefits described in clauses (a)(ii) and (b) below, only if Mr. Jordan executes a release:

    (a) First Sterling shall pay to Mr. Jordan a lump sum cash payment of the following amounts:

        (i) the sum of: (i) Mr. Jordan's base salary through the date of termination to the extent not theretofore paid; (ii) the product of
            (x) Mr. Jordan's target annual bonus, if any, for the year in which the date of termination occurred and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365;
            (iii) any accrued vacation pay to the extent not theretofore paid; and (iv) unless Mr. Jordan has elected a different payout date in a prior deferral election, any compensation previously deferred by Mr. Jordan to the extent not theretofore paid; and

        (ii) the sum of (i) Mr. Jordan's base salary in effect as of the date of termination, and (ii) Mr. Jordan's target annual bonus, if any, for the year in which the date of termination occurred; and

    (b) for one year after the date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, First Sterling shall continue benefits to Mr. Jordan or his family at least equal to those which would have been provided to them in accordance with the welfare plans of First Sterling if Mr. Jordan's employment had not been terminated, provided, however, that if Mr. Jordan becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

    (c) all of Mr. Jordan's outstanding stock options and other incentive awards from First Sterling in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Mr. Jordan's outstanding awards of restricted stock shall lapse; and

    (d) to the extent not theretofore paid or provided, First Sterling shall timely pay or provide to Mr. Jordan any other amounts or benefits required to be paid or provided or which Mr. Jordan is eligible to receive under any plan, program, policy or practice under contract or agreement of First Sterling.

    The employment agreement also contains restrictions on the ability of Mr. Jordan to compete with First Sterling for a period of one year following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of First Sterling's confidential information and trade secrets. In addition, he is restricted in his ability to solicit First Sterling customers with whom he had material contact during the 12-month period immediately preceding the termination of his employment.

EMPLOYEE BENEFITS

    The merger agreement generally provides that First Sterling will allow Walton Bank employees who remain employees after the effective time of the merger to participate in employee benefit plans and policies that are at least as favorable as those provided to employees of First Sterling in comparable positions. Furthermore, First Sterling will waive any preexisting condition exclusion under any employee health plan to the extent the condition was covered under the relevant Walton Bank benefit plan on the date which immediately precedes the effective time of the merger. For purposes of calculating an employee's accrual of sick time, vacation time, eligibility for and vesting under any First Sterling employee benefit plans, service with Walton Bank prior to the effective time of the merger will be treated as service with First Sterling.

    After the merger, First Sterling shall cause to be made available for four Walton Bank employees sufficient funds to pay each such person a bonus of up to 20% of his or her base salary for the calendar year 2000 during 2001. The amount of any such bonus shall be determined in the sole discretion of Mr. Jordan and shall be payable on the date which is 12 months following the closing of the merger except for Nedra Jackson's bonus which shall be paid by First Sterling within 10 days after the merger and shall not exceed $15,000. Bonuses for the other Walton Bank key employees during 2001 shall be determined by the mutual agreement of Mr. Jordan and Joseph K. Strickland, Jr. of Main Street Bank.

INSURANCE

    First Sterling has agreed to use its reasonable efforts to maintain Walton Bank's directors' and officers' liability insurance policy, or a policy providing at least comparable coverage, covering persons who are currently covered by such insurance for a period of six years after the effective time of the merger.

SHARES OWNED BY MANAGEMENT AND THE BOARD

    As of the record date, the directors and executive officers of Walton Bank beneficially own approximately 214,117 shares or 47.6% of Walton Bank stock.

                           SUPERVISION AND REGULATION

    The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information relevant to First Sterling and Walton Bank. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of First Sterling.

GENERAL

    First Sterling is a bank holding company registered with the Federal Reserve and the Georgia Department of Banking and Finance under the Bank Holding Company Act and the Georgia Bank Holding Company Act, respectively. Effective
November 17, 2000, pursuant to a previously filed election with the Federal Reserve, First Sterling became a financial holding company under the provisions of the Gramm-Leach-Bliley Act which amended the Bank Holding Company Act and expands the activities in which First Sterling may engage.

    First Sterling is subject to the supervision, examination and reporting requirements of these acts and the regulations of the Federal Reserve and the Georgia Department of Banking and Finance issued under these acts. First Sterling's subsidiary banks and Walton Bank are Georgia chartered commercial banks. Each of the banks is an FDIC member whose deposits are insured to the full extent permitted by law. As a result, the banks are subject to the supervision, examination and reporting requirements of the Georgia Department of Banking and Finance and the FDIC.

    The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

    - it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% percent of the voting shares of the bank;

    - it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or

    - it may merge or consolidate with any other bank holding company.

    The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or that would substantially lessen competition in the banking business, unless the public interest in meeting the needs of the communities to be served outweighs the anti-competitive effects. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the performance under the Community Reinvestment Act of 1977 ("CRA"), both of which are discussed in more detail below.

    The Bank Holding Company Act generally prohibits a bank holding company from engaging in activities other than:

    - banking;

    - managing or controlling banks or other permissible subsidiaries; and

    - acquiring or retaining direct or indirect control of any company engaged in any activities other than activities closely related to banking or managing or controlling banks.

However, the activities permissible to bank holding companies and their affiliates were substantially expanded by the Gramm-Leach-Bliley Act, which the President signed on November 12, 1999. Gramm-Leach-Bliley repeals the anti-affiliation provisions of the Glass-Steagall Act to permit the common ownership of commercial banks, investment banks and insurance companies. The Bank Holding Company Act was amended to permit a financial holding company to engage in any activity and acquire and retain any company that the Federal Reserve determines to be:

    - financial in nature or incidental to such financial activity; or

    - complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

The Federal Reserve must consult with the Secretary of the Treasury in determining whether an activity is financial in nature or incidental to a financial activity. Holding companies may continue to own companies conducting activities which had been approved by Federal Reserve order or regulation on the day before Gramm-Leach-Bliley was enacted.

    In determining whether a particular activity is financial in nature or incidental or complementary to a financial activity, the Federal Reserve must consider (i) the purpose of the Bank Holding Company and Gramm-Leach-Bliley Acts, (ii) changes or reasonable expected changes in the marketplace in which financial holding companies compete and in the technology for delivering financial services, and (iii) whether the activity is necessary or appropriate to allow financial holding companies to effectively compete with other financial service providers and to efficiently deliver information and services. The Gramm-Leach-Bliley Act expressly lists the following activities as financial in nature:

    - Lending, trust and other banking activities;

    - Insuring, guaranteeing, or indemnifying against loss or harm, or providing and issuing annuities, and acting as principal, agent, or broker for these purposes, in any state;

    - Providing financial, investment, or advisory services;

    - Issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

    - Underwriting, dealing in or making a market in securities;

    - Other activities that the Federal Reserve may determine to be so closely related to banking or managing or controlling banks as to be a proper incident to managing or controlling banks;

    - Foreign activities permitted outside of the United States if the Federal Reserve has determined them to be usual in connection with banking operations abroad;

    - Merchant banking through securities or insurance affiliates; and

    - Insurance company portfolio investments.

    In qualifying to become a financial holding company, First Sterling's depository institution subsidiaries were required to be well capitalized and well managed and must have had a Community Reinvestment Act rating of at least "satisfactory." Additionally, First Sterling was required to file an election with the Federal Reserve to become a financial holding company. As a result of becoming a financial holding company First Sterling may acquire the Williamson Insurance Agency, Inc. and the Williamson & Musselwhite Insurance Agency, Inc.

    The Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or control of any subsidiary when the continuation of the activity or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

    All of First Sterling's subsidiary banks and Walton Bank are members of the FDIC. Consequently, the FDIC insures their deposits to the maximum extent provided by law. The banks are also subject to numerous state and federal statutes and regulations that affect their business, activities and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

    Since First Sterling is acquiring Walton Bank by merging it into Main Street Bank, both of which are regulated by the FDIC, the FDIC is the primary federal regulatory agency which will approve the merger. Keeping in mind its broad goal to foster and maintain a safe, efficient, and competitive banking system that meets the needs of the communities served, the FDIC will evaluate the pending merger using three specific standards: competitive factors, prudential factors, and convenience and needs factors.

    In deciding the competitive effects of the proposed merger, the FDIC will consider the extent of existing competition between and among Main Street Bank and Walton Bank, other depository institutions, and other providers of similar or equivalent services in the relevant products market(s) within the relevant geographic markets. In its analysis of the competitive effects of the proposed merger, the FDIC will focus particularly on the type and extent of competition that exists and that will be eliminated, reduced, or enhanced by the merger. The FDIC will also consider the competitive impact of providers located outside the relevant geographic market(s) where it is shown that such providers individually or collectively influence materially the nature, pricing, or quality of services offered by the providers currently operating within the geographic market(s). If the FDIC determines that the market shares of Main Street Bank and Walton Bank are not clearly insignificant, it will also consider the degree of concentration within the relevant geographic markets.

    Turning to the prudential factors, the FDIC normally will not approve a proposed merger where the resulting institution would fail to meet existing capital standards, continue with weak or unsatisfactory management, or whose earnings prospects, both in terms of quantity and quality, are weak, suspect, or doubtful. In assessing capital adequacy and earnings prospects, particular attention will be paid to the adequacy of the allowance for loan and lease losses. In evaluating management, the FDIC will rely to a great extent on the supervisory histories of Main Street Bank and Walton Bank and of the executive officers and directors that are proposed for the resultant institution. In addition, the FDIC may review the adequacy of management's disclosure to shareholders of the material aspects of the merger to ensure that management has properly fulfilled its fiduciary duties.

    Finally, in assessing the convenience and needs of the communities to be served, the FDIC will consider such elements as the extent to which the merger is likely to benefit the general public through higher lending limits, new or expanded services, reduced prices, increased convenience in utilizing the services and facilities of the resulting institution, or other means. The FDIC, as required by the CRA, will also note and consider the CRA performance evaluation record of Main Street Bank and Walton Bank. An unsatisfactory record may form the basis for denial or conditional approval of the application.

    While there cannot be any guarantee that the FDIC will approve the merger application, First Sterling is not aware of any condition or circumstance which might cause the FDIC to reject the application.

    The First Sterling subsidiary banks and Walton Bank are subject to regulation, supervision, and examination by the FDIC and the Georgia Department of Banking and Finance. The FDIC and the Georgia Department of Banking and Finance regularly examine the operations of our banks and are given the authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions. The FDIC and the Georgia Department of Banking and Finance also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

    First Sterling is a legal entity separate and distinct from its bank subsidiaries. Substantially all of First Sterling's revenues result from amounts paid as dividends to First Sterling by its subsidiary banks. First Sterling's banking subsidiaries are subject to statutory and regulatory limitations on the payment of dividends to First Sterling. First Sterling is also subject to statutory and regulatory limitations on dividend payments to its shareholders.

    If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the institution cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "--Prompt corrective action" at page 40.

    The Georgia Financial Institutions Code and the Georgia Banking Department's regulations provide:

    - that dividends of cash or property may be paid only out of the bank's retained earnings;

    - that dividends may not be paid if the banks' paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the bank's capital stock; and

    - that dividends may not be paid without prior approval of the Georgia Banking Department if:

       - the bank's total classified assets at its most recent examination exceed 80% of its equity capital;

       - the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year; or

       - the ratio of equity capital to total adjusted assets is less than 6%.

    Applying these dividend restrictions, and without prior approval of the Georgia Banking Department, as of September 30, 2000, Eastside, Westside, Main Street and Community could pay aggregate dividends of $5,823,672 to First Sterling and Walton Bank could pay dividends of approximately $430,197 to its shareholders. Through September 30, 2000, Eastside, Westside, Main Street and Community paid $3,211,259 in cash dividends to First Sterling and Walton Bank paid $225,000 to its shareholders.

    The payment of dividends by First Sterling and its subsidiaries may also be affected or limited by other factors, such as a requirement by a regulatory agency to maintain adequate capital above regulatory guidelines.

FINANCIAL RELATIONSHIP BETWEEN FIRST STERLING AND ITS SUBSIDIARIES

    There are also various legal restrictions on the extent to which First Sterling can borrow or otherwise obtain credit from its banking subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited to ten percent of any banking subsidiary's capital stock and surplus.

    Under Federal Reserve policy, First Sterling is expected to act as a source of financial strength to its banking subsidiaries and to commit resources to support each banking subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC--as a result of default of a banking subsidiary of First Sterling--the other banking subsidiaries may be assessed for the FDIC's loss.

    Any capital loans by a bank holding company to a subsidiary bank are usually subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

CAPITAL ADEQUACY

    First Sterling is required to comply with the capital adequacy standards established by the Federal Reserve. Its subsidiary banks are required to comply with the capital adequacy standards established by the FDIC. The Federal Reserve has promulgated two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

    The risk-based capital standards are designed to:

    - make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies;

    - account for off-balance-sheet exposure; and

    - minimize disincentives for holding liquid assets.

Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

    The minimum guideline for the ratio of total capital to risk-weighted assets is 8% percent and for Tier 1 capital, which is common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets, is 4% percent. The remainder may consist of Tier 2 capital, which is certain subordinated debt, other preferred stock and a limited amount of loan loss reserves. At September 30, 2000, First Sterling's total risk-based capital ratio and its Tier 1 risk-based capital ratio were 11.37% and 11.12% respectively. On a pro forma combined basis such ratios of First Sterling and Walton Bank at September 30, 2000, would have been 12.68% and 11.43% respectively.

    In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet specified criteria. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 1% to 2%. First Sterling's ratio at September 30, 2000 was 8.73%. On a pro forma combined basis such ratio of First Sterling and Walton Bank at September 30, 2000, would have been 8.90%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 capital leverage ratio" and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised First Sterling to maintain any specific leverage ratio or tangible Tier 1 leverage ratio in excess of the minimum requirement applicable to it.

    First Sterling's subsidiary banks and Walton Bank are subject to risk-based and leverage capital requirements adopted by the FDIC which are substantially similar to those adopted by the Federal Reserve for bank holding companies. First Sterling's subsidiary banks and Walton Bank were in compliance with applicable minimum capital requirements as of September 30, 2000, which are Tier 1 Capital 4%, Total Capital 8% and leverage ratio of 4%. The following chart shows relevant regulatory ratios for each bank as of September 30, 2000:

                                               TIER 1    TOTAL CAPITAL   LEVERAGE RATIO
                                              --------   -------------   --------------
Eastside....................................   10.43%        11.57%           9.04%

Westside....................................   11.27%        12.31%           9.01%

Community...................................    9.74%        10.83%           8.21%

Main Street Bank............................   10.81%        12.07%           8.42%

Walton Bank.................................   16.94%        18.18%          11.56%

    Neither First Sterling or its bank subsidiaries nor Walton Bank have been advised by any federal banking agency to maintain any specific capital ratio in excess of the minimum requirement applicable to it.

    Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on taking brokered deposits, and certain other restrictions on its business. As described below, the FDIC can impose substantial additional restrictions upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt corrective action" at page 40.

PROMPT CORRECTIVE ACTION

    The Federal Deposit Insurance Act, among other things, requires the federal regulatory agencies to take "prompt corrective action" if a depository institution does not meet minimum capital requirements. The Act establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized." A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

    The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, Tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be:

    - "well capitalized" if it has a Total capital ratio of 10% or greater, a Tier 1 capital ratio of 6% or greater and a leverage ratio of 5% or greater and is not subject to any order or written directive by the appropriate regulatory authority to meet and maintain a specific capital level for any capital measure;

    - "adequately capitalized" if it has a Total capital ratio of 8% or greater, a Tier 1 capital ratio of 4% or greater and a leverage ratio of 4% or greater (3% in certain circumstances) and is not "well capitalized";


    - "undercapitalized" if it has a Total capital ratio of less than 8%, a Tier 1 capital ratio of less than 4% or a leverage ratio of less than 4% (3% in certain circumstances);

    - "significantly undercapitalized" if it has a Total capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and

    - "critically undercapitalized" if its tangible equity is equal to or less than 2% of average quarterly tangible assets.

An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of September 30, 2000, First Sterling, Westside, Eastside, Community, Main Street Bank and Walton Bank each had capital levels that qualify each as being "well capitalized."

    The Federal Deposit Insurance Act generally prohibits a FDIC-insured bank from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the bank would thereafter be "undercapitalized." "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. The federal regulators may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the bank's capital. In addition, for a capital restoration plan to be acceptable, the bank's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the bank's total assets at the time it became "undercapitalized"; and
(ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized."

    "Significantly undercapitalized" insured banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized," requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.

COMMUNITY REINVESTMENT ACT

    The CRA requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. An institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

    CRA regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution's CRA performance and to review the institution's CRA public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The CRA requires public disclosure of a financial institution's written CRA evaluations. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution's community reinvestment record.

    The recently enacted Gramm-Leach-Bliley Act makes various changes to the CRA. Among other changes, CRA agreements with private parties must be disclosed and annual CRA reports must be made to a bank's primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under this Act may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" CRA rating in its latest CRA examination.

PRIVACY

    Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties which market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

LEGISLATIVE AND REGULATORY CHANGES

    On November 12, 1999, the President signed the Gramm-Leach-Bliley Act into law. This Act allows bank holding companies that are well managed and well capitalized and whose depositor subsidiaries have satisfactory or better CRA ratings to engage in a substantially broader range of nonbanking activities than were previously permissible, including insurance underwriting and securities activities.

FISCAL AND MONETARY POLICY

    Banking is a business that depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of First Sterling will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve, and the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on First Sterling cannot be predicted.

    Current and future legislation and the policies established by federal and state regulatory authorities will affect First Sterling's future operations. Banking legislation and regulations may limit its growth and the return to our investors by restricting certain of our activities.

    In addition, capital requirements could be changed and have the effect of restricting our activities or requiring additional capital to be maintained. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on First Sterling's business.

                        INFORMATION ABOUT FIRST STERLING

    Financial and other information relating to First Sterling, including information relating to First Sterling's current directors and executive officers, are set forth in First Sterling's 1999 Annual Report on Form 10-KSB, First Sterling's prospectus and proxy statement on Form S-4 filed on March 31, 2000, First Sterling's 2000 Quarterly Reports on Form 10-Q and First Sterling's 2000 Current Reports on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from First Sterling as indicated under "Where you can get more information" at page 76. See "Incorporation of certain documents by reference" at page 76.

    First Sterling is a four-bank holding company that engages through its subsidiaries, the Westside Bank & Trust Company, Eastside Bank & Trust Company, Community Bank of Georgia and Main Street Bank, in providing full banking services to customers of the subsidiary banks. First Sterling is engaged in a full range of traditional banking, mortgage banking, investment and insurance services to individual and corporate customers through its 21 banking locations. Prior to consummation of the merger, First Sterling will merge Westside, Eastside and Community Bank into Main Street Bank and continue all banking operations through the single subsidiary, Main Street Bank.

                         INFORMATION ABOUT WALTON BANK

GENERAL

    Walton Bank commenced operations in 1988 as an independent, locally owned commercial bank which conducts business in Monroe, Georgia, with deposits insured by the FDIC. In June, 1990, Walton Bank opened an additional branch office in Walnut Grove, Georgia. Walton Bank operates as a locally-owned bank that targets the banking needs of individuals and small to medium sized businesses in the Walton County area by emphasizing personal service.

    Walton Bank offers a full range of deposit and lending services and is a member of an electronic banking network, which enables its customers to use the automated teller machines of other financial institutions. In addition, Walton Bank offers commercial and business credit services, as well as various consumer credit services, including home mortgage loans, automobile loans, lines of credit, home equity loans, home improvement loans and credit card accounts. Walton Bank had approximately $60.4 million in assets as of September 30, 2000.

MARKET AREA AND COMPETITION

    The primary service area of Walton Bank is Walton County, Georgia which is approximately 40 miles east of Atlanta, Georgia. Walton Bank encounters competition in its primary service area and in surrounding areas from five other commercial banks. These competitors offer a full range of banking services and vigorously compete for all types of services, especially deposits.

    The following table illustrates the June 30, 1999 deposit base and market share of the financial institutions located in Walton County as reported by the FDIC.

FINANCIAL INSTITUTIONS                                        $           %
----------------------                                    ---------   ---------
                                                          (DOLLARS IN MILLIONS)
The National Bank of Walton County......................    136.3       30.8
Wachovia Bank, N.A......................................    115.8       26.1
The Community Bank......................................     76.9       17.4
Georgia Central Bank....................................     48.5       10.9
Walton Bank.............................................     43.8        9.9
Athens First Bank and Trust.............................     21.9        4.9

    While Walton Bank experiences competition from financial institutions headquartered in Walton County, some competition also comes from banks outside of Walton County seeking to make loans in Walton Bank's primary service area. In addition, in certain aspects of its banking business, Walton Bank also competes with credit unions, small loan companies, consumer finance companies, brokerage houses, insurance companies, money market funds, and other financial institutions which have recently entered the traditional banking markets.

    The extent to which other types of financial institutions compete with commercial banks has increased significantly within the past few years as a result of federal and state legislation which has, in several respects, deregulated financial institutions. See "Supervision and Regulation." The full impact of this legislation and subsequent laws that will continue to deregulate the financial services industry even further cannot be fully assessed or predicted.

DEPOSITS

    Walton Bank offers a wide range of commercial and consumer interest bearing and non-interest bearing deposit accounts, including checking accounts, money market accounts, negotiable order of withdrawal ("NOW") accounts, individual retirement accounts, certificates of deposit and regular savings accounts. The sources of deposits are residents, businesses and employees of businesses within Walton Bank's market area, obtained through the personal solicitation of Walton Bank's officers and directors, direct mail solicitation and advertisements published in the local media. Walton Bank pays competitive interest rates on time and savings deposits. In addition, Walton Bank has implemented a service charge fee schedule competitive with other financial institutions in Walton Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

LOAN PORTFOLIO

    Walton Bank engages in a full complement of lending activities, including commercial, consumer/ installment and real estate loans.

    Lending is directed principally towards individuals and businesses whose demands for funds fall within Walton Bank's legal lending limits and which are potential deposit customers of Walton Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Particular emphasis is placed on small and middle market commercial loans and owner occupied commercial and residential real estate loans. Walton Bank has no foreign loans outstanding.

    Walton Bank may originate loans and participate with other banks with respect to loans which exceed Walton Bank's lending limits. Management of Walton Bank does not believe that loan participations necessarily pose any greater risk of loss than loans which Walton Bank originates.

    No material portion of Walton Bank's outstanding loans was concentrated within a single industry or group of related industries, with the exception of residential and commercial mortgage loans. As of September 30, 2000, 81% of Walton Bank's outstanding loans consisted of residential and commercial mortgage loans. There are no material seasonal factors that would have an adverse impact on Walton Bank's outstanding loans. However, because Walton Bank derives a substantial portion of its business from mortgage loans, to the extent that fluctuations and changes occur in the housing industry, Walton Bank's business could fluctuate as well.

    The following is a description of each of the major categories of loans in Walton Bank's loan portfolio:

    COMMERCIAL AND FINANCIAL. These loans are customarily granted to local business customers on a fully collateralized basis to meet local credit needs. The loans can be extended for periods of between one year and five years and are usually structured to fully amortize over the term of the loan or balloon after the third year or fifth year of the loan with an amortization up to ten years. The terms and loan structure are dependent on the collateral and strength of the borrower. The loan to value ratios range from 40% to 80%. The risks of these types of loans depend on the general business conditions of the local economy and the local business borrower's ability to sell its products and services in order to generate sufficient business profits to repay Walton Bank under the agreed upon terms and conditions. The value of the collateral held by Walton Bank as a measure of safety against loss is most volatile in this loan category.

    REAL ESTATE--CONSTRUCTION. These loans are made for the construction of single family residences in Walton Bank's market area. The loans are granted to qualified individuals with down payments of at least 20% of the appraised value or contract price, whichever is less. The interest rates fluctuate at 1% to 3% above Walton Bank's prime interest rate during the six month construction period. Walton Bank charges a fee of 1/2% to 1% in addition to the normal closing costs. These loans generally command higher rates and fees commensurate with the risk warranted in the construction lending field. The risk in construction lending is dependent upon the performance of the builder in building the project to the plans and specifications of the borrower and Walton Bank's ability to administer and control all phases of the construction disbursements. Upon completion of the construction period, the mortgage is converted to a permanent loan and normally sold to an investor in the secondary mortgage market.

    REAL ESTATE--MORTGAGE. Walton Bank's adjustable rate mortgages include lifetime interest rate caps. All such loans are qualified and underwritten to meet FHLMC guidelines and no negative amortized loans are offered. No loans carry a prepayment penalty clause and therefore can be paid out or refinanced at a fixed rate, thus reducing the default risk. These loans are priced according to proper index and margin, and should not lag behind funding costs.

    INSTALLMENT LOANS. These loans are granted to individuals for the purchase of personal goods such as automobiles, recreational vehicles, mobile homes and for the improvement of single family real estate in the form of second mortgages. Walton Bank obtains a lien against the item purchased by the consumer and holds title until the loan is repaid in full. These loans are generally granted for periods ranging between one and five years at fixed rates of interest 1% to 5% above Walton Bank's prime interest rate. The loan to value ratios range from 40% to 80%. Loss or decline of income by the borrower due to layoffs, divorce or unexpected medical expenses represent unplanned occurrences that may represent risk of default to Walton Bank. In the event of default, a shortfall in the value of the collateral may pose a loss to Walton Bank in this loan category.

    Walton Bank also offers home equity loans to qualified borrowers. The interest rate floats at 0% to 4% above the prime interest rate quoted in THE WALL STREET JOURNAL and is capped at 18%. The loan to appraised value cannot exceed 80% and the maturity is limited to ten years. Walton Bank requires a first or second mortgage position and loans are made on principal residences only.

INVESTMENTS

    As of September 30, 2000, loans comprised approximately 70% of Walton Bank's assets, investment securities comprised approximately 23% of Walton Bank's assets, and federal funds sold comprised approximately 1% of Walton Bank's assets. Walton Bank invests primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States and obligations of agencies of the United States. In addition, Walton Bank enters into federal funds transactions with its principal correspondent banks, and primarily acts as a net seller of such funds. The sale of federal funds amounts to a short term loan from Walton Bank to another bank. A national bank's lending and investment limits are separate and distinct requirements.

ASSET/LIABILITY MANAGEMENT

    It is the objective of Walton Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain of the officers of Walton Bank are responsible for monitoring policies and procedures that are designed to ensure an acceptable composition of asset/liability mix, stability, and leverage of all source of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of Walton Bank seeks to invest the largest portion of Walton Bank's assets in commercial, consumer and real estate loans.

    Walton Bank regards certificates of deposits of $100,000 or more as volatile deposits. Since its opening in 1988, Walton Bank has maintained sufficient liquidity to repay these deposits on maturity. While Walton Bank does not generally pursue these types of deposits, at times it is profitable to do so and this option is exercised when deemed prudent by management. This accounts for the volatility in this liability category.

    Securities sold subject to repurchase are only done on an exception basis to maintain account relationships. Although Walton Bank from time to time may enter into repurchase agreements, there currently are no repurchase agreements outstanding. Walton Bank has available three overnight federal funds purchased lines totaling $3 million which may be used to meet liquidity needs. As of September 30, 2000, Walton Bank had no balances outstanding under these lines.

    Walton Bank's asset/liability mix is monitored on a daily basis with a quarterly report reflecting interest sensitive assets and interest sensitive liabilities being prepared and presented to Walton Bank's Board of Directors. The objective of this policy is to control interest sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on Walton Bank's earnings.

CORRESPONDENT BANKING

    Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. Walton Bank is required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

    Walton Bank may sell loan participations to correspondent banks with respect to loans which exceed Walton Bank's lending limit. As of September 30, 2000, $812,688 worth of loans had been sold to other banks.

FACILITIES

    Walton Bank's main office is located at 1302 West Spring Street, Monroe, Georgia. The main office consists of 10,000 square feet, five teller stations, six offices, a vault, a night depository, three drive-in windows and a board/conference room. Walton Bank's branch office is located at 2470 Highway 81 North, Walnut Grove, Georgia. The branch office consists of 900 square feet, three teller stations, one office, a vault, a night depository, one drive-in window and a board/conference room.

DATA PROCESSING

    Walton Bank entered into a data processing servicing agreement with SBS Data Services, an outside service bureau. Under the agreement, Walton Bank receives a full range of data processing services. The agreement expires in June of 2001.

EMPLOYEES

    Walton Bank employs 30 persons on a full-time or part-time basis, including six officers. Walton Bank hires additional persons as needed on a full-time or part-time basis, including additional tellers and customer service representatives. Walton Bank's employees are not represented by a collective bargaining unit.

MONETARY POLICIES

    The results of operations of Walton Bank are affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Walton Bank.

LEGAL PROCEEDINGS

    In the ordinary course of operations, Walton Bank is a party to various legal proceedings. In the opinion of its management, there are no proceedings pending, or to its knowledge, threatened in which an adverse decision would have a material adverse effect on its financial condition or results of operations.

WALTON BANK SECURITY OWNERSHIP

    The following table sets forth certain information as of September 30, 2000 with respect to ownership of the outstanding common stock of Walton Bank by
(i) all persons known to Walton Bank to own beneficially more than 10% of the outstanding shares of common stock of Walton Bank; (ii) each director of Walton Bank; and (iii) all directors and executive officers of Walton Bank as a group.

                                                         SHARES OF COMMON STOCK       PERCENT OF
BENEFICIAL OWNER                                         BENEFICIALLY OWNED(1)    OUTSTANDING SHARES
----------------                                         ----------------------   ------------------
Harold L. Breedlove....................................          8,672.00(2)              1.9
George J. Hearn, III...................................         25,575.00(3)              5.7
Nedra E. Jackson.......................................            150.00                   *
W. Morris Jordan.......................................         23,392.50(4)              5.2
Robert C. King.........................................         19,275.00(5)              4.3
George B. Launius......................................         21,300.00(6)              4.7
Charles H. Logan.......................................         21,750.00                 4.8
Lewis F. Shackleford, Jr...............................          4,567.50(7)              1.0
Wayne A. Tanner........................................          1,400.00                   *
David G. Thompson......................................         40,485.00(8)              9.0
Hugh B. Williamson, III................................         47,550.00(9)             10.6
                                                               ----------                ----
All directors and officers as a group (11 Persons).....        214,117.00                47.6

------------------------

*   Less than 1%.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules issued under the Securities Exchange Act of 1934, as amended.

(2) Includes 4,999.50 shares with which Mr. Breedlove holds sole voting and investment power.

(3) Includes 20,925 shares with which Mr. Hearn holds shared voting and investment power. Mr. Hearn's address is 1425 South Madison Avenue, Monroe, Georgia 30655. Mr. Hearn is Mr. Williamson's father-in-law.

(4) Includes 18,900 shares subject to stock options held by M. Jordan, and includes 2,245 shares with which Mr. Jordan holds shared voting and investment power. Mr. Jordan's address is 1302 West Spring Street, Monroe, Georgia 30655.

(5) Includes 3,750 shares held by the King Family Limited Partnership. 8,160 shares held by Henri Wedel as custodian for Mr. King's children, and 2,677 shares held by Mr. King's wife.

(6) Includes 4,200 shares held by Thrifty Mac Drug Company, and 1,500 shares held by the Thrifty Mac Drug Company profit sharing plan.

(7) Includes 2,902.50 shares with which Mr. Shackleford holds shared voting and investment power.

(8) Includes 29,250 shares held by Mr. Williamson in his individual capacity, 3,150 shares held by the Williamson Insurance Agency, Inc. profit sharing plan and 8,085 shares held by various trusts established for the benefit of family members of Mr. Williamson. Mr. Williamson's address is 216 South Broad Street, Monroe, Georgia 30655. Mr. Williamson is Mr. Hearn's son-in-law.

(9) Includes 2,950 shares with which Mr. Thompson holds shared voting and investment power. Mr. Thompson's address is P.O. Box 49, Monroe, Georgia 30655.

             WALTON BANK'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following is a discussion of Walton Bank's financial condition at December 31, 1999 and 1998 and the results of operations for the two year period ended December 31, 1999. The purpose of this discussion is to focus on information about Walton Bank's financial condition and results of operations which are not otherwise apparent from the audited financial statements. Reference should be made to those statements and the selected financial data presented elsewhere in this proxy/prospectus for an understanding of the following discussion and analysis.

FORWARD-LOOKING STATEMENTS

    The following discussion contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and our expectations. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislation and regulation, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of our loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We will not publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

    The following is management's discussion and analysis of certain significant factors which have affected the Bank's financial position and operating results for the three and nine month periods ended September 30, 2000 and 1999.

FINANCIAL CONDITION

    Total assets have increased by 10.4% from $54.7 million to $60.4 million for the nine months ended September 30, 2000. The increase in total assets in 2000 exceeds the 9.4% growth for the same period in 1999. The growth in both years was funded primarily by increases in total deposits of $5.1 million and $4.3 million, respectively. The increase in total assets for the nine months ended September 30, 2000 consisted primarily of an increase of $4.9 million in total loans. The loan to deposit ratio at September 30, 2000 was 80% compared to 78% at December 31, 1999.

    Total equity increased $722,000, or 11.6% during the nine months ended September 30, 2000. The net increase consists of net income for the period of $837,000 less dividends of $225,000 plus the recovery of unrealized losses recognized on securities available-for-sale totaling $110,000.

LIQUIDITY

    At September 30, 2000, Walton Bank's liquidity was more than adequate in relation to target ratios. Liquidity is measured by the ratio of net cash, Federal funds sold and securities to net deposits and short-term liabilities. Walton Bank has lines of credit available to meet unforeseen liquidity needs.

REGULATORY CAPITAL REQUIREMENTS

    Banking regulations require Walton Bank to maintain minimum capital levels in relation to assets. At September 30, 2000, Walton Bank's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Bank at September 30, 2000 are as follows:

                                                                          MINIMUM
                                                                        REGULATORY
                                                           ACTUAL       REQUIREMENT
                                                          --------      -----------
Leverage Capital Ratio..................................   11.56%          4.00%
Risk-Based Capital Ratios
  Core Capital..........................................   16.94%          4.00%
  Total Capital.........................................   18.18%          8.00%

RESULTS OF OPERATIONS

NET INTEREST INCOME

    Net interest income increased by $134,000, or 21.2%, and $423,000, or 23.3%, for the three and nine month periods ended September 30, 2000, respectively, compared to the same periods in 1999. These increases in net interest income are attributable to an increase in earning assets of $6.5 million, or 12.9% as compared to September 30, 1999. During this same period, total deposits increased by $5.9 million, of which 88% was increases in time deposits. The increase in net interest income is based on the spread between rates earned on interest earning assets and rates paid on interest bearing liabilities.

    The net interest margin was 5.36% and 5.05% at September 30, 2000 and September 30, 1999, respectively.

PROVISION FOR LOAN LOSSES

    The provision for loan losses is based on management's evaluation of the economic environment, the history of charged off loans and recoveries, size and composition of the loan portfolio, nonperforming and past due loans, and other aspects of the loan portfolio. Management reviews the allowance for loan loss on a quarterly basis and makes provisions as necessary. A provision of $110,000 was made during the nine month period ending September 30, 2000 based upon this evaluation process. The allowance for loan loss as a percentage of total loans was 1.22% at September 30, 2000 compared to 1.14% at December 31, 1999. The increase in the allowance as a percentage of total loans is primarily the result of the $4.9 million increase in loans for the nine month period, of which $4.0 million of the increase is in construction and development loans. Management believes the allowance for loan loss at September 30, 2000 is adequate to meet any potential losses in the loan portfolio.

    At September 30, 2000 and 1999, nonaccrual, past due, and restructured loans were as follows:

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Total nonaccruing loans.....................................    $118       $118
Loans contractually past due ninety days or more as to
  interest or principal payments and still accruing.........       3         --
Loans, the terms of which have been renegotiated to provide
  a reduction or deferral of interest or principal because
  of deterioration in the financial position of the
  borrower..................................................      --         --
Loans now current about which there are serious doubts as to the ability of the borrower to comply with present loan
  repayment terms...........................................      --         --

    Nonaccrual loans have remained constant during the last year while past due loans greater than 90 days and still accruing have increased by only $3,000. As shown in the following table, net charge-offs increased by $32,000 for the nine months ended September 30, 2000 as compared to 1999. Net charge-offs as a percentage of average loans outstanding were .04% for the nine months ended September 30, 2000 compared to net recoveries as a percentage of average loans outstanding of .04% for the same period in 1999.

    Information regarding the allowance for loan loss data through September 30, 2000 and 1999 is as follows:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Average amount of loans outstanding.......................  $41,799    $32,461
                                                            =======    =======
Balance of allowance for loan losses at beginning of
  period..................................................  $   426    $   370
                                                            -------    -------
Loans charged off
  Commercial and financial................................       --        (12)
  Real estate.............................................      (10)        --
  Installment.............................................      (11)        (1)
                                                            -------    -------
                                                                (21)       (13)
                                                            -------    -------
Loans recovered
  Commercial and financial................................       --          4
  Real estate.............................................       --         16
  Installment.............................................        2          6
                                                            -------    -------
                                                                  2         26
                                                            -------    -------
Net (charge-offs) recoveries..............................      (19)        13
                                                            -------    -------
Additions to allowance charged to operating expense during
  period..................................................      110         45
                                                            -------    -------
Balance of allowance for loan losses at end of period.....      517        428
                                                            =======    =======
Ratio of net loan (charge-offs) recoveries during the
  period to average loans outstanding.....................     (.04)%      .04%
                                                            =======    =======

OTHER INCOME

    Other income increased by $51,000 and $177,000 for the three and nine month periods ended September 30, 2000, respectively, compared to the same periods in 1999. The increase in service charges on deposit accounts accounted for $13,000 and $43,000 of the total increase for the three and nine month periods, respectively. Other operating income increased by $38,000 and $134,000 for the three and nine month periods ended September 30, 2000, respectively. The increase in other operating income is primarily the increase in service fees on loans which increased by $124,000 for the nine month period ended September 30, 2000.

OTHER EXPENSES

    Other expenses increased by $32,000 and $228,000, or 18.9% for the three and nine month periods ended September 30, 2000 as compared to the same periods in 1999. The most significant increase in 2000 was an increase of $112,000 in salaries and employee benefits for the nine month period. The increase in salaries and employee benefits represents normal increases in salaries, an increase of $36,000 in incentive plan expenses, and the addition of one employee in 2000.

    Other operating expenses increased by $89,000 for the nine month period ended September 30, 2000 as compared to the same period in 1999. The increases in other operating expenses include increases of $40,000 and $18,000 in data processing expense and computer expenses, respectively.

NET INCOME

    Net income increased by $90,000 and $194,000, respectively, for the three and nine month periods ended September 30, 2000, or approximately 30% for the nine month period. The increase in net income can be attributed to continued increases in interest-earning assets and the increase in other income discussed above.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NET INCOME

    1999 COMPARED TO 1998 For the year ended December 31, 1999, Walton Bank recorded net income of $860,000 or $1.91 and $1.90 per common share on a basic and diluted basis, respectively. The increase in net income compared to 1998 was $168,000, or approximately 24%. The increase in net income in 1999 as compared with 1998 was primarily because of increases in interest-earning assets and liabilities which resulted in an increase in net interest income of $219,000, and a $198,000 reduction in provision for loan losses. This net increase of $417,000 was offset by $206,000 increases in other expenses.

NET INTEREST INCOME

TABLE 1:  AVERAGE BALANCES, INTEREST INCOME, AND INTEREST EXPENSE

    The following table contains condensed average balance sheets for the years indicated. In addition, the amount of Walton Bank's interest income and interest expense for each category of interest-earning assets and interest-bearing liabilities and the related average interest rates, net interest spread and net yield on average interest earning assets are included.

TABLE 1

                        ANALYSIS OF NET INTEREST INCOME
                        FOR THE YEARS ENDED DECEMBER 31,

                                                          1999                                1998
                                             ------------------------------      ------------------------------
                                             AVERAGE    INCOME/     YIELD/       AVERAGE    INCOME/     YIELD/
                                             BALANCE    EXPENSE      RATE        BALANCE    EXPENSE      RATE
                                             --------   --------   --------      --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Assets:
Taxable investment securities..............  $11,736     $  674      5.74%       $ 8,691     $  548      6.31%
Nontaxable investment securities(1)........    1,622         79      4.87%         1,191         62      5.21%
Unrealized losses of AFS...................      (95)                                 72
Federal funds sold.........................    2,061        101      4.90%         3,668        196      5.34%
Loans(2)...................................   33,602      3,413     10.16%        29,268      3,116     10.65%
Allowance for loan losses..................     (407)                               (439)
Cash and due from banks....................    1,488                               1,257
Other assets...............................    1,529                               1,524
                                             -------                             -------
  Total....................................   51,536     $4,267                  $45,232     $3,922
                                             =======     ======                  =======     ======
Total interest-earning assets..............  $49,021                 8.70%       $42,818                 9.16%
                                             =======                             =======

Liabilities:
Noninterest-bearing demand.................  $ 6,629                             $ 6,039
Interest bearing demand and savings........   10,606        236      2.23%         9,477        256      2.70%
Time.......................................   27,926      1,535      5.50%        23,824      1,389      5.83%
                                             -------     ------                  -------     ------
  Total deposits...........................   45,161      1,771                   39,340      1,645

Other borrowings...........................        9
Other liabilities..........................      363                                 377
Shareholders' equity.......................    6,003                               5,515
                                             -------                             -------
  Total....................................  $51,536     $1,771                  $45,232     $1,645
                                             =======     ======                  =======     ======
Total interest-bearing liabilities.........  $38,541                 4.60%       $33,301                 4.94%
                                             =======                             =======
Net interest income........................              $2,496                              $2,277
Net interest spread(3).....................                          4.11%                               4.22%
Net interest margin(4).....................                          5.09%                               5.32%

------------------------

(1) Yields on nontaxable securities have not been computed on a tax equivalent basis.

(2) Interest income from loans includes total fee income of approximately $200,000 and $191,000 for the years ended December 31, 1999 and 1998, respectively.

(3) Interest rate spread is the weighted average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(4) Net interest margin is net interest income divided by average interest-earning assets.

TABLE 2--RATE AND VOLUME ANALYSIS

    The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Walton Bank's interest income and expense during the years indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) change in volume (change in volume multiplied by previous year rate);
(ii) change in rate (change in rate multiplied by previous year volume); and
(iii) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                   ANALYSIS OF CHANGES IN NET INTEREST INCOME
                        FOR THE YEARS ENDED DECEMBER 31,
                                 (IN THOUSANDS)

                                                              1999 COMPARED TO 1998
                                                               INCREASE (DECREASE)
                                                                 DUE TO CHANGE IN
                                                       ------------------------------------
                                                         RATE         VOLUME        TOTAL
                                                       --------      --------      --------
Income from interest-earning assets:
  Interest and fees on loans.........................   $(148)         $445          $297
  Interest on taxable securities.....................     (52)          178           126
  Interest on nontaxable securities..................      (4)           21            17
  Interest on Federal funds sold.....................     (15)          (80)          (95)
                                                        -----          ----          ----
    Total interest income............................   $(219)         $564          $345
                                                        -----          ----          ----
Expense from interest-bearing liabilities:
  Interest on interest-bearing deposits..............   $ (48)         $ 28          $(20)
  Interest on time deposits..........................     (82)          228           146
                                                        -----          ----          ----
    Total interest expense...........................   $(130)         $256          $126
                                                        -----          ----          ----
    Net interest income..............................   $ (89)         $308          $219
                                                        =====          ====          ====

    1999 COMPARED TO 1998. Net interest income increased by $219,000 for the year ended December 31, 1999, or 9.6%. The increase in net interest income is due to an increase of $6.2 million in interest-earning assets, an increase of 14.5%. During the same period, the increase in interest-bearing liabilities was $5.2 million, an increase of 7.7%. The net interest margin decreased slightly during the year from 5.32% to 5.09%. The decrease in the net interest margin reflects the volume of interest-earning assets which were originated in years prior to 1999. Interest-earning assets typically reprice slower than interest-bearing liabilities, therefore in the current situation, the net interest margin reflects past interest rate environments as well as the current rate environment. As the assets reprice, the net interest margin should gradually increase in a stable interest rate environment. Additionally, competition for loans and deposits has a direct effect on the net interest margin. The overall yield on interest-earning assets decreased by 46 basis points to 8.70% in 1999, and the rate paid on interest-bearing liabilities decreased 34 basis points to 4.60%, resulting in a net decrease in the interest rate spread of 11 basis points, or 4.11%.

    The most significant increases in average interest-earning assets consisted of increases of $4.3 million and $3.5 million in total loans and investment securities for the year ended December 31, 1999. The average rates paid on interest-earning assets has decreased moderately in 1999, as discussed previously. The most significant change was a 49 basis point decrease in the yield on loans in 1999.

    Average interest-bearing demand and savings deposits grew $1.1 million and average time deposits grew by $4.1 million for the year ended December 31, 1999. The average rate paid on these deposits in 1999 was 2.23% and 5.50%, down from 2.70% and 5.83%, respectively in 1998.

    The growth in average balances accounted for $308,000 of the net $219,000 increase in net interest income for the year ended December 31, 1999. The changes in yields and rates accounted for a decrease of $89,000 in net interest income.

PROVISION FOR LOAN LOSSES

    For the year ended December 31, 1999, the provision for loan losses decreased by $198,000 to $65,000, compared to $263,000 for the prior year. The decrease in 1999 was based on management's evaluation of the overall allowance for loan losses which included a decrease in net charge-offs of $218,000.

    The provision for loan losses is based on management's evaluation of economic conditions, volume and composition of the loan portfolio, the historical charge off experience, the level of nonperforming and past due loans, and other indicators derived from reviewing the loan portfolio. Management performs such reviews quarterly and adjusts the level of the allowance for loan losses. At December 31, 1999, the allowance for loan losses was believed to be adequate to provide for potential losses in the loan portfolio.

    The allowance for loan losses represents management's assessment of the risk associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for loan losses and the appropriate provision required to maintain a level considered adequate to absorb anticipated loan losses. In assessing the adequacy of the allowance, management reviews the size, quality and risk of loans in the portfolio. Management also considers such factors as Walton Bank's loan loss experience, the amount of past due and nonperforming loans, specific known risk, the status and amount of nonperforming assets, underlying collateral values securing loans, current and anticipated economic conditions and other factors which affect the allowance for potential credit losses. An analysis of the credit quality of the loan portfolio and the adequacy of the allowance for loan losses is prepared by the Loan Committee on a quarterly basis.

    Walton Bank's allowance for loan losses is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance for loan losses and the size of the allowance for loan losses in comparison to a group of peer banks identified by the regulators. During their routine examinations of banks, regulatory agencies may require a bank to make additional provisions to its allowance for loan losses when, in the opinion of the regulators, credit evaluations and allowance for loan loss methodology differ materially from those of management.

    While it is Walton Bank's policy to charge off in the current period loans for which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

    Asset quality showed significant improvement for the year ended
December 31, 1999. Nonaccrual loans as a percentage of total loans decreased from .46% to .027% during 1999. The ratio of nonperforming assets to total loans decreased from .46% to .07% for the same period. At December 31, 1999 the allowance for loan losses as a percentage of total loans was 1.14% compared to 1.19% at December 31, 1998. The slight decrease in the allowance for loan losses to total loans is reflective of the overall improvement in the loan portfolio.

    The following table presents at the dates indicated the aggregate nonperforming loans for the following categories:

                                                              DECEMBER 31,
                                                         ----------------------
                                                           1999         1998
                                                         ---------   ----------
                                                         (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis..............   $7,862      $142,040
Loans contractually past due 90 days or more as to
  interest or principal payments and still accruing....       --            --
Loans, the terms of which have been renegotiated to
  provide a reduction or deferral of interest or
  principal because of deterioration in the financial
  position of the borrower.............................       --            --
Loans now current about which there are serious doubts
  as to the ability of the borrower to comply with
  present loan repayment terms.........................       --            --

    The reduction in interest income associated with nonaccrual loans as of December 31, 1999 is as follows:

Interest income that would have been
  recorded on nonaccrual loans under original terms.........    $590
Interest income that was recorded
  on nonaccrual loans.......................................     334
                                                                ----
    Reduction in interest income............................    $256
                                                                ====

    In the opinion of management, any loans classified by regulatory authorities as doubtful, substandard, or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. In the event of non-performance by the borrower, these loans have collateral pledged which would prevent the recognition of substantial losses. Any loans classified by regulatory authorities as loss have been charged off.

COMMITMENTS AND LINES OF CREDIT

    In the ordinary course of business, Walton Bank has granted commitments to extend credit and standby letters of credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by the Loan Committee. These commitments are recorded in the financial statements as they are funded. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

    Following is a summary of the commitments outstanding at December 31, 1999 and 1998.

                                                          1999         1998
                                                       ----------   ----------
Commitments to extend credit.........................  $9,675,285   $2,894,691
Standby letters of credit............................     184,460      334,939
                                                       ----------   ----------
                                                       $9,859,745   $3,229,630
                                                       ==========   ==========

    Commitments to extend credit include unused commitments for open-end lines secured by 1-4 family residential properties, commitments to fund loans secured by commercial real estate, construction loans, land development loans, and other unused commitments. Commitments to fund commercial real estate, construction, and land development loans increased by $6.7 million at December 31, 1999 compared to 1998. This increase is due to the growth and development in Walton Bank's market area. A significant portion of the increase in outstanding commitments is in 1-4 family residential construction and development.

    The following table summarizes the allowance for loan losses for each year.

                                                               DECEMBER 31,
                                                         ------------------------
                                                            1999         1998
                                                         ----------   -----------
                                                          (DOLLARS IN THOUSANDS)
Average balance of loans outstanding...................    $33,602      $29,268
                                                           =======      =======
Balance of allowance for loan losses at beginning of
  year.................................................    $   370      $   335
                                                           =======      =======
Charge-offs:
  Real estate--mortgage................................         --           --
  Real estate--construction............................         --           --
  Consumer.............................................         (4)         (10)
  Commercial...........................................        (32)        (230)
                                                           -------      -------
                                                               (36)        (240)
                                                           -------      -------
Recoveries:
  Real estate--mortgage................................         16           --
  Real estate--construction............................         --           --
  Consumer.............................................          7           12
  Commercial...........................................          4           --
                                                           -------      -------
                                                                27           12
                                                           -------      -------
Net charge-offs........................................         (9)        (228)
                                                           -------      -------
Additions to allowance charged to operations...........         65          263
                                                           -------      -------
Balance of allowance for loan losses at end of year....    $   426      $   370
                                                           =======      =======
Ratio of net loan charge-offs during the year to
  average loans outstanding during the year............      0.03%        0.78%

    The following table summarizes the allocation of the allowance for loan losses to types of loans as of the indicated dates.

                                                   YEAR ENDED DECEMBER 31,
                                     ---------------------------------------------------
                                               1999                       1998
                                     ------------------------   ------------------------
                                                 PERCENT OF                 PERCENT OF
                                                LOANS IN EACH              LOANS IN EACH
                                                 CATEGORY TO                CATEGORY TO
                                      AMOUNT     TOTAL LOANS     AMOUNT     TOTAL LOANS
                                     --------   -------------   --------   -------------
                                                   (DOLLARS IN THOUSANDS)
Commercial.........................    $217          11.07%       $205          14.69%
Real estate........................     164          76.86%        134          72.47%
Consumer...........................      45          12.07%         31          12.84%
                                       ----         ------        ----         ------
                                       $426         100.00%       $370         100.00%
                                       ====         ======        ====         ======

    1999 COMPARED TO 1998. The provision for loan losses decreased to $65,000 from $263,000 for the year ended December 31, 1999. The decrease in the provision of $198,000 is attributable to the improvement in the loan portfolio combined with the decrease in net charge-offs during the year. The allowance for loan losses at December 31, 1999 was $426,000, a net increase of $56,000 for the year.

The net charge-offs decreased from $228,000 in 1998 to $9,000 in 1999, representing a net charge-off ratio of .03% compared to 0.78% in 1998. The allowance to nonaccruing loans increased during 1999 to 54.2%, compared to 2.6% in 1998.

OTHER INCOME

    1999 COMPARED TO 1998. Other income increased by $103,000 in 1999, or 20.7%, compared to 1998. Deposit and service charge income increased by $45,000 for the year ended December 31, 1999. This increase is due primarily to an increase of $39,000 in NSF and overdraft fees. Included in other income is loan servicing income which increased for the year ended December 31, 1999 by $54,000, to $133,000. This increase is directly related to the increase in mortgage lending activity which fluctuates with the rise and fall of mortgage rates.

OTHER EXPENSES

    1999 COMPARED TO 1998. Other expenses increased during 1999 by $211,000 compared to the same period in 1998. Salaries and employee benefits increased by $182,000 for the year. The increase in salaries and employee benefits includes normal increases in salaries, group insurance, payroll taxes, profit sharing and employee incentives along with increases directly related to an increased number of employees. The number of full-time equivalent employees increased by three to 26 as of December 31, 1999. Equipment and occupancy expenses combined increased by $29,000. The increase in equipment and occupancy expenses is not directly related to any one significant increase or change in operations. Other operating expenses remained constant for 1999.

BALANCE SHEET REVIEW

    1999 COMPARED TO 1998. Total assets increased in 1999 by $5.7 million, or 11.7%. The most significant increase in assets came in the growth of the loan portfolio, which grew $6.3 million, or 20.1%. Total interest-earning assets increased by $4.8 million, or 10.2% in 1999 as compared to 1998. Other assets increased in 1999 by $252,000 for the same period. The increase in other assets consists primarily of an increase of $78,000 in interest receivable and an increase of $188,000 in deferred tax assets related to the unrealized losses on securities available-for-sale.

    Total deposits increased by $5.1 million, or 12.0%, which funded for the most part the asset growth. Non-interest-bearing demand deposits increased by $338,000, or 5.7%, interest-bearing demand and savings decreased by $1.3 million, or 11.6%, and time deposits increased by $6.1 million, or 23.7%.

    Stockholders' equity increased by $383,000. This increase reflected net earnings of $860,000 less dividends declared of $158,000. Accumulated other comprehensive loss represents the net unrealized losses on securities available-for-sale which increased during 1999 by $320,000 to $263,000, net of taxes.

SECURITIES PORTFOLIO

    The carrying amounts of securities at the dates indicated are summarized as follows:

                                                              DECEMBER 31,
                                                         ----------------------
                                                           1999         1998
                                                         ---------   ----------
                                                         (DOLLARS IN THOUSANDS)
U.S. Treasury and government
  agencies and corporations............................   $10,586     $ 8,710
State and municipal securities.........................     1,718       1,241
Mortgage-backed securities.............................       907       1,285
                                                          -------     -------
                                                          $13,211     $11,236
                                                          =======     =======

    The carrying amounts of securities in each category as of December 31, 1999 are shown in the following table according to maturity classifications.

                                                          U.S. TREASURY AND
                                                         GOVERNMENT AGENCIES
                                                          AND CORPORATIONS,
                                                              INCLUDING
                                                           MORTGAGE-BACKED                 STATE AND MUNICIPAL
                                                             SECURITIES                        SECURITIES
                                                      -------------------------         -------------------------
                                                      CARRYING                          CARRYING
                                                       AMOUNT           YIELD            AMOUNT           YIELD
                                                      --------         --------         --------         --------
                                                                        (DOLLARS IN THOUSANDS)
One year or less....................................  $    --              --%           $   --              --%
After one year through five years...................    8,981            6.15%              100            4.45%
After five years through ten years..................    1,848            6.69%              868            4.73%
After ten years.....................................      664            6.49%              750            5.33%
                                                      -------                            ------
                                                      $11,493                            $1,718
                                                      =======                            ======

LOAN PORTFOLIO

    TYPES OF LOANS

    The amount of loans outstanding at the indicated dates are shown in the following table according to the type of loan.

                                                            AT DECEMBER 31,
                                                         ----------------------
                                                           1999         1998
                                                         ---------   ----------
                                                         (DOLLARS IN THOUSANDS)
Commercial, financial, agricultural....................   $ 4,157     $ 4,588
Real estate--construction..............................    10,610       6,337
Real estate--mortgage..................................    18,261      16,294
Consumer and other.....................................     4,535       4,009
                                                          -------     -------
                                                          $37,563     $31,228
Less unearned income...................................      (106)        (33)
Less allowance for loan losses.........................      (426)       (370)
                                                          -------     -------
Loans, net.............................................   $37,031     $30,825
                                                          =======     =======

    MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

    Total loans as of December 31, 1999 are shown in the following table according to maturity classifications (i) one year or less, (ii) after one year through three years, and (iii) after three years. The disclosure of loans by the above categories, and by maturity of one year to five years and over five years, is not available and to obtain this information would cause undue time and expense to be incurred by Walton Bank.


                                                              (DOLLARS IN
MATURITY:                                                     THOUSANDS)
---------                                                     -----------
One year or less............................................    $25,033
After one year through three years..........................      4,048
After three years...........................................      8,482
                                                                -------
                                                                $37,563
                                                                =======

    Total loans as of December 31, 1999 with a maturity after one year which have (i) predetermined interest rates, and (ii) floating or adjustable interest rates, are presented below:


                                                              (DOLLARS IN
                                                              THOUSANDS)
                                                              -----------
Predetermined rates.........................................    $ 8,140
Floating or adjustable rates................................      4,390
                                                                -------
                                                                $12,530
                                                                =======


DEPOSITS

    The average amount of deposits and average rates paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                                         YEAR ENDED DECEMBER 31,
                                                -----------------------------------------
                                                       1999                  1998
                                                -------------------   -------------------
                                                 AMOUNT      RATE      AMOUNT      RATE
                                                --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
Noninterest-bearing demand deposits...........  $ 6,629        --%    $ 6,039        --%
Interest-bearing demand and savings
  deposits....................................   10,606      2.23%      9,477      2.70%
Time deposits.................................   27,926      5.50%     23,824      5.83%
                                                -------               -------
                                                $45,161               $39,340
                                                =======               =======

    The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1999 are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through six months, (iii) over six through 12 months, and (iv) over 12 months.

                                                              (DOLLARS IN
                                                              THOUSANDS)
                                                              -----------
Three months or less........................................     $1,894
Over three months through 12 months.........................      4,015
Over 12 months..............................................      2,097
                                                                 ------
                                                                 $8,006
                                                                 ======

LIQUIDITY

    Liquidity represents the ability to meet the needs of customers to withdraw funds from deposit accounts, to borrow funds and to meet their credit needs. Walton Bank manages its liquidity needs in such a way that the needs of depositors and borrowers are met on a timely basis so that the operations of Walton Bank are not interrupted. Sources of liquidity available to meet these needs include cash on deposit, Federal funds, securities available for sale, maturities of securities, and principal payments on loans. Growth in Walton Bank's deposit base provides an additional source as does access to funds through relationships with correspondent banks. Liquidity needs at Walton Bank can also be met through loan participations sold to other financial institutions.

    At December 31, 1999 the liquidity position of Walton Bank was considered adequate and within guidelines set forth in Walton Bank's liquidity policy.

REGULATORY CAPITAL REQUIREMENTS

    Walton Bank is subject to minimum capital standards as set forth by federal bank regulatory agencies.

    Walton Bank's capital for regulatory purposes differs from Walton Bank's equity as determined under generally accepted accounting principles. Generally, "Tier 1" regulatory capital will equal capital as determined under generally accepted accounting principles less any unrealized gains or losses on securities available for sale while "Tier 2" capital includes the allowance for loan losses up to certain limitations. Total risk based capital is the sum of Tier 1 and Tier 2 capital. Walton Bank's capital ratios and required minimums at December 31, 1999 are shown below:

                                                                MINIMUM
                                                              REGULATORY
                                                              REQUIREMENT    ACTUAL
                                                              -----------   --------
Tier 1 capital to risk adjusted assets......................     4.00%       17.16%
Total capital to risk adjusted assets.......................     8.00%       18.29%
Tier 1 leverage ratio (to average quarterly assets).........     3.00%       11.78%

Total capital at Walton Bank also has an important effect on the amount of FDIC insurance premiums paid. Institutions not considered well capitalized are subject to higher rates for FDIC insurance.

ASSET/LIABILITY MANAGEMENT

    It is Walton Bank's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing, and capital policies. Certain officers within Walton Bank are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix.

    Walton Bank's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate sensitive assets and interest rate sensitive liabilities being prepared and presented to the Board of Directors and management's Asset/Liability Committee on a quarterly basis. The objective is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If Walton Bank's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

    A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, Walton Bank also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates. Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest rate increase.

                        ANALYSIS OF INTEREST SENSITIVITY
                            AS OF DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                    0-3        3-12       1-2       OVER 2
                                                   MONTHS     MONTHS     YEARS      YEARS      TOTAL
                                                  --------   --------   --------   --------   --------
Federal funds sold..............................  $   980    $    --     $   --    $    --    $   980
Securities......................................    1,114      3,525      3,177      5,395     13,211
Loans(1)........................................   19,889      9,534      2,573      5,567     37,563
                                                  -------    -------     ------    -------    -------
    Total interest-earning assets...............  $21,983    $13,059     $5,750    $10,962    $51,754
                                                  -------    -------     ------    -------    -------
Interest-bearing liabilities:
  Interest-bearing demand deposits..............  $ 8,109    $    --     $   --    $    --    $ 8,109
  Savings.......................................    1,769         --         --         --      1,769
  Time deposits.................................    7,326     16,836      3,121      4,561     31,844
                                                  -------    -------     ------    -------    -------
    Total interest-bearing liabilities..........   17,204     16,836      3,121      4,561     41,722
                                                  -------    -------     ------    -------    -------
Interest rate sensitivity gap...................  $ 4,779    $(3,777)    $2,629    $ 6,401    $10,032
                                                  =======    =======     ======    =======    =======
Cumulative interest rate sensitivity gap........  $ 4,779    $ 1,002     $3,631    $10,032
                                                  =======    =======     ======    =======
Interest rate sensitivity gap ratio.............     1.28        .78       1.84       2.40
                                                  =======    =======     ======    =======
Cumulative interest rate sensitivity gap
  ratio.........................................     1.28       1.03       1.10       1.24
                                                  =======    =======     ======    =======

------------------------

(1) Includes nonaccrual loans.

    The above table summarizes interest-sensitive assets and liabilities for Walton Bank as of December 31, 1999. Adjustable rate loans are included in the period in which their interest rates are scheduled to adjust. Fixed rate loans are included in the periods in which they are anticipated to be repaid based on scheduled maturities and anticipated prepayments. Investment securities are included in their period of maturity while mortgage backed securities are included according to expected repayment. Certificates of deposit are presented according to contractual maturity.

    At December 31, 1999, Walton Bank's cumulative one year interest rate sensitivity gap ratio was 103%. Walton Bank's targeted ratio is 80% to 120% in this time horizon. This indicates that the interest-earning assets will reprice during this period at a rate slower than the interest-bearing liabilities. Walton Bank's experience has been that not all liabilities shown as being subject to repricing will in fact reprice with changes in market rates. Walton Bank has a base of core deposits consisting of interest bearing checking accounts and passbook savings accounts whose average balances and rates paid thereon will not fluctuate with changes in the levels of market interest rates.

EFFECTS OF INFLATION

    Walton Bank's consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measure of financial position and operational results in terms of historic dollars, without considering changes in the relative purchasing power of money over time due to inflation.

    Inflation generally increases the costs of funds and operating overhead, and to the extent loans and other assets bear viable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant effect on the performance of a financial institution than the effects of general levels of inflation. In addition, inflation affects financial institutions' cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and stockholders' equity. Mortgage originations and refinancings tend to slow as interest rates increase, and likely will reduce Walton Bank's volume of such activities and the income from the sale of residential mortgage loans in the secondary market.

                            DIRECTORS OF WALTON BANK

BOARD COMMITTEES

    The business and affairs of Walton Bank are under the direction of its Board of Directors. Walton Bank's Board of Directors has five standing committees, consisting of the Audit Committee, the Executive Committee, the Funds Management Committee, the Loan Committee, and the Marketing Committee. The Board of Directors of Walton Bank serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors.

    AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors of Walton Bank the independent public accountants to be selected to audit Walton Bank's annual financial statements and will approve any special assignments given to the independent public accountants. The committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of Walton Bank's internal accounting staff. Additionally, the committee provides oversight to Walton Bank's compliance staff for adherence with regulatory rules and regulations, including the Community Reinvestment Act. The committee further reviews management organization and development. The committee is chaired by Wayne A. Tanner, and also includes Robert C. King, George B. Launius, Charles B. Logan, and Hugh B. Williamson, III.

    EXECUTIVE COMMITTEE. The executive committee is authorized, between meetings of Walton Bank's Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except for those duties and authorities specifically granted to other committees or which are exclusively reserved to the full Board of Directors. Additionally, the committee makes recommendations to Walton Bank's Board of Directors regarding matters relating to the overall management of Walton Bank. The committee is chaired by Hugh B. Williamson, III and also includes Harold L. Breedlove, W. Morris Jordan, Robert C. King, and Charles H. Logan.

    FUNDS MANAGEMENT COMMITTEE. The Funds Management Committee provides guidance to Walton Bank in balancing the yields and maturities in Walton Bank's loans and investments to its deposits and borrowings. The committee is chaired by W. Morris Jordan, and also includes Nedra E. Jackson, Lewis F. Shackleford, Jr., and David G. Thompson.

    LOAN COMMITTEE. Walton Bank's Loan Committee reviews any loan request made by a potential borrower over an established credit threshold for compliance with Walton Bank's lending policies and federal and state rules and regulations governing extensions of credit. After making this review, the committee decides whether to extend credit to the potential borrower. The committee is chaired by George J. Hearn, III, and also includes W. Morris Jordan, Lewis F. Shackleford, Jr., David G. Thompson and Hugh B. Williamson, III.

    MARKETING COMMITTEE. The Marketing Committee considers and recommends new products and services to the Board of Directors, and develops marketing, advertising and promotional strategies. The committee is chaired by Harold L. Breedlove, and also includes W. Morris Jordan, Wayne A. Tanner and Hugh B. Williamson, III.

    Upon consummation of the merger, Hugh B. Williamson, III, a director of Walton Bank, will be elected a director of Main Street Bank, and W. Morris Jordan, the president and chief executive officer of Walton Bank, will become an executive vice president of Main Street Bank and chief executive officer of the Walton County banking region of Main Street Bank.

    The table below sets forth: (i) the year each of Mr. Williamson and Mr. Jordan was first elected as a director of Walton Bank; (ii) their respective ages at September 30, 2000; and (iii) their respective positions with Walton Bank and other business experience for the past five years.

NAME, YEAR FIRST ELECTED TO BOARD OF WALTON                        POSITION WITH WALTON BANK AND
BANK                                           AGE        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
-------------------------------------------  --------   ---------------------------------------------------
Hugh B. Williamson, III (1987)............      46      Mr. Williamson currently serves as Chairman of
                                                        Walton Bank's Board of Directors and serves on
                                                        Walton Bank's Executive and Loan Committees. Mr.
                                                        Williamson has been the President of the Williamson
                                                        Insurance Agency, Inc. since 1986, the President of
                                                        Williamson & Musselwhite Insurance Agency, Inc.
                                                        since 1986, and the President of H.B. Williamson
                                                        Properties, LLC since 1997, and is a partner in
                                                        several real estate partnerships.

W. Morris Jordan (1990)...................      41      Mr. Jordan has served as a director and as
                                                        president and chief executive officer of Walton
                                                        Bank since 1990. He currently serves on Walton
                                                        Bank's Loan, Executive, Marketing and Funds
                                                        Management Committees.

DIRECTOR COMPENSATION

    The directors of Walton Bank receive a retainer fee of $125 each month and a fee of $250 for each board meeting attended. In addition, the directors of Walton Bank also receive a fee of $75 for each board committee meeting attended.

                      WALTON BANK'S EXECUTIVE COMPENSATION

    The following table sets forth a summary of compensation paid to or accrued on behalf of the chief executive officer of Walton Bank for services rendered to Walton Bank in all capacities during the 1999, 1998 and 1997 fiscal years.

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                   ANNUAL COMPENSATION           ------------
                                           -----------------------------------    SECURITIES
                                                                  OTHER ANNUAL    UNDERLYING      ALL OTHER
                                 FISCAL                           COMPENSATION     OPTIONS      COMPENSATION*
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)   BONUS($)       ($)            (#)             ($)
---------------------------     --------   ---------   --------   ------------   ------------   -------------
W. Morris Jordan,.............    1999      118,000     20,000         --            1,500          6,059
  President and                   1998      108,000     10,000         --            1,500          3,851
  Chief Executive                 1997      106,900          0         --            1,500          3,314
  Officer

------------------------

* The amounts included in All Other Compensation represent Walton Bank's contributions to the Walton Bank 401(k) Profit Sharing Plan. See "Walton Bank 401(k) Profit Sharing Plan" discussed below.

WALTON BANK 401(K) PROFIT SHARING PLAN


    All employees of Walton Bank who meet age, hours and employment tenure requirements are eligible to participate in the Walton Bank 401(k) Profit Sharing Plan. Walton Bank can contribute to the plan such amount as may be determined by the board of directors of the bank. Participants may make voluntary contributions through payroll deductions or through cash payments. Walton Bank matches voluntary contributions made by participants up to 6% of the participant's total compensation.


OPTION GRANTS TABLE

    The following table sets forth certain information regarding the grant of stock options in the 1999 fiscal year to the persons named in the summary compensation table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     NUMBER OF SECURITIES    % OF TOTAL OPTIONS    EXERCISE OR
                                          UNDERLYING        GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION
NAME                                  OPTIONS GRANTED(1)       IN FISCAL YEAR        ($/SH)         DATE
----                                 --------------------   --------------------   -----------   ----------
W. Morris Jordan...................         1,500                    25               13.81      12/31/2009

------------------------


(1) Mr. Jordan's options become exercisable in equal annual increments of 20% over a period of five years from the grant date. All options expire and are void unless exercised on or before ten years following the grant date.


OPTION EXERCISE AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets forth certain information regarding the exercise of stock options in the 1999 fiscal year by the persons named in the summary compensation table above and the value of options held by such persons at the end of such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                             SHARES                         OPTIONS AT FY-END (#)         AT FY-END ($)(1)
                           ACQUIRED ON   VALUE REALIZED   -------------------------   -------------------------
NAME                        EXERCISE          ($)         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                       -----------   --------------   -------------------------   -------------------------
W. Morris Jordan.........       0              0                17,850/3,150               351,463/40,501

------------------------

(1) Dollar values calculated by determining the difference between the estimated fair market value of the Walton Bank common stock at September 30, 2000 ($27.00) and the exercise price of such options. Because no organized trading market exists for the Walton Bank common stock, the fair market value was computed by reference to recent sales of the Walton Bank common stock.

WALTON BANK 1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

    The 1990 Key Employee Incentive Stock Option Plan became effective on
July 23, 1990 and remained in effect for a term of ten years, expiring on July 23, 2000. The plan provided for the grant of options to purchase shares of the Walton Bank's common stock to "key employees" of Walton Bank as defined under the plan. The plan was administered by the Board of Directors of Walton Bank, which had the authority to select recipients, designate the number of shares covered by each option, and, subject to certain restrictions, specify the terms of the options. The plan provided for the granting of both "incentive stock options" and "non-qualified stock options." The exercise price for each incentive stock option granted under the plan was no less than 100% of the fair market value of Walton Bank's common stock on the date of grant, and the exercise price for each non-qualified stock option granted under the plan was no less than 80% of the fair market value of the bank's common stock. Options issued under the plan with respect to 26,000 shares of Walton Bank's common stock remain outstanding. No stock options granted under the plan are exercisable after ten years from the date of grant.

CERTAIN TRANSACTIONS

    Walton Bank's directors and certain business organizations and individuals associated with them are customers and have banking transactions with Walton Bank in the ordinary course of business. Such transactions include loans, commitments, lines of credit and letters of credit. All of these transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present any other unfavorable features. Additional transactions with these persons are anticipated in the future.

  COMPARISON OF THE RIGHTS OF HOLDERS OF WALTON BANK STOCK AND FIRST STERLING
                                     STOCK

    Upon consummation of the merger, shareholders of Walton Bank (other than those shareholders exercising dissenters' rights) will automatically become shareholders of First Sterling. The shareholders of First Sterling will be governed by and subject to the articles of incorporation and bylaws of First Sterling rather than the articles of incorporation and bylaws of Walton Bank.

    First Sterling is a Georgia corporation organized and existing under the Georgia Business Corporation Act. Walton Bank is a Georgia bank organized and existing under the Georgia Financial Institutions Code. The following is a summary of the material differences in the rights of holders of First Sterling and Walton Bank common stock. The summary is necessarily general and it is not intended to be a complete statement of all differences affecting the rights of shareholders and respective entities, and is qualified in its entirety by reference to the Georgia Business Corporation Code, the Georgia Financial Institutions Code, as well as the articles of incorporation and bylaws of each corporation. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed merger.

AUTHORIZED CAPITAL STOCK

    FIRST STERLING

    First Sterling's articles of incorporation authorize the issuance of up to 50,000,000 shares of no par value common stock, of which there are 13,867,451 shares outstanding. Because the exchange of shares by virtue of the merger is to be effected at the rate of 2.752 shares of First Sterling stock for each share of Walton Bank stock, First Sterling will have approximately 15,105,851 shares outstanding after consummation of the merger.

    WALTON BANK

    Walton Bank's articles of incorporation authorize the issuance of up to 1,000,000 shares of common stock, par value $5.00 per share, of which there are currently 450,000 shares outstanding.

PREEMPTIVE RIGHTS

    FIRST STERLING

    Under the Georgia Business Corporation Act, shareholders do not have preemptive rights to acquire the corporation's unissued or treasury shares, unless the articles of incorporation so provide. First Sterling's articles of incorporation do not provide for preemptive rights.

    WALTON BANK

    Walton Bank shareholders have preemptive rights with respect to their shares as provided in the Georgia Financial Institutions Code. Preemptive rights allow a shareholder to acquire proportional amounts of Walton Bank's unissued or treasury shares upon the decision of the board of directors to issue stock. This means the shareholders have the opportunity to maintain their percentage ownership in Walton Bank. The preemptive rights are subject to certain limitations. No shareholder of Walton Bank common stock has any preemptive right with respect to shares of any other class which may be issued or sold by Walton Bank. There are no preemptive rights to: (i) shares issued as a share dividend;
(ii) fractional shares; (iii) shares issued pursuant to share plans as compensation to officers and employees of the bank or trust company or of any affiliate of the bank or trust company or to a trustee on behalf of such employees, on terms and conditions approved by the directors and the affirmative vote of a majority of the shares entitled to vote thereon and in such manner as may be provided by the bylaws or by the board; (iv) shares issued pursuant to acquisition of substantially all of the assets of another bank or trust company;
(v) shares released by waiver from their preemptive right by the affirmative vote or written consent of the holders of two-thirds of the shares of the class to be issued; and (vi) shares which have been offered to shareholders to satisfy their preemptive right but not purchased by them within the prescribed time and which are thereafter issued or sold to any other person or persons at a price not less than the price at which they were offered to such shareholders.

AMENDMENT OF ARTICLES OF INCORPORATION

    FIRST STERLING

    With respect to amending or repealing (i) the class structure of the board,
(ii) indemnification of directors, (iii) the change of control super-majority voting requirements, and (iv) the factors the board of directors are to consider for change of control proposals, the affirmative vote of two-thirds of First Sterling's directors is necessary. If two-thirds of the directors approve such an amendment then the amendment will only need the approval of a majority of the shareholder votes entitled to be cast on the amendment. However, if two-thirds of the directors do not vote for such an amendment, the amendment may still pass if two-thirds of the outstanding shares of First Sterling vote to approve such amendment.

    As to the remaining provisions of First Sterling's articles of incorporation, under Georgia law, the First Sterling board of directors may amend its articles of incorporation without shareholder action if the amendment relates to certain procedural matters as set forth in Section 14-2-1002 of the Georgia Business Corporation Code. For all other amendments, First Sterling's board of directors must propose amendments to the articles of incorporation for submission to the shareholders. The amendment must then be submitted to a vote and be approved by a majority of the shareholders entitled to vote on the amendment.

    WALTON BANK

    Under the Georgia Financial Institutions Code, Walton Bank's board of directors may not amend its articles of incorporation without shareholder approval. To amend Walton Bank's articles of incorporation, the board of directors, by resolution, may propose an amendment and direct that it be submitted to a vote at a meeting of shareholders. Unless the amendment involves certain matters as set forth in Section 7-1-511(d) and (e) of the Georgia Financial Institutions Code, adoption of amendments requires the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, and, if any class is entitled to vote thereon as a class, adoption of amendments requires at least a majority of the outstanding shares of such class.

    If the amendment involves any of the following matters related to any class, the holders of the outstanding shares of such class shall be entitled to vote as a class on such amendment regardless of any limitation stated in the articles on the voting rights of such class:

    - Make any change in the preferences, redemption provisions, qualifications, limitations, restrictions, or special or relative rights of the shares of any class adverse to such class;

    - Increase or decrease the par value of the shares of any class;

    - Increase the authorized number of shares of any class;

    - Limit or deny the existing preemptive rights of the shares of any class;
      or

    - Authorize a new class of shares or increase the number of authorized shares of any class, senior or superior in any respect to the shares of any class previously authorized.

    If the amendment involves changing the bank into a trust company, an affirmative vote of at least two-thirds of all the shares entitled to vote thereon or of each class entitled to vote thereon where voting by class is required, shall be required to adopt the amendment.

NOTICE OF MEETINGS OF SHAREHOLDERS

    FIRST STERLING

    The First Sterling bylaws provide that First Sterling must notify the shareholders between ten and 60 days before any annual or shareholders' meeting of the date, time and place of the meeting, and, for shareholders' meetings, the purpose for which the meeting is called.

    WALTON BANK

    The Walton Bank bylaws provide that Walton Bank must notify shareholders between ten and 50 days before any annual or shareholders' meeting of the date, place, and hour of the meeting, and, for shareholders' meetings, the general nature of the business to be transacted at the meeting.

SHAREHOLDERS' MEETINGS

    FIRST STERLING

    A shareholders' meeting of the shareholders may be called by the board of directors, the president, or by written request of at least two-thirds of the shareholders of First Sterling.

    WALTON BANK

    A shareholders' meeting of the shareholders of Walton Bank may be called by the President, the Chairman of the Board, or the board of directors, or upon the written request of the holders of 25% or more of the shares of capital stock of Walton Bank entitled to vote in the election of directors.

RECORD DATE

    FIRST STERLING

    The board of directors may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or voting rights. This record date must not be more than 70 days and not less than ten days before a meeting or action requiring a determination of shareholders.

    WALTON BANK

    The board of directors may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or notice and voting rights. This record date must be not more than 50 and in the case of a shareholders' meeting not less than ten days prior to the date of the shareholders' meeting or action requiring a determination of shareholders.

REMOVAL OF DIRECTORS

    FIRST STERLING

    A director of First Sterling may be removed, at a meeting with respect to which notice of such purpose has been given, without cause upon a two-thirds vote of the outstanding shares of First Sterling. A director may be removed, at a meeting with respect to which notice of such purpose has been given, with cause, by the affirmative vote of a majority of outstanding shares, or upon the affirmative vote of the directors then in office.

    WALTON BANK

    A director of Walton Bank may be removed, at a meeting with respect to which notice of such purpose has been given, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, a director may be removed by the board of directors if such director is adjudicated an incompetent by a court, convicted of a felony, does not, within 60 days of his or her election, accept the office in writing or by attendance at a meeting of the board of directors and fulfill any other requirements for holding the office of director, or if he or she fails to attend regular meetings of the board of directors for six consecutive meetings without having been excused by the board of directors.

SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

    FIRST STERLING

    Qualified shareholders have the right to inspect and copy First Sterling's books and records of account, minutes and record of shareholders if their demand is in good faith and for a proper purpose. The shareholder must give First Sterling at least five business days written notice of the demand, describing with reasonable particularity the purpose and the requested records. The records must be directly connected with the shareholder's purpose. Additionally, the rights of inspection and copying are limited to shareholders who either have been shareholders for at least six months or hold at least 5% of the outstanding shares of First Sterling.

    The First Sterling bylaws provide that First Sterling must prepare an alphabetical list of all shareholders showing the addresses and share holdings of each shareholder and must make such list available continuously throughout each shareholder meeting.

    WALTON BANK

    Walton Bank is required to maintain throughout the year for inspection by any shareholder the following:

    - Each Call Report of Condition and Report of Income since the last shareholders' meeting at which such information was distributed;

    - A listing of all shareholders giving each of their names, post office address of record, and number of shares owned; and

    - A listing of compensation to each director and chief executive officer if not a director, including salaries, bonuses, committee fees, commission from sale of insurance, etc.

    Walton Bank's bylaws also grant the board of directors the power to determine which accounts, books, and records of the bank that are open for inspection of shareholders, except such accounts, books and records that are specifically open to inspection by law, and the authority to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books, and records which by law or by determination of the board of directors must be open to inspection; provided, however, Walton Bank's bylaws require that a copy of the bylaws, with all amendments, must be kept at all times in a convenient place in the registered office of Walton Bank, and must be open for inspection by all shareholders during banking hours.

    The Georgia Financial Institutions Code also provides that after fixing a record date for a meeting, Walton Bank must prepare a list of all shareholders entitled to vote at a shareholders' meeting, arranged in alphabetical order, showing the number and class, if any, held by each shareholder, and make such list available for inspection by any shareholder at the time and place of the meeting.

VOTING RIGHTS

    FIRST STERLING

    Each holder of First Sterling stock is entitled to one vote per share on all matters submitted to a vote of shareholders. In the election of directors, each holder of First Sterling stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of First Sterling.

    WALTON BANK

    Each holder of Walton Bank stock is entitled to one vote per share on all matters submitted to a vote of shareholders. In the election of directors, each holder of Walton Bank stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of Walton Bank.

DIRECTORS

    FIRST STERLING

    The bylaws of First Sterling provide that the board of directors of First Sterling shall have from five to 25 members, and the board of directors of First Sterling currently has eight members. Pursuant to the articles of incorporation, First Sterling's directors are divided into three classes, each consisting of approximately one-third of the total directors. Each year, one class of the directors comes up for election, resulting in director terms of three years. Directors are elected by a majority of the votes entitled to be cast in the election at a meeting at which a quorum is present. The board of directors of First Sterling may fill vacancies arising in its directorship.

    WALTON BANK

    The bylaws of Walton Bank provide that the board of directors of Walton Bank shall have from five to 25 members, and the board of directors of Walton Bank currently has 11 members. The directors are elected by the affirmative vote of the majority of the shares represented at the annual meeting of shareholders. The board of directors of Walton Bank may fill vacancies arising in its directorship.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    FIRST STERLING

    The Georgia Business Corporation Act requires that a director discharge his or her duties as a director subject to several general standards of care. Each director must act in a manner he or she believes in good faith to be in the best interest of the corporation. Additionally, a director must exercise the care of an ordinarily prudent person in a like position and in similar circumstances.

    First Sterling's articles of incorporation provide that, to the extent permitted by law, no director will be liable to First Sterling or its shareholders for monetary damages for breach of his or her duty of care or other duty as a director, except for liability for:

    - any appropriation, in violation of his or her duties, of any business opportunity of First Sterling;

    - acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

    - the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

    - any transaction from which the director derived an improper material tangible personal benefit.

    First Sterling's bylaws provide that First Sterling shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of First Sterling. First Sterling shall indemnify these individuals for reasonable expenses, judgments, fines, penalties and amounts paid in settlement that are incurred in connection with the proceeding if the individual acted in a manner that he or she believed in good faith to be in or not opposed to the best interests of First Sterling and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of First Sterling has been successful, on the merits or otherwise, in defending any proceeding to which he or she was a party, or in defending any claim, issue or matter in the proceeding, because he or she is or was a director, officer, employee or agent of First Sterling, First Sterling will indemnify the director, officer, employee or agent against reasonable expenses he or she incurred in connection with the proceeding.

    While First Sterling's bylaws authorize indemnification under certain circumstances, Federal law prohibits First Sterling from paying any indemnification with respect to any liability or legal expenses incurred by a director, officer, employee or agent as a result of an action or proceeding by a Federal banking agency resulting in a civil money penalty or certain other remedies against such person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling First Sterling pursuant to the foregoing provisions, First Sterling has been informed that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    WALTON BANK

    Walton Bank's articles of incorporation provide that a director will have no personal liability to shareholders of Walton Bank for monetary damages, or for breach of any fiduciary duty as a director owed to a shareholder of Walton Bank, except for liability for:

    - any appropriation, in violation of his duties, of any business opportunity of Walton Bank;

    - acts or omissions which involve intentional misconduct or a knowing violation of law;

    - the types of liability set forth in Section 7-1-494 of the Georgia Financial Institutions Code dealing with unauthorized distributions of assets; or

    - any transaction from which the director derived an improper personal benefit.

    Walton Bank's bylaws provide that Walton Bank shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of Walton Bank. Walton Bank shall indemnify these individuals for any expenses, judgments, fines, and amounts paid in settlement, that are incurred in connection with the proceeding. Under Georgia law, such indemnification is proper if the individual acted in a manner that he or she believed in good faith to be in or not opposed to the best interests of Walton Bank and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

    Walton Bank is subject to the Federal banking and securities law restrictions on the indemnification of directors to the same extent as First Sterling.

DISSENTERS' RIGHTS

    FIRST STERLING

    Georgia law generally provides dissenters' rights for mergers and certain share exchanges that would require shareholder approval, sales of all or substantially all of the assets, certain amendments to the articles of incorporation and any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors entitle shareholders to dissent. However, Georgia law does not provide dissenters' rights for Georgia corporations which have over 2,000 record holders or whose voting stock is listed on a national securities exchange. Because First Sterling's stock is listed on a national securities exchange, the shareholders of First Sterling do not have dissenters' rights.

    WALTON BANK

    The Georgia Financial Institutions Code provides that a shareholder of a bank who objects to the plan is entitled to the same rights and remedies of a dissenting shareholder under the Georgia Business Corporation Code. Walton Bank does not have 2,000 shareholders and its common stock is not listed on a national securities exchange. Therefore, holders of Walton Bank's common stock do have dissenters' rights. See "The Merger--Statutory provisions for dissenting shareholders."

ANTITAKEOVER PROVISIONS; RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

    FIRST STERLING

    First Sterling's articles of incorporation and bylaws have restrictions which discourage attempts to acquire control of First Sterling in non-negotiated transactions. The following is a description of the antitakeover provisions included in First Sterling's articles of incorporation and bylaws. Walton Bank's articles of incorporation and bylaws do not contain similar provisions.

    CLASSIFICATION OF THE BOARD OF DIRECTORS. Article 7 of First Sterling's Articles of Incorporation divides the board of directors into three classes, Class I, Class II and Class III, each of which is as nearly equal in numbers as possible. The directors in each class will hold office for staggered terms of three years each, after initial terms of one year, two years and three years, respectively. Each director also serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is modified, any increase or decrease in directorships would be apportioned among the classes so as to make all classes as nearly equal in number as possible.

    CHANGE IN NUMBER OF DIRECTORS. Article 3 of First Sterling's bylaws provides that a change in the number of directors of First Sterling requires the affirmative vote of two-thirds of the entire board of directors or by the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Sterling stock. Article 8 of the articles of incorporation of First Sterling provides that any amendment to this bylaw will require the affirmative vote of at least two-thirds of the outstanding shares of First Sterling stock. The total number of directors for First Sterling is currently set at eight. The applicable provisions of the Georgia Business Corporation Code provide that, in the absence of a provision such as Article 8, the number of directors may be increased or decreased from time to time as provided in the bylaws unless the number of directors is otherwise fixed by the shareholders.

    REMOVAL OF DIRECTORS. Article 9 of the articles of incorporation of First Sterling provides that directors of First Sterling may be removed during their terms for "cause" by the affirmative vote of the holders of a majority of the outstanding shares of First Sterling stock or by the affirmative vote of a majority of the directors then in office. They may be removed without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over First Sterling, adjudication as an incompetent by a court, determination by at least two-thirds of the incumbent directors of First Sterling that the conduct of the director to be removed has been inimical to the best interest of First Sterling, or the director was an employee or officer of First Sterling or any of its subsidiaries and was discharged or resigned at the request of the board of directors of First Sterling or any subsidiary of First Sterling for reasons relating to the performance of his or her duties.

    In the absence of a provision dealing with the removal of directors, such as
Article 9, the Georgia Business Corporation Code provides that if the directors have staggered terms, then the shareholders may remove directors only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise.

    SUPERMAJORITY VOTING ON CERTAIN TRANSACTIONS. Article 13 of the articles of incorporation of First Sterling, provides, with certain exceptions, that any merger or share exchange involving First Sterling or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Sterling stock. However, an exception to this rule exists where the board of directors of First Sterling has approved the particular transaction by the affirmative vote of two-thirds of the entire board. In cases where this exception applies, the applicable provisions of the Georgia Business Corporation Code govern, and shareholder approval of the transaction would require a favorable vote by a majority of all votes entitled to be cast.

    EVALUATION OF AN ACQUISITION PROPOSAL. Article 14 of First Sterling's articles of incorporation provides that the response of First Sterling to any acquisition proposal made by another party will be based on the board's evaluation of the best interests of First Sterling and its shareholders. As used herein, the terms "acquisition proposal" refers to any offer of another party
(i) to make a tender offer or exchange offer for any equity security of First Sterling, (ii) to merge or consolidate First Sterling with another corporation or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets owned by First Sterling. Article 14 charges the board, in evaluating an acquisition proposal, to consider all relevant factors, including:
(i) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of First Sterling; (ii) the expected social and economic effects on the communities within which First Sterling operates; and (iii) the consideration being offered by the other corporation in relation (a) to the then current value of First Sterling as determined by a freely negotiated transaction and (b) to the board of directors' then estimate of First Sterling's future value as an independent entity. The enumerated factors are not exclusive, and the board may consider other relevant factors.

    AMENDMENT OF ANTITAKEOVER PROVISIONS. Any amendment of Articles 7, 8, 9, 13 and 14 of First Sterling's articles of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Sterling stock, unless two-thirds of the entire board of directors approves the amendment. If two-thirds of the board approves the amendment, the applicable provisions of the Georgia Business Corporation Code would govern, and the amendment would be approved by a majority of the shares entitled to be cast on the amendment.

    WALTON BANK

    The articles of incorporation and bylaws of Walton Bank do not contain specific anti-takeover provisions. The Georgia Financial Institutions Code does, however, set forth specific requirements for the approval of a merger. Specifically, to adopt a plan of merger, the Georgia Financial Institutions Code requires the affirmative vote of a majority of the directors and the affirmative vote of the holders of at least two-thirds of the outstanding shares of Walton Bank stock.

AMENDMENT OF BYLAWS

    FIRST STERLING

    First Sterling's bylaws may be altered or amended by either the shareholders or the board of directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of the meeting. First Sterling's shareholders may also provide that any bylaws altered or amended by the shareholders may not be altered or amended by the board of directors. Generally, any action with respect to First Sterling's bylaws shall require either an affirmative vote of a majority of all shares entitled to elect directors or an affirmative vote of a majority of all directors then holding office. Provided, however, that any amendment of the bylaws changing the number of directors requires the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote in any election of directors.

    WALTON BANK

    Walton Bank's bylaws may be altered or amended by either the shareholders or the board of directors; provided, however, that any bylaws adopted by the board of directors may be altered, amended, or repealed, and new bylaws adopted, by the shareholders.

DIVIDENDS AND OTHER DISTRIBUTIONS

    FIRST STERLING

    Neither the First Sterling articles of incorporation nor the bylaws set forth any restriction on the ability of First Sterling to issue dividends to its shareholders. The Georgia Business Corporation Code, though, forbids any distribution which, after being given effect, would leave First Sterling unable to pay its debts when they become due in the usual course of business. Additionally, the Georgia Business Corporation Code provides that no distribution shall be made if, after given in effect, the corporation's total assets would, based upon the financial statements or a valuation, as determined by First Sterling, be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential dissolution rights.

    WALTON BANK

    Walton Bank's bylaws set forth restrictions on the ability of Walton Bank to issue dividends to its shareholders. Walton Bank may issue dividends at any regular or shareholders' meeting only out of the retained earnings of the bank, only when the bank meets the paid-in-capital and/or appropriated retained earnings requirements of the Georgia Financial Institutions Code and only in compliance with the regulations of the Georgia Department of Banking and Finance regarding payment of dividends.

    Walton Bank's bylaws also restrict the ability of the board of directors to declare dividends that are paid in the authorized but unissued shares of the bank out of any retained earnings of the bank. Such dividends may be issued only if they are issued at not less than the par value of the stock. There is transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend and after payment of the dividend the bank maintains the paid-in-capital and/or appropriated retained earnings requirements of the Financial Institutions Code of Georgia.

                                 LEGAL MATTERS

    Certain federal income tax consequences of the merger and the legality of the authorization and issuance under Georgia law of the First Sterling stock to be issued in the merger will be passed upon by counsel to First Sterling, Miller & Martin LLP, 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia 30309.

    Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, has acted as counsel to Walton Bank in connection with certain legal matters relating to the merger.

                                    EXPERTS


    The consolidated financial statements of First Sterling as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, appearing in this proxy statement/ prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, which are based in part on the reports of Mauldin & Jenkins, LLC, independent auditors. The financial statements referred to above are included in reliance upon such reports given on the authority of those firms as experts in accounting and auditing.


    Mauldin & Jenkins, LLC, have also audited Walton Bank's financial statements as of December 31, 1999 and 1998, and for the years then ended as set forth in their report. Walton Bank included the financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

    In order to be eligible for inclusion in Walton Bank's proxy materials for next year's annual meeting of shareholders, if the merger is not consummated, any shareholder proposal to take action at the meeting must be received at Walton Bank's main office at 1302 West Spring Street, Monroe, Georgia 30655, no later than December 18, 2000.

    In the event that Walton Bank receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders, if the merger is not consummated before the time of such meeting, that is not submitted for inclusion in Walton Bank's proxy material, the persons named in the proxy sent by Walton Bank to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at Walton Bank's main office by March 3, 2001.

    Any shareholder proposal intended for inclusion in First Sterling's proxy statement for next year's annual meeting of shareholders must be received at the principal offices of First Sterling no later than December 27, 2000.

                       WHERE YOU CAN GET MORE INFORMATION

    First Sterling files annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by First Sterling with the SEC can be inspected and copied at the offices of the SEC Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the SEC maintains at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. First Sterling's stock is quoted on the Nasdaq National Market. The reports, proxy statements and other information concerning First Sterling can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

    First Sterling has filed a registration statement on Form S-4 to register with the SEC the First Sterling stock to be issued to shareholders of Walton Bank in the merger. This proxy statement/ prospectus is a part of the registration statement and constitutes a prospectus of First Sterling in addition to being a proxy statement of Walton Bank for its shareholders' meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Copies of the registration statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the SEC web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows First Sterling to incorporate by reference information into this proxy statement/ prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that First Sterling has previously filed with the SEC:

    - Annual Report on Form 10-KSB for the year ended December 31, 1999 for First Sterling;

    - Joint proxy statement/prospectus or Form S-4 filed March 31, 2000;

    - Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

    - Current Reports on Form 8-K filed by First Sterling on June 1, 2000, June 7, 2000 and October 10, 2000 and Amended Form 8-K/A on August 8, 2000; and

    - The description of First Sterling common stock contained in First Sterling's Registration Statement on Form 8-A, as filed on November 7, 1994, and any amendment or report filed for the purpose of updating such description.

    All documents filed by First Sterling with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and prior to the shareholders' meeting shall be deemed to be incorporated by reference into this proxy statement/ prospectus from the date of filing of such documents.

DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM FIRST STERLING WITHOUT CHARGE, EXCLUDING ALL EXHIBITS, UNLESS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AN EXHIBIT IN THIS PROXY STATEMENT/ PROSPECTUS. WALTON BANK SHAREHOLDERS MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM
MS. BARBARA J. BOND, FIRST STERLING BANKS, INC., P. O. BOX 2147, MARIETTA, GEORGIA 30061 (770-422-2888). IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JANUARY 16, 2001 TO RECEIVE THEM BEFORE THE SHAREHOLDERS' MEETING.


    All information concerning First Sterling and its subsidiaries has been furnished by First Sterling, and all information concerning Walton Bank has been furnished by Walton Bank.


    You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated December 18, 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of First Sterling stock in the merger shall create any implication to the contrary. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of First Sterling or Walton Bank since the date hereof or that the information herein is correct as of any time subsequent to its date.

                         INDEX TO FINANCIAL STATEMENTS



First Sterling Banks, Inc. Financial Statements.............     F-2
  Independent Auditor's Report..............................     F-4
  Consolidated Balance Sheets as of December 31, 1999 and
    1998....................................................     F-7
  Consolidated Statements of Income for years ended
    December 31, 1999, 1998 and 1997........................     F-8
  Consolidated Statement of Shareholders' Equity for years
    ended December 31, 1999 and 1998........................    F-10
  Consolidated Statements of Cash Flows for years ended
    December 31, 1999, 1998 and 1997........................    F-12
  Notes to Financial Statements.............................    F-14

Walton Bank & Trust Co. Financial Statements................    F-37
  Condensed Balance Sheets September 30, 2000 and
    December 31, 1999.......................................    F-38
  Condensed Statements of Income and Comprehensive Income
    three and nine months ended September 30, 2000 and
    1999....................................................    F-39
  Condensed Statements of Cash Flows nine months ended
    September 30, 2000 and 1999.............................    F-40
  Notes to Unaudited Financial Statements...................    F-41
  Independent Auditor's Report..............................    F-44
  Balance Sheets as of December 31, 1999 and 1998...........    F-45
  Statements of Income for years ended December 31, 1999 and
    1998....................................................    F-46
  Statements of Comprehensive Income for years ended
    December 31, 1999 and 1998..............................    F-47
  Statements of Stockholders' Equity for years ended
    December 31, 1999 and 1998..............................    F-48
  Statements of Cash Flows for years ended December 31, 1999
    and 1998................................................    F-49
  Notes to Financial Statements.............................    F-50

                       CONSOLIDATED FINANCIAL STATEMENTS

                  First Sterling Banks, Inc. and Subsidiaries

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                      WITH REPORT OF INDEPENDENT AUDITORS

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                    CONTENTS

Reports of Independent Auditors.............................     F-4

Consolidated Financial Statements

Consolidated Balance Sheets.................................     F-7

Consolidated Statements of Income...........................     F-8

Consolidated Statements of Changes in Shareholders'
  Equity....................................................    F-10

Consolidated Statements of Cash Flows.......................    F-12

Notes to Consolidated Financial Statements..................    F-14

                       [LETTERHEAD OF ERNST & YOUNG LLP]

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
First Sterling Banks, Inc.

    We have audited the accompanying consolidated balance sheets of First Sterling Banks, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of First Sterling
Banks, Inc. and Subsidiaries, prior to their restatement for the 2000 pooling of interests as described in Note 19, which statements reflect total assets constituting 41% in 1999 and 40% in 1998, and total revenues constituting 37% in 1999, 36% in 1998, and 35% in 1997 of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for First Sterling Banks, Inc. and Subsidiaries, prior to their restatement for the 2000 pooling of interests as described in Note 19, is based solely on the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Sterling Banks, Inc. and Subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

May 24, 2000,
Except Note 21, as to
which the date is
September 26, 2000

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
First Sterling Banks, Inc. and Subsidiaries
Kennesaw, Georgia

    We have audited the accompanying consolidated balance sheets of FIRST STERLING BANKS, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements for Georgia
Bancshares, Inc. which statements reflect total assets of $82,572,113 as of December 31, 1998 and net interest income of $3,541,715 and $2,940,320 for the years ended December 31, 1998 and 1997, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Georgia Bancshares, Inc., is based solely on the report of other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Sterling Banks, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                          /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
January 27, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Georgia Bancshares, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Georgia Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the related statements of earnings, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended
December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Georgia
Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
February 3, 1999

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
ASSETS
Cash and due from banks.....................................  $ 35,822,324   $ 31,362,821
Interest-bearing deposits in banks..........................     1,733,612        348,807
Federal funds sold and securities purchased under agreement
  to resell.................................................    35,620,000     20,339,000
Investment securities held to maturity (fair value of
  $15,182,297 and $13,044,485 at December 31, 1999 and 1998,
  respectively).............................................    15,541,492     12,497,146
Investment securities available for sale....................    96,643,976    100,350,503
Other investments...........................................     3,374,756      2,182,479
Mortgage loans held for sale................................     1,356,664      4,282,914
Loans, net of unearned income...............................   630,990,126    515,147,116
Allowance for loan losses...................................    (9,317,788)    (8,217,313)
                                                              ------------   ------------
Loans, net..................................................   621,672,338    506,929,803
Premises and equipment, net.................................    26,666,959     24,956,216
Other real estate...........................................       685,000        832,023
Accrued interest receivable.................................     3,526,663      2,739,057
Goodwill and other intangible assets........................     1,384,300      1,823,067
Other assets................................................     7,737,457      6,305,832
                                                              ------------   ------------
Total assets................................................  $851,765,541   $714,949,668
                                                              ============   ============

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits:
    Noninterest-bearing demand..............................  $124,932,088   $116,151,990
    Interest-bearing demand and money market................   178,966,344    150,674,747
    Savings.................................................    41,481,575     40,571,836
    Time deposits of $100,000 or more.......................    91,625,058     77,649,704
    Other time deposits.....................................   269,223,566    234,127,746
                                                              ------------   ------------
Total deposits..............................................   706,228,631    619,176,023
Accrued interest payable....................................     3,025,862      2,146,261
Federal Home Loan Bank advances.............................    49,142,500     20,000,000
Federal funds purchased.....................................    18,872,722      3,393,962
Other liabilities...........................................     1,161,874      1,732,597
                                                              ------------   ------------
Total liabilities...........................................   778,431,589    646,448,843

SHAREHOLDERS' EQUITY
Common stock--no par value per share; 50,000,000 shares
  authorized; issued and outstanding, 13,880,431 shares in
  1999 and 13,055,876 in 1998...............................    28,103,430     27,921,002
Retained earnings...........................................    49,063,455     41,538,281
Accumulated other comprehensive income (loss)...............    (2,799,058)        75,417
Treasury stock, 169,082 and 131,500 shares, respectively....    (1,033,875)    (1,033,875)
                                                              ------------   ------------
Total shareholders' equity..................................    73,333,952     68,500,825
                                                              ------------   ------------
Total liabilities and shareholders' equity..................  $851,765,541   $714,949,668
                                                              ============   ============

                            SEE ACCOMPANYING NOTES.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEARS ENDED DECEMBER 31
                                                        ---------------------------------------
                                                           1999          1998          1997
                                                        -----------   -----------   -----------
Interest income:
  Loans, including fees...............................  $56,313,192   $48,937,441   $42,549,337
  Interest on investment securities:
    Taxable...........................................    5,491,544     5,279,785     5,962,234
    Non-taxable.......................................    1,072,659     1,036,936       976,261
  Federal funds sold..................................    1,251,305     1,989,555     2,819,009
  Interest-bearing deposits in banks..................       39,587        11,875        15,797
                                                        -----------   -----------   -----------
Total interest income.................................   64,168,287    57,255,592    52,322,638

Interest expense:
  Interest-bearing demand and money market............    3,874,897     3,950,080     3,583,826
  Savings.............................................    1,093,252     1,023,383       913,874
  Time deposits of $100,000 or more...................    4,371,506     4,318,615     3,631,434
  Other time deposits.................................   13,130,625    12,564,543    12,758,501
  Federal Funds purchased.............................      351,056        88,266        22,314
  Federal Home Loan Bank advances.....................    1,605,471       586,113       105,661
  Other...............................................      214,655        46,758        16,044
                                                        -----------   -----------   -----------
Total interest expense................................   24,641,462    22,577,758    21,031,654

Net interest income...................................   39,526,825    36,677,834    31,290,984
Provision for loan losses.............................    1,730,000     1,426,000     2,085,000
                                                        -----------   -----------   -----------
Net interest income after provision for loan losses...   37,796,825    33,251,834    29,205,984

Noninterest income:
  Service charges on deposit accounts.................    4,300,090     3,837,554     3,593,612
  Investment securities gains.........................        9,037        41,445        16,958
  Gain (loss) on sales of premises and equipment......      547,758        55,284      (192,059)
  Gains on sales of mortgage loans....................      309,316       296,845            --
  Gains on sales of other loans.......................       41,946       200,035       378,266
  Other income........................................    2,983,672     2,945,054     2,044,375
                                                        -----------   -----------   -----------
Total noninterest income..............................    8,191,819     7,376,217     5,841,152

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                                                                 YEARS ENDED DECEMBER 31
                                                          -------------------------------------
                                                             1999          1998         1997
                                                          -----------   ----------   ----------
Noninterest expense:
  Salaries and other compensation.......................   13,520,073   12,478,621   10,821,592
  Employee benefits.....................................    2,028,618    1,947,320    1,920,386
  Net occupancy and equipment expense...................    4,035,947    3,650,424    3,291,049
  Professional services.................................      867,660      315,015      308,854
  Regulatory agency assessments.........................      156,621      161,351      107,622
  Amortization of intangible assets.....................      438,767      438,767      438,767
  Other expense.........................................    7,984,383    7,131,314    5,923,650
                                                          -----------   ----------   ----------
Total noninterest expense...............................   29,032,069   26,122,812   22,811,920

Income before income taxes..............................   16,956,575   14,505,239   12,235,216
Income tax expense (including tax effect of securities
  gains of $2,888, $15,048 and $7,761 for the years
  ended December 31, 1999, 1998 and 1997,
  respectively).........................................    5,872,808    4,674,364    3,956,768
                                                          -----------   ----------   ----------
Net income..............................................  $11,083,767   $9,830,875   $8,278,448
                                                          ===========   ==========   ==========
Earnings per share:
  Basic.................................................  $      0.80   $     0.72   $     0.61
                                                          ===========   ==========   ==========
  Diluted...............................................  $      0.79   $     0.70   $     0.60
                                                          ===========   ==========   ==========
Weighted average common shares outstanding:
  Basic.................................................   13,778,337   13,657,000   13,572,000
                                                          ===========   ==========   ==========
  Diluted...............................................   14,101,503   14,047,000   13,798,000
                                                          ===========   ==========   ==========

                            SEE ACCOMPANYING NOTES.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                     ACCUMULATED
                                        COMMON STOCK             TREASURY STOCK                         OTHER           TOTAL
                                  ------------------------   ----------------------    RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                    SHARES       AMOUNT       SHARES      AMOUNT       EARNINGS     INCOME (LOSS)      EQUITY
                                  ----------   -----------   --------   -----------   -----------   -------------   -------------
Balance at January 1, 1997......   4,979,641   $26,815,429    30,750      $(415,000)  $29,335,265     $(376,117)     $55,359,577
  Comprehensive income, net of
    tax:
    Net income..................          --            --        --             --     8,278,448            --        8,278,448
    Other comprehensive income:
      Net unrealized gains on
        investment securities
        held for sale arising in
        the current year........          --            --        --             --            --       458,396          458,396
      Less reclassification
        adjustment for net gains
        included in net income..          --            --        --             --            --       (11,716)         (11,716)
                                                                                                                     -----------
  Comprehensive income..........                                                                                       8,725,128
  Cash dividends declared per
    share by pooled companies:
    First Sterling
      Banks, Inc.--$.27 per
      share.....................          --            --        --             --      (564,768)           --         (564,768)
    Main Street
      Banks, Inc.--$.17 per
      share.....................          --            --        --             --    (2,360,290)           --       (2,360,290)
  Exercise of Stock Options.....      23,334       208,199        --             --            --            --          208,199
  Purchase of Treasury Stock....                              35,000       (618,875)           --            --         (618,875)
  Stock issued under restricted
    stock award plan............       9,700       145,500        --             --            --            --          145,500
  Stock forfeited under
    restricted stock award
    plan........................      (1,040)      (14,065)       --             --            --            --          (14,065)
                                  ----------   -----------   -------    -----------   -----------     ---------      -----------
Balance at December 31, 1997....   5,011,635    27,155,063    65,750     (1,033,875)   34,688,655        70,563       60,880,406
  Comprehensive income, net of
    tax:
    Net income..................          --            --        --             --     9,830,875            --        9,830,875
    Other comprehensive income:
      Net unrealized losses on
        investment securities
        held for sale arising in
        the current year........          --            --        --             --            --         8,107            8,107
      Less reclassification
        adjustment for net gains
        included in net income..          --            --        --             --            --        (3,253)          (3,253)
                                                                                                                     -----------
  Comprehensive income..........                                                                                       9,835,729
  Cash dividends declared per
    share by pooled companies:
      First Sterling
        Banks, Inc.--$.15 per
        share...................          --            --        --             --      (644,242)           --         (644,242)
      Main Street
        Banks, Inc.--$.27 per
        share...................          --            --        --             --    (2,337,007)           --       (2,337,007)
  Issuance of common stock......     132,000       680,000        --             --            --            --          680,000
  Common stock split............   7,901,865            --    65,750             --            --            --               --
  Exercise of stock
    options--First Sterling.....      10,376        85,939        --             --            --            --           85,939
                                  ----------   -----------   -------    -----------   -----------     ---------      -----------
Balance at December 31, 1998....  13,055,876    27,921,002   131,500     (1,033,875)   41,538,281        75,417       68,500,825

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                                                                                                     ACCUMULATED
                                        COMMON STOCK             TREASURY STOCK                         OTHER           TOTAL
                                  ------------------------   ----------------------    RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                    SHARES       AMOUNT       SHARES      AMOUNT       EARNINGS     INCOME (LOSS)      EQUITY
                                  ----------   -----------   --------   -----------   -----------   -------------   -------------
Balance at December 31, 1998....  13,055,876    27,921,002   131,500     (1,033,875)   41,538,281        75,417       68,500,825
  Comprehensive income, net of
    tax:
    Net income..................          --            --        --             --    11,083,767            --       11,083,767
    Other comprehensive income:
      Net unrealized losses on
        investment securities
        held for sale arising in
        the current year........          --            --        --             --            --    (2,886,740)      (2,886,740)
      Less reclassification
        adjustment for net gains
        included in net income..          --            --        --             --            --        12,265           12,265
                                                                                                                     -----------
  Comprehensive income..........                                                                                       8,209,292
  Cash dividends declared per
    share by pooled companies:
    First Sterling
      Banks, Inc.--$.16 per
      share.....................          --            --        --             --    (2,825,168)           --       (2,825,168)
    Main Street
      Banks, Inc.--$.27 per
      share.....................          --            --        --             --      (792,892)           --         (792,892)
  Common stock issued pursuant
    to:
    Issuance of common stock....       4,000        20,000        --             --            --            --           20,000
    Stock dividend..............     790,269            --    37,582             --            --            --               --
    Exercise of stock option....      32,886       173,428        --             --            --            --          173,428
  Stock forfeited under
    restricted stock award
    plan........................      (2,600)      (11,000)       --             --            --            --          (11,000)
Tax benefit from exercise of
  stock options.................          --            --        --             --        59,467            --           59,467
                                  ----------   -----------   -------    -----------   -----------     ---------      -----------
Balance at December 31, 1999....  13,880,431   $28,103,430   169,082    $(1,033,875)  $49,063,455    ($2,799,058)    $73,333,952
                                  ==========   ===========   =======    ===========   ===========     =========      ===========

                            SEE ACCOMPANYING NOTES.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31
                                                        ----------------------------------------
                                                            1999          1998          1997
                                                        ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................................  $ 11,083,767   $ 9,830,875   $ 8,278,448
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for loan losses...........................     1,730,000     1,426,000     2,085,000
  Depreciation and amortization of premises and
    equipment.........................................     1,866,207     1,592,400     1,444,014
  Amortization of intangible assets...................       438,767       438,767       438,767
  Net (gain) loss on sales of OREO....................          (478)       22,438        10,677
  Investment securities gains.........................        (9,037)      (41,465)      (17,584)
  Net accretion of investment securities..............       (45,225)      (33,502)      (10,022)
  Net accretion of loans purchased....................      (109,828)      (69,695)     (126,214)
  Gain on sales of premises and equipment.............      (547,758)      (55,284)      150,059
  Net decrease (increase) in mortgage loans held for
    sale..............................................     2,926,250    (4,282,914)   (4,070,000)
  Gains on sales of mortgage loans....................      (339,662)     (456,293)           --
  Gains on sales of other loans.......................       (11,600)      (40,587)     (378,266)
  Deferred income tax benefit.........................      (245,728)      (13,145)     (375,905)
  Deferred net loan fees..............................       100,270       100,120        50,135
  Vesting in restricted stock award plan..............       443,832       493,000       335,700
  Changes in operating assets and liabilities:
    Increase in accrued interest receivable...........    (1,123,244)       (8,667)     (571,440)
    Increase in accrued interest payable..............       607,639        31,564       465,689
    Other.............................................      (231,135)   (1,247,253)      350,668
                                                        ------------   -----------   -----------
Net cash provided by operating activities.............    16,533,037     7,686,359     8,059,726

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities held to maturity...    (4,272,280)   (3,764,460)   (1,015,000)
Purchases of investment securities available for
  sale................................................   (38,238,422)  (67,808,141)  (64,940,810)
Purchases of other investments........................    (1,016,177)      (14,000)      (54,300)
Maturities of investment securities held to
  maturity............................................     1,237,790     5,617,764     3,612,387
Maturities and calls of investment securities
  available for sale..................................    33,084,833    49,842,256    51,946,123
Proceeds from sales of investment securities available
  for sale............................................     4,420,285    10,294,738     3,225,835

Net increase in loans funded..........................  (116,816,252)  (66,358,179)  (73,722,203)
Purchases of premises and equipment...................    (3,978,265)   (4,935,163)   (1,533,616)
Proceeds from sales of premises and equipment.........     1,367,599       491,506       572,198
Proceeds from sales of OREO...........................       573,924     1,668,069       889,343
Improvements to and first lien payoffs on other real
  estate..............................................            --      (119,079)           --
                                                        ------------   -----------   -----------
Net cash used by investing activities.................  (123,636,965)  (75,084,689)  (81,020,043)

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                                                                 YEAR ENDED DECEMBER 31
                                                         ---------------------------------------
                                                            1999          1998          1997
                                                         -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand and savings accounts............   37,981,434    33,163,296    36,148,588
Increase in time deposits..............................   49,071,174     6,328,834    43,695,175
Increase in federal funds purchased....................   15,478,760     1,539,901     1,248,166
Increase in Federal Home Loan Bank advances............   29,142,500    18,000,000     2,000,000
Dividends paid.........................................   (3,618,060)   (2,818,142)   (2,381,958)
Purchase of treasury stock.............................           --      (618,875)
Proceeds from the issuance of common stock.............      173,428        70,939       208,199
                                                         -----------   -----------   -----------
Net cash provided by financing activities..............  128,229,236    56,284,828    80,299,295
                                                         -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents...   21,125,308   (11,113,502)    7,338,978
Cash and cash equivalents at beginning of year.........   52,050,628    63,164,130    55,825,152
                                                         -----------   -----------   -----------
Cash and cash equivalents at end of year...............  $73,175,936   $52,050,628   $63,164,130
                                                         ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest.............................................  $24,033,823   $22,570,646   $20,587,517
                                                         ===========   ===========   ===========
  Income taxes, net....................................  $ 4,319,100   $ 4,678,724   $ 4,430,720
                                                         ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS
Loans transferred to real estate acquired through
  foreclosure..........................................  $   630,321   $   614,120   $   496,750
                                                         ===========   ===========   ===========
Bank owned premises transferred to other real estate...  $        --   $   685,000   $        --
                                                         ===========   ===========   ===========
Unrealized (gains) losses on securities available for
  sale.................................................  $ 3,071,986   $   (39,532)  $  (104,059)
                                                         ===========   ===========   ===========
Change in unrealized loss on securities available for
  sale, net of tax.....................................  $        --   $        --   $    49,857
                                                         ===========   ===========   ===========
Transfers from loans to other assets...................  $        --   $        --   $   208,532
                                                         ===========   ===========   ===========
Sales of other real estate financed....................  $        --   $   166,429   $        --
                                                         ===========   ===========   ===========

                            SEE ACCOMPANYING NOTES.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    First Sterling Banks, Inc. is a multi-bank holding company which conducts business primarily in Barrow, Clarke, Cobb, Dekalb, Gwinnett, Newton, Rockdale and Walton counties through its wholly owned subsidiaries, Main Street Bank ("Main Street"), The Westside Bank & Trust Company ("Westside"), The Eastside Bank & Trust Company ("Eastside"), and Community Bank of Georgia ("Community") (collectively the "Banks"). The Banks provide a full range of traditional banking, mortgage banking, and investment and insurance services to individual and corporate customers in their primary market areas and surrounding counties. The Eastside Bank & Trust Company has a wholly owned subsidiary, Eastside Financial Services, Inc., which originates, sells and services loans made under the Small Business Administration (SBA) Program.

    The consolidated financial statements of First Sterling Banks, Inc. and Subsidiaries (collectively the "Company") are prepared in accordance with generally accepted accounting principles and practices within the financial services industry, which require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. Management believes that the allowance for loan losses is adequate and the valuation of other real estate is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of First Sterling Banks, Inc. ("Parent") and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

BUSINESS COMBINATIONS

    In business combinations accounted for as poolings-of-interests, the financial position and results of operations and cash flows of the respective companies are restated as though the companies were combined for all historical periods. Accordingly, the financial statements reflect the business combinations between First Sterling Banks, Inc., Georgia Bancshares, Inc. and Main Street Banks, Incorporated.

INVESTMENT SECURITIES

    Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. Investment securities are classified as held-to-maturity when the Company has the positive intent and the ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost.

    Investment securities not classified as held-to-maturity are classified as available for sale. Available for sale securities are stated at fair value with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Other investments are stated at amortized cost.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Realized gains and losses, and declines in value determined to be other than temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

    The amortized cost of investment securities classified as held-to-maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to expected maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments.

SECURITIES PURCHASED UNDER RESELL AGREEMENTS

    Securities purchased under resell agreements are recorded at the amounts at which the securities are acquired plus accrued interest. The Company enters into purchases of U. S. Government and agency securities under resell agreements to resell substantially identical securities.

    The amounts advanced under resell agreements represent short-term loans and are combined with Federal funds sold in the balance sheet. The securities underlying the resell agreements are delivered by appropriate entry into a third-party custodian's account designated by the Company under a written custodial agreement that explicitly recognizes the Company's interest in the securities.

LOANS

    Loans are reported at the gross amount outstanding reduced by purchase discount, deferred net loan fees, and unearned income. Interest income on loans is generally recognized over the terms of the loans based on the unpaid daily principal amount outstanding. If the collectibility of interest appears doubtful, the accrual thereof is discontinued. When accrual of interest is discontinued, all unpaid interest is reversed. Interest income on such loans is subsequently recognized only to the extent cash payments are received, the full recovery of principal is anticipated, or after full principal has been recovered when collection of principal is in question.

    Gains on sales of loans are recognized at the time of sale, as determined by the difference between the net sales proceeds and the book value of the loans sold.

    Loan origination fees, net of direct loan origination costs, are deferred and recognized as income over the life of the related loan on a level-yield basis.

MORTGAGE LOANS HELD FOR SALE

    Mortgage loans held-for-sale are recorded at the lower of cost or market on an individual loan basis. Market value is determined based on outstanding commitments from investors and prevailing market conditions. Gains and losses on sales of loans are recognized at settlement date. Gains and losses are determined as the difference between the net sales proceeds and carrying value of the loans sold.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) inherent losses on the existing loan portfolio. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans taking into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. Periodic revisions are made to the allowance when circumstances which necessitate such revisions become known. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance.

PREMISES AND EQUIPMENT

    Premises and equipment are reported at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using primarily accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the term of the related lease.

OTHER REAL ESTATE

    Other real estate represents property acquired through foreclosure or in settlement of loans and is recorded at the lower of cost or fair value less estimated selling expenses. Losses incurred in the acquisition of foreclosed properties are charged against the allowance for loan losses at the time of foreclosure. Subsequent writedowns of other real estate are charged to current operations.

GOODWILL AND OTHER INTANGIBLE ASSETS

    Substantially all costs in excess of net assets of entities acquired are being amortized using the straight-line method over periods ranging from 10 to 15 years. Other intangibles related to entities acquired are being amortized over periods ranging from 5 to 10 years using the straight-line method. Intangible assets related to capital lease rights are being amortized over the term of the related lease using the straight-line method. Accumulated amortization was $3,289,700, $2,850,933 and $2,412,166 at December 31, 1999,
1998 and 1997, respectively. Amortization expense totaled $438,767 for the periods ended December 31, 1999, 1998 and 1997.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

    Securities sold under repurchase agreements which are classified as secured borrowing, generally mature within one to four days from the transaction date. Securities sold under repurchase agreements are reflected at the amount of cash received in connection with the transaction. The Company monitors the fair value of the underlying securities on a daily basis.

INCOME TAXES

    The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

EARNINGS PER SHARE AND COMMON STOCK SPLITS

    The Company has adopted the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" ("Statement 128"). All earnings per share amounts for all periods presented have been restated to conform to the requirements of Statement 128. All per share amounts have been adjusted for the common stock splits, effected in the form of stock dividends, to shareholders of record on March 16, 1998 and April 22, 1999.

FINANCIAL INSTRUMENTS

    In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or when related fees are incurred or received.

COMPREHENSIVE INCOME

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", describes comprehensive income as the total of all components of comprehensive income, including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income. Currently, the Company's other comprehensive income consists of unrealized gains and losses on available-for-sale securities.

CASH AND CASH EQUIVALENTS

    For purposes of presentation in the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

RECLASSIFICATION

    Certain previously reported amounts have been reclassified to conform to current presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"). Statement 133 establishes new accounting and reporting standards for derivatives. This statement requires all derivatives to be measured at fair value and recognized as either assets or liabilities in the statement of financial condition. Accounting for the changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. In June 1999, the Financial Accounting Standards Board elected to defer the effective date of this statement for one year. Adoption of this statement is required for the Company's financial statements for the year ending December 31, 2001.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Adoption is not expected to result in a material financial impact based on the Company's limited use of derivatives.

2. CASH AND DUE FROM BANKS

    The Company is required to maintain average reserve balances with the Federal Reserve Bank, on deposit with national banks, or in cash. The average reserve requirements at December 31, 1999 and 1998 were approximately $9,561,000 and $8,588,000 respectively. The Company maintained cash balances and reserves which were adequate to meet these requirements.

3. INVESTMENT SECURITIES

    The amortized cost and estimated fair value of investment securities are as follows:

                                                                DECEMBER 31, 1999
                                      ----------------------------------------------------------------------
                                                            GROSS               GROSS         ESTIMATED FAIR
                                      AMORTIZED COST   UNREALIZED GAINS   UNREALIZED LOSSES       VALUE
                                      --------------   ----------------   -----------------   --------------
HELD TO MATURITY SECURITIES
States and political subdivisions...   $ 15,541,492        $    --           $  (359,195)      $15,182,297
                                       ============        =======           ===========       ===========
AVAILABLE FOR SALE SECURITIES
U.S. Treasury securities............   $  3,992,001        $ 1,166           $   (51,117)      $ 3,942,050
U.S. Government agencies and
  corporations......................     43,505,005             --            (1,763,306)       41,741,699
States and municipal securities.....      9,733,328         22,228              (664,043)        9,091,513
Mortgage-backed securities..........     42,582,513         41,457            (1,738,256)       40,885,714
Equity securities...................        983,000             --                    --           983,000
                                       ------------        -------           -----------       -----------
Total...............................   $100,795,847        $64,851           $(4,216,722)      $96,643,976
                                       ============        =======           ===========       ===========

                                                                DECEMBER 31, 1998
                                      ----------------------------------------------------------------------
                                                            GROSS               GROSS         ESTIMATED FAIR
                                      AMORTIZED COST   UNREALIZED GAINS   UNREALIZED LOSSES       VALUE
                                      --------------   ----------------   -----------------   --------------
HELD TO MATURITY SECURITIES
States and political subdivisions...   $ 12,497,146        $547,339           $      --        $ 13,044,485
                                       ============        ========           =========        ============
AVAILABLE FOR SALE SECURITIES
U.S. Treasury securities............   $  3,991,421        $ 49,529           $      --        $  4,040,950
U.S. Government agencies and
  corporations......................     33,599,810         144,500             (56,688)         33,687,622
States and political subdivisions...     10,437,572         249,819             (33,865)         10,653,526
Mortgage-backed securities..........     51,241,554         123,815            (203,864)         51,161,505
Equity securities...................        806,900              --                  --             806,900
                                       ------------        --------           ---------        ------------
Total...............................   $100,077,257        $567,663           $(294,417)       $100,350,503
                                       ============        ========           =========        ============

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

3.  INVESTMENT SECURITIES (CONTINUED)

    Other investments are comprised of the following:

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
Federal Home Loan Bank stock................................  $3,010,500   $1,966,200
Southeast Bankcard Association stock........................      40,000       40,000
Community Financial Services, Inc. stock....................     100,000      100,000
North Georgia Bank Stock....................................     150,000           --
Banker's Bank Stock.........................................      72,500       72,500
Other.......................................................       1,756        3,779
                                                              ----------   ----------
                                                              $3,374,756   $2,182,479
                                                              ==========   ==========

    The amortized cost and estimated fair value of investment securities held to maturity and available for sale at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or repay obligations without call or prepayment penalties.

                                              INVESTMENT SECURITIES
                                                HELD TO MATURITY          INVESTMENT SECURITIES
                                            -------------------------      AVAILABLE FOR SALE
                                            -------------------------   -------------------------
                                             AMORTIZED                   AMORTIZED
                                               COST       FAIR VALUE       COST       FAIR VALUE
                                            -----------   -----------   -----------   -----------
Due in one year or less...................  $ 1,666,596   $ 1,674,320   $ 2,759,659   $ 2,722,787
Due after one year through five years.....    6,014,190     5,933,710    35,620,981    34,606,429
Due after five years through ten years....    5,294,497     5,204,872    19,753,666    18,850,343
Due after ten years.......................    2,566,209     2,369,395    21,637,262    20,434,034
Mortgage backed securities................           --            --    20,041,279    19,047,383
                                            -----------   -----------   -----------   -----------
                                            $15,541,492   $15,182,297   $99,812,847   $95,660,976
                                            ===========   ===========   ===========   ===========

    During 1999, proceeds from sales of investment securities available for sale were $4,420,285 with gross gains of $16,929 and gross losses of $21,842 realized on those sales. During 1998, proceeds from sales of investment securities available for sale were $10,294,738 with gross gains of $48,987 and gross losses of $25,075 realization of those sales. During 1997, proceeds from sales of investment securities available for sale were $3,225,835 with gross gains of $21,908 and gross losses of $9,617 realized on those sales. During 1999, 1998 and 1997, net gains of $13,950, $17,533 and $4,667, respectively, were realized on investment securities called prior to contractual maturity.

    The related income tax expense on sale of securities for the periods ended December 31, 1999, 1998 and 1997 was $2,888, $15,048 and $7,761, respectively

    Securities with a carrying value of approximately $74,739,835 and $84,063,503 and estimated fair values of $73,504,077 and $84,395,915 at
December 31, 1999 and 1998, respectively, were pledged to secure public deposits as provided by law.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

4. LOANS

    Loans are summarized as follows:

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
Consumer Loans..............................................  $ 55,199,206   $ 46,145,656
Residential Mortgage Loans..................................   102,104,723     97,563,512
Construction Loans..........................................   117,047,523     90,003,252
Business Loans..............................................   157,612,891    129,393,517
Real Estate Loans--Other....................................   200,883,792    153,767,396
                                                              ------------   ------------
Total loans.................................................   632,848,135    516,873,333
Less:
  Purchase discount.........................................      (289,594)      (399,422)
  Deferred net loan fees....................................    (1,135,101)      (911,278)
  Unearned income...........................................      (433,314)      (415,517)
  Allowance for loan losses.................................    (9,317,788)    (8,217,313)
                                                              ------------   ------------
Loans net...................................................  $621,672,338   $506,929,803
                                                              ============   ============

    Loans in nonaccrual status amounted to $1,743,004 and $1,562,230 at December 31, 1999 and 1998, respectively. The allowance for loan losses related to these impaired loans was $221,112 and $216,339 at December 31, 1999 and 1998, respectively. The average recorded investment impaired loans was $1,693,856, $1,070,431 and $436,742 at December 31, 1999, 1998 and 1997, respectively. If such loans had been on an accrual basis, interest income would have been approximately $172,402, $82,407 and $27,993 higher for the periods ended December 31, 1999, 1998, and 1997, respectively.

    An analysis of activity in the allowance for loan losses is as follows:

                                                                  YEAR ENDED DECEMBER 31
                                                           -------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   -----------
Balance at beginning of year.............................  $8,217,313   $7,168,010   $ 6,062,382
  Provision charged to expense...........................   1,730,000    1,426,000     2,084,842
  Loans charged off......................................    (977,452)    (809,277)   (1,269,440)
  Recoveries of loans previously charged off.............     347,927      432,580       290,226
                                                           ----------   ----------   -----------
Balance at end of year...................................  $9,317,788   $8,217,313   $ 7,168,010
                                                           ==========   ==========   ===========

    A substantial portion of the Company's loans are secured by real estate in northeast Georgia communities, primarily in Barrow, Clarke, Cobb, Gwinnett, Newton, Rockdale, and Walton counties. In addition, a substantial portion of real estate acquired through foreclosure consists of single-family residential properties and land located in these same markets. The ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate are susceptible to changes in market conditions in northeast Georgia.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

5. PREMISES AND EQUIPMENT

    Premises and equipment are comprised of the following:

                                                            DECEMBER 31
                                                     -------------------------
                                                        1999          1998
                                                     -----------   -----------
Land...............................................  $ 7,091,513   $ 6,982,532
Buildings and leasehold improvements...............   16,654,156    14,488,225
Furniture, fixtures and equipment..................   12,255,171    10,314,867
Construction in process............................      283,474       991,312
                                                     -----------   -----------

Less accumulated depreciation and amortization.....   (9,617,355)   (7,820,720)
                                                     -----------   -----------
                                                     $26,666,959    24,956,216
                                                     ===========   ===========

    Depreciation and amortization expense totaled $1,866,207, $1,592,400 and $1,444,014 for the periods ended December 31, 1999, 1998 and 1997, respectively.

    The Company leases certain buildings and various equipment under operating leases. Minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1999 are as follows:

2000........................................................  $  301,332
2001........................................................     315,025
2002........................................................     291,087
2003........................................................     285,739
2004........................................................     259,997
Thereafter..................................................     759,105
                                                              ----------
Total minimum lease payments................................  $2,212,285
                                                              ==========

    Rental expense for all operating leases was $287,350, $211,942 and $154,915 in 1999, 1998 and 1997, respectively. Rental income of $1,950, $29,582 and $20,880 for the period ended December 31, 1999, 1998 and 1997, respectively, is included as a reduction of net occupancy and equipment expense in the consolidated statements of income.

6. INTEREST BEARING DEPOSITS

    A summary of time deposits by year of maturity at December 31, 1999 is as follows:

2000........................................................  $293,842,625
2001........................................................    53,773,502
2002........................................................     5,654,328
2003........................................................     5,334,757
2004 and after..............................................     2,243,412
                                                              ------------
Total time deposits.........................................  $360,848,624
                                                              ============

    The Company had $91,625,058 and $77,649,704 in time deposits over $100,000 at December 31, 1999 and 1998, respectively.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

6. INTEREST BEARING DEPOSITS (CONTINUED)
    Interest expense on these deposits was $4,371,506, $4,318,615 and $3,631,434 for the years ended December 31, 1999, 1998 and 1997, respectively.

7. BORROWINGS

    At December 31, 1999 and 1998 the Company had advances borrowed from the Federal Home Loan Bank totaling $49,142,500 and $20,000,000, respectively. Interest payments and principal payments are due at various maturity dates through 2008 with rates ranging from 4.41% to 6.70%. The Company has pledged all of its eligible residential mortgage loans secured by first mortgages on one-to-four family dwellings as collateral. The Company is allowed to borrow up to 75% of the balance of the eligible loans pledged as collateral. At
December 31, 1999 and 1998 the available balance under the Company's line with the Federal Home Loan Bank was approximately $55,700,000 and $55,300,000, respectively. The Company's weighted average interest rate on borrowings for the periods ended December 31, 1999, 1998 and 1997 was 5.64%, 5.52% and 5.99%,
respectively. Of the $49,142,500 balance outstanding at December 31, 1999, $17,015,000 matures in 2000, $5,015,000 matures in 2001, $5,015,000 matures in
2002, $8,015,000 matures in 2003, $4,015,000 matures in 2004, and $10,067,500 matures thereafter.

8. INCOME TAXES

    Income tax expense is summarized as follows:

                                                  YEAR ENDED DECEMBER 31
                                           ------------------------------------
                                              1999         1998         1997
                                           ----------   ----------   ----------
Current income tax provision.............  $6,118,536   $4,687,509   $4,332,673
Deferred income tax expense (benefit)....    (245,728)     (13,145)    (375,905)
                                           ----------   ----------   ----------
                                           $5,872,808   $4,674,364   $3,956,768
                                           ==========   ==========   ==========

    A reconciliation of income tax computed at statutory rates to total income tax expense is as follows:

                                                YEAR ENDED DECEMBER 31
                                        ---------------------------------------
                                           1999          1998          1997
                                        -----------   -----------   -----------
Pretax income.........................  $16,956,575   $14,505,239   $12,235,216
Income tax computed at statutory
  rate................................  $ 5,765,236   $ 4,931,781   $ 4,159,998
Increase (decrease) resulting from:
  Tax-exempt interest.................     (464,315)     (417,521)     (387,395)
  Nondeductible interest on tax-exempt
    investments.......................       65,866        27,505        34,064
  Amortization of goodwill............       35,790        35,790        35,790
  Other, net..........................      470,231        96,809       114,311
                                        -----------   -----------   -----------
                                        $ 5,872,808   $ 4,674,364   $ 3,956,768
                                        ===========   ===========   ===========

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

8. INCOME TAXES (CONTINUED)
    The following summarizes the significant components of the Company's deferred tax assets and (liabilities):

                                                             DECEMBER 31
                                                       -----------------------
                                                          1999         1998
                                                       ----------   ----------
Allowance for loan losses............................  $2,782,707   $2,336,066
Premises and Equipment...............................    (495,401)    (371,957)
Core deposit intangible..............................      47,038      (15,594)
Deferred net loan fees...............................     336,556      260,697
Net unrealized losses (gains) on investment
  securities available for sale......................   1,458,736      (90,829)
Other, net...........................................    (108,288)    (195,434)
                                                       ----------   ----------
Net deferred tax asset...............................  $4,021,348   $1,922,949
                                                       ==========   ==========

9. EMPLOYEE BENEFITS

    The Company sponsors a 401(k) Employee Savings Plan that permits employees to defer annual cash compensation as specified under the plan. The Board of Directors determines the annual Company contribution, which was $251,166, $248,385 and $325,316 in 1999, 1998 and 1997, respectively.

    The Company has a Management Incentive Bonus Plan for key executives that provides annual cash awards, if approved, based on eligible compensation and achieving earnings goals. The Company also has a General Bonus Plan that provides for annual cash awards to eligible employees as established by the Board of Directors. The total expense under these plans was $1,057,961, $823,584 and $749,100 in 1999, 1998 and 1997, respectively.

    The Company has deferred compensation agreements for certain of its key officers and directors which provide for death and retirement benefits. The estimated amounts to be paid under these agreements have been funded through the purchase of life insurance policies and other investment accounts. The balance of the deferred compensation included in other liabilities amounted to $272,119, $131,394 and $67,455 at December 31, 1999, 1998 and 1997, respectively. Deferred compensation expense recognized under these agreements amounted to $149,808, $48,748 and $67,455 for the years ended December 31, 1999, 1998 and 1997, respectively. The balance of the policy cash surrender value and other investment accounts included in other assets was $1,023,745, $957,493 and $858,000 at December 31, 1999, 1998 and 1997, respectively. Income recognized on the policies and accounts amounted to $42,252, $31,461 and $42,249 for the years ended December 31, 1999, 1998 and 1997, respectively.

10. RELATED PARTY TRANSACTIONS

    Directors, executive officers, and their related interests were customers of the Company and had other transactions with the Company in the ordinary course of business. Loans outstanding to certain directors, executive officers, and their related interests at December 31, 1999 and 1998 were $11,407,106 and $8,655,435, respectively. For the periods ended December 31, 1999 and 1998, $4,234,233 and $2,315,228, respectively of such loans were made and loan repayments totaled $1,260,092 and $1,739,284 for the respective periods. It is the policy of the Company that such

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

10. RELATED PARTY TRANSACTIONS (CONTINUED) transactions be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. These individuals and their related interests also maintain customary demand and time deposit accounts with the Company.

    The Company has operating leases for bank premises that are owned by related parties. These related parties consist of an individual who is a primary shareholder, member of the Board of Directors, and an Executive Officer of the Company, and also members of this individual's family. Terms for these related party leases are substantially the same as those that would be expected to prevail in the market place. During 1999, 1998 and 1997, total lease payments under these related party leases totaled approximately $130,000, $110,000 and $95,000, respectively.

11. SHAREHOLDERS' EQUITY

    Banking regulations limit the amount of dividends that may be paid to the Parent without prior approval of the applicable regulatory agency. At
December 31, 1999, under current state banking laws, the approval of the Georgia Department of Banking and Finance will be required if the total of all dividends declared by the Banks in the calendar year exceeds 50 percent of the net profits for the previous calendar year and the ratio of equity capital to adjusted total assets is less than 6 percent.

    The Company has adopted a nonqualified Restricted Stock Award Plan and a Long-term Incentive Plan, which grant restricted stock and other stock based compensation to key executives and officers of the Company. In the case of restricted stock, Company executives and officers designated as an "eligible executive" will vest in the number of shares of common stock awarded under the plan based on service over the next five years. A total of 960,000 shares are authorized to be issued under the plans, with 765,960 and 764,560 shares of restricted stock issued as of December 31, 1999 and 1998. A total of 567,560 and 492,240 shares were vested with 198,400 and 272,320 shares issued and unvested as of December 31, 1999 and 1998.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

12. STOCK OPTIONS

    The Company has various stock option plans with common stock reserved for key employees and directors. At December 31, 1999, the Company had 179,560 shares of its authorized but unissued common stock reserved for future grants under the stock option plans. Option prices under these plans are equal to the fair value of the Company's common stock on the date of the grant. The options vest over time periods determined by the Compensation Committee of the Board of Directors and expire ten years from date of grant. Other pertinent information related to the options is as follows:

                                                              YEAR ENDED DECEMBER 31
                                               -----------------------------------------------------
                                                         1999                        1998
                                               -------------------------   -------------------------
                                                            WEIGHTED-                   WEIGHTED-
                                                             AVERAGE                     AVERAGE
                                                NUMBER    EXERCISE PRICE    NUMBER    EXERCISE PRICE
                                               --------   --------------   --------   --------------
Under option, beginning of year..............  634,596        $ 5.32       612,543        $4.96
  Granted....................................   72,809         11.46        74,568         9.43
  Exercised..................................  (32,886)         5.27       (13,037)        5.44
  Terminated.................................   (4,773)         6.24       (39,478)        7.58
                                               -------                     -------

Under option, end of year....................  669,746          5.98       634,596         5.32
                                               -------                     -------

Exercisable, end of year.....................  608,911          5.49       557,072         4.80
                                               =======                     =======

Weighted-average fair value of options
  granted during the year....................  $  5.01                     $  3.82

                                 UNDER OPTION,                                     OPTIONS EXERCISABLE,
                                  END OF YEAR                                           END OF YEAR
-------------------------------------------------------------------------------   -----------------------
                                                                     WEIGHTED-
                                                        WEIGHTED-     AVERAGE                   WEIGHTED-
                                                         AVERAGE     REMAINING                   AVERAGE
                                                        EXERCISE    CONTRACTUAL     NUMBER      EXERCISE
RANGE OF EXERCISE PRICES                      NUMBER      PRICE        LIFE       EXERCISABLE     PRICE
------------------------                     --------   ---------   -----------   -----------   ---------
$ 3.07 -  4.55.............................  309,200     $ 3.62           5         309,200      $ 3.62
$ 4.82 -  7.19.............................  234,574     $ 6.34           7         232,517      $ 6.33
$ 7.40 -  9.72.............................   32,269     $ 9.45           9           9,434      $ 8.80
$11.08 - 12.83.............................   93,703     $11.67          10          57,760      $11.56
                                             -------                                -------
                                             669,746...                   7         608,911
                                             =======                                =======

    As permitted by SFAS No. 123 ("Accounting for stock-Based Compensation"), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25 ("Accounting for Stock Issued to Employees"). The Company recognized $0, $15,000 and $0 of compensation costs for stock-based employee compensation awards for the years ended

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

12. STOCK OPTIONS (CONTINUED)
December 31, 1999, 1998, and 1997, respectively. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and earnings per share would have been reduced as follows:

                                                                 YEAR ENDED DECEMBER 31
                                                          -------------------------------------
                                                             1999          1998         1997
                                                          -----------   ----------   ----------
Net income:
  As reported...........................................  $11,083,767   $9,830,875   $8,278,783
  Stock-based compensation, net of related tax effect...     (215,923)     (40,536)    (162,391)
                                                          -----------   ----------   ----------
  As adjusted...........................................  $10,867,844   $9,790,339   $8,116,392
                                                          ===========   ==========   ==========

Basic earnings per share:
  As reported...........................................  $      0.80   $     0.72   $     0.61
  Stock-based compensation, net of related tax effect...         0.02         0.00         0.01
                                                          -----------   ----------   ----------
  As adjusted...........................................  $      0.78   $     0.72   $     0.60
                                                          ===========   ==========   ==========

    The fair value of the options granted during the year was based upon the discounted value of future cash flows of the options using the following weighted-average assumptions:

                                                                 YEAR ENDED DECEMBER 31
                                                          -------------------------------------
                                                             1999          1998         1997
                                                          -----------   ----------   ----------
Risk-free interest rate.................................         6.47%        5.12%        5.97%
Expected life of the options............................     7 YEARS      7 years      7 years
Expected dividends (as a percent of the fair value of
  the stock)............................................         1.27%        1.71%        1.98%
Volatility..............................................        35.59%       37.79%       18.50%

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

13. EARNINGS PER SHARE

    The following is a reconciliation of net income and weighted-average shares outstanding used in determining basic and diluted earnings per common share
(EPS):

                                                             YEAR ENDED DECEMBER 31, 1999
                                                   -------------------------------------------------
                                                                 WEIGHTED AVERAGE
                                                   NET INCOME         SHARES        PER SHARE AMOUNT
                                                   -----------   ----------------   ----------------
Basic EPS........................................  $11,083,767      13,778,337            $0.80
                                                                                          =====
Effect of dilutive securities-Stock options......           --         323,166
                                                   -----------      ----------
Diluted EPS......................................  $11,083,767      14,101,503            $0.79
                                                   ===========      ==========            =====

                                                           YEAR ENDED DECEMBER 31, 1998
                                                   --------------------------------------------
Basic EPS........................................  $ 9,830,875    13,639,051         $0.72
                                                                                     =====
Effect of dilutive securities-Stock options......           --       342,453
                                                   -----------    ----------
Diluted EPS......................................  $ 9,830,875    13,981,504         $0.70
                                                   ===========    ==========         =====

                                                           YEAR ENDED DECEMBER 31, 1997
                                                   --------------------------------------------
Basic EPS........................................  $ 8,278,783    13,550,538         $0.61
                                                                                     =====
Effect of dilutive securities-Stock options......           --       210,878
                                                   -----------    ----------
Diluted EPS......................................  $ 8,278,783    13,761,416         $0.60
                                                   ===========    ==========         =====

14. REGULATORY MATTERS

    The Company and its banking subsidiaries are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statements. The regulations require the Company and its banking subsidiaries to meet specific capital adequacy guidelines that involve quantitative measures of the Company's and its banking subsidiaries' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and its banking subsidiaries' capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Banks must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the following tables.

    The Banks' actual capital amounts and ratios are also presented in the following tables. As of December 31, 1999, the most recent regulatory notification, the Banks, except for The Eastside Bank & Trust Company which was adequately capitalized, were considered well capitalized under current regulatory guidelines. There are no conditions or events since that notification that management believes have changed the Banks' category.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

14. REGULATORY MATTERS (CONTINUED)

    The following is a summary of the Company's and its banking subsidiaries' capital ratios at December 31, 1999, 1998 and 1997:

                                                                                              TO BE WELL
                                                                                             CAPITALIZED
                                                                                             UNDER PROMPT
                                                                    FOR CAPITAL               CORRECTIVE
                                          ACTUAL                     ADEQUACY                   ACTION
                                          AMOUNT       RATIO         PURPOSES      RATIO      PROVISIONS     RATIO
                                        -----------   --------      -----------   --------   ------------   --------
Company
  As of December 31, 1999
    Total Capital (to Risk Weighted
      Assets)........................   $82,778,000    12.40%       $53,402,000      8%      $66,753,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................    74,948,000    11.23%        26,701,000      4%       40,052,000        6%
    Tier 1 Capital (to Average
      Assets)........................    74,948,000     8.58%        34,966,000      4%       43,707,000        5%
  As of December 31, 1998
    Total Capital (to Risk Weighted
      Assets)........................    73,620,000    13.32%        44,228,000      8%       55,286,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................    67,150,000    12.16%        22,114,000      4%       33,171,334        6%
    Tier 1 Capital (to Average
      Assets)........................    67,150,000     9.49%        28,304,000      4%       35,380,000        5%
  As of December 31, 1997
    Total Capital (to Risk Weighted
      Assets)........................    65,498,000    13.67%        38,299,000      8%       47,874,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................    59,689,000    12.46%        19,149,000      4%       28,724,000        6%
    Tier 1 Capital (to Average
      Assets)........................    59,689,000     8.28%        28,830,000      4%       36,038,000        5%

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

14. REGULATORY MATTERS (CONTINUED)

                                                                                              TO BE WELL
                                                                                             CAPITALIZED
                                                                                             UNDER PROMPT
                                                                    FOR CAPITAL               CORRECTIVE
                                          ACTUAL                     ADEQUACY                   ACTION
                                          AMOUNT       RATIO         PURPOSES      RATIO      PROVISIONS     RATIO
                                        -----------   --------      -----------   --------   ------------   --------
Main Street only
  As of December 31, 1999
    Total Capital (to Risk Weighted
      Assets)........................   $48,948,000    12.86%       $30,450,080      8%      $38,062,600       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................    46,158,000    12.13%        15,225,040      4%       22,837,560        6%
    Tier 1 Capital (to Average
      Assets)........................    46,158,000     9.27%        19,917,920      4%       24,897,400        5%
  As of December 31, 1998
    Total Capital (to Risk Weighted
      Assets)........................    45,713,000    14.00%        26,121,000      8%       32,651,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................    41,610,000    12.74%        13,061,000      4%       19,591,000        6%
    Tier 1 Capital (to Average
      Assets)........................    41,610,000     9.67%        17,213,000      4%       21,516,000        5%
  As of December 31, 1997
    Total Capital (to Risk Weighted
      Assets)........................    40,642,000    13.66%        23,805,000      8%       29,756,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................    36,906,000    12.40%        11,903,000      4%       17,854,000        6%
    Tier 1 Capital (to Average
      Assets)........................    36,906,000     9.00%        16,403,000      4%       20,504,000        5%

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

14.  REGULATORY MATTERS (CONTINUED)

                                                                                                TO BE WELL
                                                                                                CAPITALIZED
                                                                                                   UNDER
                                                                                                  PROMPT
                                                                       FOR CAPITAL              CORRECTIVE
                                              ACTUAL                    ADEQUACY                  ACTION
                                              AMOUNT      RATIO         PURPOSES      RATIO     PROVISIONS     RATIO
                                            ----------   --------      -----------   --------   -----------   --------
Westside only
  As of December 31, 1999
    Total Capital (to Risk Weighted
      Assets).............................  12,463,000    11.37%       $8,770,000       8%      $10,962,000      10%
    Tier 1 Capital (to Risk Weighted
      Assets).............................  11,408,000    10.41%        4,385,000       4%        6,577,000       6%
    Tier 1 Capital (to Average Assets)....  11,408,000     6.99%        6,533,000       4%        8,166,000       5%
  As of December 31, 1998
    Total Capital (to Risk Weighted
      Assets).............................  10,727,000    13.35%        6,428,000       8%        8,035,000      10%
    Tier 1 Capital (to Risk Weighted
      Assets).............................   9,911,000    12.34%        3,214,000       4%        4,821,000       6%
    Tier 1 Capital (to Average Assets)....   9,911,000     8.75%        4,529,000       4%        5,661,000       5%
  As of December 31, 1997
    Total Capital (to Risk Weighted
      Assets).............................   9,501,000    13.92%        5,460,000       8%        6,825,000      10%
    Tier 1 Capital (to Risk Weighted
      Assets).............................   8,684,000    12.73%        2,730,000       4%        4,095,000       6%
    Tier 1 Capital (to Average Assets)....   8,684,000     5.03%        6,903,000       4%        8,629,000       5%

                                                                                                TO BE WELL
                                                                                                CAPITALIZED
                                                                                                   UNDER
                                                                                                  PROMPT
                                                                       FOR CAPITAL              CORRECTIVE
                                              ACTUAL                    ADEQUACY                  ACTION
                                              AMOUNT      RATIO         PURPOSES      RATIO     PROVISIONS     RATIO
                                            ----------   --------      -----------   --------   -----------   --------
Eastside only
  As of December 31, 1999
    Total Capital (to Risk Weighted
      Assets).............................  $9,937,000     9.92%       $8,019,000       8%      $10,022,000      10%
    Tier 1 Capital (to Risk Weighted
      Assets).............................   8,854,000     8.83%        4,009,000       4%        6,014,000       6%
    Tier 1 Capital (to Average Assets)....   8,854,000     7.49%        4,726,000       4%        5,908,000       5%
  As of December 31, 1998
    Total Capital (to Risk Weighted
      Assets).............................   8,668,000    10.69%        6,488,000       8%        8,110,000      10%
    Tier 1 Capital (to Risk Weighted
      Assets).............................   7,858,000     9.69%        3,244,000       4%        4,866,000       6%
    Tier 1 Capital (to Average Assets)....   7,858,000     9.02%        3,483,000       4%        4,354,000       5%
  As of December 31, 1997
    Total Capital (to Risk Weighted
      Assets).............................   7,596,000    13.37%        4,546,000       8%        5,683,000      10%
    Tier 1 Capital (to Risk Weighted
      Assets).............................   7,033,000    12.38%        2,273,000       4%        3,410,000       6%
    Tier 1 Capital (to Average Assets)....   7,033,000     9.63%        2,921,000       4%        3,651,000       5%

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

14. REGULATORY MATTERS (CONTINUED)

                                                                                         TO BE WELL
                                                                                        CAPITALIZED
                                                                                        UNDER PROMPT
                                                               FOR CAPITAL               CORRECTIVE
                                         ACTUAL                 ADEQUACY                   ACTION
                                         AMOUNT      RATIO      PURPOSES      RATIO      PROVISIONS     RATIO
                                       ----------   --------   -----------   --------   ------------   --------
Community only
  As of December 31, 1999
    Total Capital (to Risk
      Weighted Assets)...............  $9,364,000    11.50%    $6,517,000       8%       $8,146,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................   8,429,000    10.35%     3,259,000       4%        4,888,000        6%
    Tier 1 Capital (to Average
      Assets)........................   8,429,000     8.88%     3,799,000       4%        4,748,000        5%
  As of December 31, 1998
    Total Capital (to Risk Weighted
      Assets)........................   8,198,000    12.60%     5,219,000       8%        6,524,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................   7,457,000    11.40%     2,610,000       4%        3,914,000        6%
    Tier 1 Capital (to Average
      Assets)........................   7,457,000     9.70%     3,071,000       4%        3,838,000        5%
  As of December 31, 1997
    Total Capital (to Risk Weighted
      Assets)........................   7,421,000    13.20%     4,493,000       8%        5,617,000       10%
    Tier 1 Capital (to Risk Weighted
      Assets)........................   6,728,000    12.00%     2,247,000       4%        3,370,000        6%
    Tier 1 Capital (to Average
      Assets)........................   6,728,000    10.30%     2,613,000       4%        3,267,000        5%

15. OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the customer to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as are used for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at December 31, 1999 and 1998 include

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

15. OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS (CONTINUED)
$21,371,000 and $9,719,000, respectively, in undisbursed credit lines and $33,708,000 and $29,711,000, respectively, in unfunded construction and development loans. The Company's experience has been that approximately 80 percent of loan commitments are ultimately drawn upon by customers.

The Company issues standby letters of credit, which are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company had $630,000 and $668,000 in irrevocable standby letters of credit outstanding at December 31, 1999 and 1998, respectively.

The Company was not required to perform under any standby letters of credit during 1999 or 1998.

The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties on those commitments for which collateral is deemed necessary.

16. LITIGATION

The Company, in the normal course of business, is subject to various pending or threatened lawsuits in which claims for monetary damages are asserted. Although it is not possible for the Company to predict the outcome of these lawsuits or the range of any possible loss, management, after consultation with legal counsel, does not anticipate that the ultimate aggregate liability, if any, arising from these lawsuits will have a material adverse effect on the Company's financial position or operating results.

17. FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company uses the following methods and assumptions in estimating fair values of financial instruments:

    Cash and cash equivalents--The carrying amount of cash and cash equivalents approximates fair value.

    Interest-bearing deposits--The carrying amount of interest-bearing deposits approximates fair value.

    Investment securities--The fair value of investment securities held to maturity and available for sale is estimated based on published bid prices or bid quotations received from securities dealers. The carrying amount of other investments approximates fair value.

    Loans--For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other loans, fair values are calculated by discounting the contractual cash flows using estimated market rates which reflect the credit and interest rate risk inherent in the loan, or by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

17. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

    Mortgage loans held for sale--The carrying amount of mortgage loans held for sale approximates fair value.

    Deposits--The fair value of deposits with no stated maturity, such as demand, NOW and MMDA, and savings accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using the rates currently offered for deposits of similar remaining maturities.

    Accrued interest--The carrying amount of accrued interest receivable and payable approximates fair value.

    Off-balance-sheet instruments--Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the borrowers' credit standing.

    The estimated fair values of the Company's financial instruments are as follows:

                                                               DECEMBER 31
                                        ---------------------------------------------------------
                                                   1999                          1998
                                        ---------------------------   ---------------------------
                                          CARRYING      ESTIMATED       CARRYING      ESTIMATED
                                           VALUE        FAIR VALUE       VALUE        FAIR VALUE
                                        ------------   ------------   ------------   ------------
Financial assets:
  Cash and due from banks.............  $ 35,822,324   $ 35,822,234   $ 31,362,821   $ 31,362,821
  Interest-bearing deposits...........     1,733,612      1,733,612        348,807        348,807
  Investment securities held to
    maturity..........................    15,541,492     15,182,297     12,497,146     13,044,485
  Investment securities available for
    sale..............................    96,643,976     96,643,976    100,350,503    100,350,503
  Other investments...................     3,374,756      3,374,756      2,182,479      2,182,479
  Loans (net of unearned income)......   630,990,126    626,417,262    515,147,116    514,157,969
  Mortgage loans held for sale........     1,356,664      1,356,664      4,282,914      4,282,914
  Accrued interest receivable.........     3,526,663      3,526,663      2,739,057      2,739,057
Financial liabilities:
  Noncontractual deposits.............   345,380,007    348,820,174    307,398,573    307,238,827
  Contractual deposits................   360,848,624    360,650,812    311,777,450    313,896,470
  Securities sold under repurchase
    agreements........................    18,872,722     18,872,722      3,393,962      3,393,962
  Federal Home Loan Advances..........    49,142,500     49,142,500     20,000,000     20,000,000
  Accrued interest payable............     3,025,862      3,025,862      2,146,261      2,146,261
Off-balance-sheet instruments:
  Undisbursed credit lines............    21,371,000        194,991      9,719,000         88,676
  Unfunded construction and
    development loans.................    33,708,000        307,555     29,711,000        271,087
  Standby letters of credit...........       630,000          5,748        668,000          6,095

18. OTHER COMPREHENSIVE INCOME

    Statement No. 130 requires that all components of comprehensive income and total comprehensive income be reported on one of the following: (1) the statement of income, (2) the statement of changes

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

18. OTHER COMPREHENSIVE INCOME (CONTINUED) in shareholders equity, or (3) a separate statement of comprehensive income. Comprehensive income is comprised of net income and all changes to shareholders' equity, except those due to investments by owners (changes in paid-in-capital) and distributions to owners (dividends). The Company adopted this statement effective January 1, 1998 and has elected to report comprehensive income in the consolidated statements of changes in shareholders' equity.

19. BUSINESS COMBINATIONS

    On April 23, 1999, the Company effected a business combination and merger with Georgia Bancshares, Inc. by exchanging 1,461,632 shares of its common stock for all of the common stock of Georgia Bancshares, Inc. The combination was accounted for as a pooling of interest and, accordingly, all prior financial statements have been restated to include Georgia Bancshares, Inc. All per share and stock option data has been restated to reflect the effects of the business combination and stock dividend.

    On May 24, 2000, the Company effected a business combination and merger with Main Street Banks, Inc. (the former parent of Main Street). Under the terms of the transaction, Main Street Banks, Inc. shareholders received 1.01 shares of First Sterling Banks, Inc. common stock for each share of Main Street
Banks, Inc. stock owned prior to the merger. The combination was accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to include the financial results of Main Street Banks, Inc.

    The results of operations on the separate companies for periods prior to the combination are summarized as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Net interest income:
  First Sterling Banks, Inc., exclusive of pre-acquisition
    amounts.................................................  $13,073,247   $ 8,316,106
  Georgia Bancshares, Inc.(1) ..............................    1,220,175     3,278,715
  Main Street Banks, Incorporated...........................   23,503,403    21,657,013
                                                              -----------   -----------
Total.......................................................  $37,796,825   $33,251,834
Net income:
  First Sterling Banks, Inc., exclusive of pre-acquisition
    amounts.................................................  $ 3,536,180   $ 2,471,194
  Georgia Bancshares, Inc.(1) ..............................      313,921       844,306
  Main Street Banks, Incorporated...........................    7,233,666     6,515,375
                                                              -----------   -----------
Total.......................................................  $11,083,767   $ 9,830,875

------------------------

(1) 1999 amounts reflect the results of operations from January 1, 1999 through the effective merger date of April 23, 1999. Results of operations for the period from April 24, 1999 through December 31, 1999 are included in First Sterling Banks, Inc. amounts.

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

20. PARENT COMPANY FINANCIAL INFORMATION

    The following information presents the condensed balance sheet of the Parent at December 31, 1999 and 1998, and the statements of income and cash flows for the years ended December 31, 1999, 1998 and 1997:

                                                               CONDENSED BALANCE SHEET
                                                              -------------------------
                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
ASSETS
Cash and cash equivalents...................................  $ 2,112,333   $ 2,294,151
Investment in subsidiaries..................................   71,260,718    66,143,650
OTHER ASSETS................................................      687,328       732,695
                                                              -----------   -----------
Total assets................................................  $74,060,379   $69,170,496
                                                              ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Other liabilities...........................................  $   726,427   $   669,671
Shareholders' equity........................................   73,333,952    68,500,825
                                                              -----------   -----------
Total liabilities and shareholders' equity..................  $74,060,379   $69,170,496
                                                              ===========   ===========

                                                             CONDENSED STATEMENTS OF INCOME
                                                          -------------------------------------
                                                                       DECEMBER 31
                                                          -------------------------------------
                                                             1999          1998         1997
                                                          -----------   ----------   ----------
Income:
  Dividends from subsidiaries...........................  $ 3,874,267   $3,616,560   $3,110,208
Expenses:
  Salaries and employee benefits........................       93,367       10,500       10,500
  Legal and professional................................       81,615       22,381       24,338
  Merger Expenses.......................................      308,908      105,531           --
  Other expenses........................................      254,463      280,463      218,354
                                                          -----------   ----------   ----------
Total expenses..........................................      738,353      418,875      253,192
                                                          -----------   ----------   ----------
Income before income tax benefits and equity in
  undistributed income of subsidiaries..................    3,135,914    3,197,685    2,857,016
Benefit for income taxes................................      174,777      151,057       86,635
                                                          -----------   ----------   ----------
Income before equity in undistributed income of
  subsidiary............................................    3,310,691    3,348,742    2,943,651
Equity in undistributed income of subsidiary............    7,773,076    6,482,133    5,337,797
                                                          -----------   ----------   ----------
Net income..............................................  $11,083,767   $9,830,875   $8,278,448
                                                          ===========   ==========   ==========

                  FIRST STERLING BANKS, INC. AND SUBSIDIARIES

20. PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                               CONDENSED STATEMENTS OF CASH FLOWS
                                                                        DECEMBER 31
                                                            ------------------------------------
                                                               1999         1998         1997
                                                            ----------   ----------   ----------
OPERATING ACTIVITIES
Net income................................................  11,083,767    9,830,875    8,278,448
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Undistributed income of subsidiary......................  (7,773,076)  (6,482,133)  (5,334,797)
  Other...................................................     (47,877)    (689,338)      29,517
                                                            ----------   ----------   ----------
Net cash provided by operating activities.................   3,262,814    2,659,404    2,973,168

FINANCING ACTIVITIES
Dividends paid............................................  (3,618,060)  (2,818,142)  (2,381,956)
Purchase of treasury stock................................          --           --     (618,875)
Proceeds from exercise of stock options...................     173,428       70,939      208,199
                                                            ----------   ----------   ----------
Net cash used in financing activities.....................  (3,444,632)   2,747,203   (2,792,632)
Net decrease in cash......................................    (181,818)     (87,799)     180,536
Cash at beginning of period...............................   2,294,151    2,381,950    2,201,414
                                                            ----------   ----------   ----------
Cash at end of period.....................................   2,112,333    2,294,151    2,381,950
                                                            ==========   ==========   ==========

21. SUBSEQUENT EVENTS

    During September 2000, the Company announced its intent to acquire Walton Bank and Trust Company ("Walton"). Walton is a community bank located in Monroe with total assets of $62 million.

    If the merger is completed, each share of Walton Bank & Trust Company common stock will be exchanged for 2.752 shares of the Company's common stock. The exchange in the acquisition of Walton's stock for the Company's stock will not give rise to taxable gain or loss to shareholders of Walton nor will the Company recognize taxable gain or loss as a consequence of the acquisition.

    The Company expects to complete the acquisition during the first quarter of 2001 and is in the process of obtaining approval from the Federal Reserve Bank and the Georgia Department of Banking and Finance.

    During September 2000, the Company also announced the proposed acquisition of two insurance agencies affiliated with Walton. These transactions are expected to close in December 2000 and are expected to be accounted for as poolings of interests.

                              FINANCIAL STATEMENTS
                            WALTON BANK & TRUST CO.

                            WALTON BANK & TRUST CO.
                            CONDENSED BALANCE SHEETS
                    SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                                  (UNAUDITED)

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2000            1999
                                                              --------------   -------------
                           ASSETS
Cash and due from banks.....................................   $ 1,944,721      $ 1,873,176
Securities available-for-sale, at fair value................    13,519,210       12,524,902
Securities held-to-maturity (fair value approximately
  $710,000; $697,000).......................................       686,318          686,282
Federal funds sold..........................................       820,000          980,000
Loans.......................................................    42,385,145       37,457,189
Less allowance for loan losses..............................       517,295          426,134
                                                               -----------      -----------
    Loans, net..............................................    41,867,850       37,031,055
                                                               -----------      -----------
Premises and equipment......................................       745,521          810,782
Other assets................................................       852,609          819,814
                                                               -----------      -----------
                                                               $60,436,229      $54,726,011
                                                               ===========      ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand................................   $ 7,205,192      $ 6,302,865
  Interest-bearing demand...................................     7,500,449        8,109,134
  Savings...................................................     1,911,724        1,768,667
  Time......................................................    36,482,985       31,844,325
                                                               -----------      -----------
    Total deposits..........................................    53,100,350       48,024,991
Other liabilities...........................................       398,864          486,307
                                                               -----------      -----------
    Total liabilities.......................................    53,499,214       48,511,298
                                                               -----------      -----------
Commitments and contingent liabilities
Stockholders' equity
  Common stock, par value $5; 1,000,000 shares authorized;
    450,000 shares issued and outstanding...................     2,250,000        2,250,000
  Capital surplus...........................................       741,771          741,771
  Retained earnings, substantially restricted...............     4,098,541        3,486,233
  Accumulated other comprehensive loss......................      (153,297)        (263,291)
                                                               -----------      -----------
    Total stockholders' equity..............................     6,937,015        6,214,713
                                                               -----------      -----------
                                                               $60,436,229      $54,726,011
                                                               ===========      ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.
            CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED        NINE MONTHS ENDED
                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                 ----------------------   -----------------------
                                                    2000        1999         2000         1999
                                                 ----------   ---------   ----------   ----------
INTEREST INCOME
  Loans........................................  $1,181,671   $ 862,379   $3,339,875   $2,449,037
  Taxable securities...........................     187,548     171,723      541,843      502,146
  Nontaxable securities........................      25,117      19,024       69,336       56,919
  Federal funds sold...........................      27,815      17,161       48,666       85,465
  Deposits in banks............................          37           0           37            0
                                                 ----------   ---------   ----------   ----------
    TOTAL INTEREST INCOME......................   1,422,188   1,070,287    3,999,757    3,093,567
                                                 ----------   ---------   ----------   ----------
INTEREST EXPENSE
  Interest on deposits.........................     636,246     436,047    1,735,910    1,276,125
  Interest on other borrowings.................      17,492          27       23,674           27
                                                 ----------   ---------   ----------   ----------
    TOTAL INTEREST EXPENSE.....................     653,738     436,074    1,759,584    1,276,152
                                                 ----------   ---------   ----------   ----------
    NET INTEREST INCOME........................     768,450     634,213    2,240,173    1,817,415
PROVISION FOR LOAN LOSSES......................      30,000      15,000      110,000       45,000
                                                 ----------   ---------   ----------   ----------
    NET INTEREST INCOME AFTER PROVISION FOR
      LOAN LOSSES..............................     738,450     619,213    2,130,173    1,772,415
                                                 ----------   ---------   ----------   ----------
OTHER INCOME
  Service charges on deposit accounts..........     104,360      91,129      308,069      265,495
  Other operating income.......................      90,526      52,377      286,305      151,950
                                                 ----------   ---------   ----------   ----------
                                                    194,886     143,506      594,374      417,445
                                                 ----------   ---------   ----------   ----------
OTHER EXPENSES
  Salaries and employee benefits...............     264,067     241,845      786,697      675,024
  Equipment and occupancy expenses.............      51,208      48,191      169,981      142,706
  Other operating expenses.....................     153,321     146,340      480,765      391,422
                                                 ----------   ---------   ----------   ----------
                                                    468,596     436,376    1,437,443    1,209,152
                                                 ----------   ---------   ----------   ----------
    INCOME BEFORE INCOME TAXES.................     464,740     326,343    1,287,104      980,708
INCOME TAX EXPENSE.............................     160,730     112,775      449,796      337,440
                                                 ----------   ---------   ----------   ----------
    NET INCOME.................................     304,010     213,568      837,308      643,268
OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gains (losses) on securities
    available-for-sale arising during period,
    net of tax.................................     109,703     (29,214)     109,994     (209,807)
                                                 ----------   ---------   ----------   ----------
    COMPREHENSIVE INCOME.......................  $  413,713   $ 184,354   $  947,302   $  433,461
                                                 ==========   =========   ==========   ==========
BASIC EARNINGS PER COMMON SHARE................  $     0.68   $    0.47   $     1.86   $     1.43
                                                 ==========   =========   ==========   ==========
DILUTED EARNINGS PER COMMON SHARE..............  $     0.66   $    0.47   $     1.82   $     1.42
                                                 ==========   =========   ==========   ==========
CASH DIVIDENDS PER SHARE OF COMMON STOCK.......  $       --   $      --   $     0.50   $     0.35
                                                 ==========   =========   ==========   ==========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.
                       CONDENSED STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                  (UNAUDITED)

                                                                 2000          1999
                                                              -----------   -----------
OPERATING ACTIVITIES
  Net income................................................  $   837,308   $   643,268
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation............................................       67,801        54,347
    Provision for loan losses...............................      110,000        45,000
    Other operating activities..............................     (124,416)       (2,668)
                                                              -----------   -----------
      Net cash provided by operating activities.............      890,693       739,947
                                                              -----------   -----------

INVESTING ACTIVITIES
  Purchases of securities available-for-sale................   (1,628,578)   (4,230,794)
  Proceeds from sales of securities available-for-sale......      748,406             0
  Proceeds from maturities of securities
    available-for-sale......................................            0     1,894,859
  Proceeds from maturities of securities held-to-maturity...            0         2,149
  Net decrease in Federal funds sold........................      160,000     3,000,000
  Net increase in loans.....................................   (4,946,795)   (4,997,334)
  Purchase of premises and equipment........................       (2,540)     (130,795)
                                                              -----------   -----------
      Net cash used in investing activities.................   (5,669,507)   (4,461,915)
                                                              -----------   -----------

FINANCING ACTIVITIES
  Net increase in deposits..................................    5,075,359     4,300,075
  Dividends paid............................................     (225,000)     (157,500)
                                                              -----------   -----------
      Net cash provided by financing activities.............    4,850,359     4,142,575
                                                              -----------   -----------
Net increase in cash and due from banks.....................       71,545       420,607
Cash and due from banks at beginning of period..............    1,873,176     1,226,687
                                                              -----------   -----------
Cash and due from banks at end of period....................  $ 1,944,721   $ 1,647,294
                                                              ===========   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

    The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

    The results of operations for the three and nine month periods ended September 30, 2000 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  CURRENT ACCOUNTING DEVELOPMENTS

    In June of 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." The effective date of this statement has been deferred by SFAS No. 137 until fiscal years beginning after June 15, 2000. However, the statement permits early adoption as of the beginning of any fiscal quarter after its issuance. In June 2000, the FASB issued SFAS
No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133." SFAS No. 138 amends certain provisions of SFAS No. 133. The Bank expects to adopt this statement effective January 1, 2001. SFAS No. 133 requires the Bank to recognize all derivatives as either assets or liabilities in the balance sheet at fair value. For derivatives that are not designated as hedges, the gain or loss must be recognized in earnings in the period of change. For derivatives that are designated as hedges, changes in the fair value of the hedged assets, liabilities, or firm commitments must be recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value must be recognized in earnings immediately. Management has not yet determined what effect the adoption of SFAS No. 133 will have on the Bank's earnings or financial position.

NOTE 3.


    On September 26, 2000, the Bank signed an Agreement and Plan of Merger with First Sterling Banks, Inc. ("First Sterling"). This agreement provides for the merger of the Bank with and into a wholly owned subsidiary bank of First Sterling, with the wholly owned subsidiary of First Sterling being the surviving bank of the merger.


    In the merger, each share of the Bank's common stock outstanding on the effective date of the merger will be converted into 2.752 of First Sterling common stock.

                            WALTON BANK & TRUST CO.
                                FINANCIAL REPORT
                               DECEMBER 31, 1999

                            WALTON BANK & TRUST CO.
                                FINANCIAL REPORT
                               DECEMBER 31, 1999

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
INDEPENDENT AUDITOR'S REPORT................................     F-44

FINANCIAL STATEMENTS

  BALANCE SHEETS............................................     F-45
  STATEMENTS OF INCOME......................................     F-46
  STATEMENTS OF COMPREHENSIVE INCOME........................     F-47
  STATEMENTS OF STOCKHOLDERS' EQUITY........................     F-48
  STATEMENTS OF CASH FLOWS..................................     F-49
  NOTES TO FINANCIAL STATEMENTS.............................     F-50

                          INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS
WALTON BANK & TRUST CO.
MONROE, GEORGIA

    We have audited the accompanying balance sheets of WALTON BANK & TRUST CO. as of December 31, 1999 and 1998, and the related statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walton Bank & Trust Co. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          /s/ MAULDIN & JENKINS, LLC


Atlanta, Georgia
February 2, 2000

                            WALTON BANK & TRUST CO.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
                           ASSETS
Cash and due from banks.....................................  $ 1,873,176   $ 1,226,687
Federal funds sold..........................................      980,000     4,430,000
Securities available-for-sale...............................   12,524,902    10,434,438
Securities held-to-maturity (fair value $697,480 and
  $860,566).................................................      686,282       801,105

Loans.......................................................   37,457,189    31,195,474
Less allowance for loan losses..............................      426,134       370,252
                                                              -----------   -----------
    Loans, net..............................................   37,031,055    30,825,222
                                                              -----------   -----------

Premises and equipment......................................      810,782       722,061
Other assets................................................      819,814       568,131
                                                              -----------   -----------
    TOTAL ASSETS............................................  $54,726,011   $49,007,644
                                                              ===========   ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand................................  $ 6,302,865   $ 5,965,080
  Interest-bearing demand...................................    8,109,134     9,182,596
  Savings...................................................    1,768,667     1,991,287
  Time, $100,000 and over...................................    8,006,124     6,806,103
  Other time................................................   23,838,201    18,933,784
                                                              -----------   -----------
    TOTAL DEPOSITS..........................................   48,024,991    42,878,850
Other liabilities...........................................      486,307       297,090
                                                              -----------   -----------
    TOTAL LIABILITIES.......................................   48,511,298    43,175,940
                                                              -----------   -----------
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Common stock, par value $5; 1,000,000 shares authorized;
    450,000 shares issued and outstanding...................    2,250,000     2,250,000
  Capital surplus...........................................      741,771       741,771
  Retained earnings, substantially restricted...............    3,486,233     2,783,340
  Accumulated other comprehensive income (loss).............     (263,291)       56,593
                                                              -----------   -----------
    TOTAL STOCKHOLDERS' EQUITY..............................    6,214,713     5,831,704
                                                              -----------   -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $54,726,011   $49,007,644
                                                              ===========   ===========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.

                              STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999         1998
                                                              ----------   ----------
INTEREST INCOME
  Loans.....................................................  $3,413,493   $3,116,151
  Taxable securities........................................     673,731      547,862
  Nontaxable securities.....................................      79,313       61,910
  Federal funds sold........................................     100,647      195,627
                                                              ----------   ----------
    Total interest income...................................   4,267,184    3,921,550
                                                              ----------   ----------
INTEREST EXPENSE
  Interest on deposits......................................   1,771,137    1,644,973
  Interest on other borrowings..............................          89           --
                                                              ----------   ----------
    Total interest expense..................................   1,771,226    1,644,973
                                                              ----------   ----------
    NET INTEREST INCOME.....................................   2,495,958    2,276,577
PROVISION FOR LOAN LOSSES...................................      65,000      262,745
                                                              ----------   ----------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....   2,430,958    2,013,832
                                                              ----------   ----------
OTHER INCOME
  Service charges on deposit accounts.......................     372,129      326,737
  Loan servicing income.....................................     132,905       78,540
  Other operating income....................................      96,733       93,147
                                                              ----------   ----------
    Total other income......................................     601,767      498,424
                                                              ----------   ----------
OTHER EXPENSES
  Salaries and employee benefits............................     942,991      761,090
  Equipment expenses........................................     100,537       77,688
  Occupancy expenses........................................     103,952       97,933
  Other operating expenses..................................     570,887      570,735
                                                              ----------   ----------
    Total other expenses....................................   1,718,367    1,507,446
                                                              ----------   ----------
    INCOME BEFORE INCOME TAXES..............................   1,314,358    1,004,810
INCOME TAX EXPENSE..........................................     453,965      312,168
                                                              ----------   ----------
    NET INCOME..............................................  $  860,393   $  692,642
                                                              ==========   ==========
BASIC EARNINGS PER SHARE....................................  $     1.91   $     1.54
                                                              ==========   ==========
DILUTED EARNINGS PER SHARE..................................  $     1.90   $     1.52
                                                              ==========   ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.

                       STATEMENTS OF COMPREHENSIVE INCOME

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
NET INCOME..................................................  $860,393   $692,642
OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gains (losses) on securities
    available-for-sale:
    Net unrealized holding gains (losses) on securities
      available-for-sale arising during period, net of taxes
      (benefits) of $(187,869) and $11,490, respectively....  (319,884)    19,566
                                                              --------   --------
COMPREHENSIVE INCOME........................................  $540,509   $712,208
                                                              ========   ========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                    ACCUMULATED
                                     COMMON STOCK                                      OTHER           TOTAL
                                 ---------------------    CAPITAL      RETAINED    COMPREHENSIVE   STOCKHOLDERS'
                                  SHARES    PAR VALUE     SURPLUS      EARNINGS    INCOME (LOSS)      EQUITY
                                 --------   ----------   ----------   ----------   -------------   -------------
BALANCE, DECEMBER 31, 1997.....  300,000    $1,500,000   $1,491,771   $2,240,698     $  37,027      $5,269,496
  Net income...................       --            --           --      692,642            --         692,642
  Stock split, three-for-two...  150,000       750,000     (750,000)          --            --              --
  Dividend declared $.50.......       --            --           --     (150,000)           --        (150,000)
  Other comprehensive income...       --            --           --           --        19,566          19,566
                                 -------    ----------   ----------   ----------     ---------      ----------
BALANCE, DECEMBER 31, 1998.....  450,000     2,250,000      741,771    2,783,340        56,593       5,831,704
  Net income...................       --            --           --      860,393            --         860,393
  Dividend declared $.35.......       --            --           --     (157,500)           --        (157,500)
  Other comprehensive loss.....       --            --           --           --      (319,884)       (319,884)
                                 -------    ----------   ----------   ----------     ---------      ----------
BALANCE, DECEMBER 31, 1999.....  450,000    $2,250,000   $  741,771   $3,486,233     $(263,291)     $6,214,713
                                 =======    ==========   ==========   ==========     =========      ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
OPERATING ACTIVITIES
  Net income................................................  $   860,393   $   692,642
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................       76,079        66,964
    Provision for loan losses...............................       65,000       262,745
    Deferred income taxes...................................      (37,130)      (33,049)
    Increase in interest receivable.........................      (78,165)      (89,543)
    Increase in interest payable............................       21,591        24,337
    Increase (decrease) in taxes payable....................      139,966       (49,242)
    Other operating activities..............................       79,141        50,300
                                                              -----------   -----------
      Net cash provided by operating activities.............    1,126,875       925,154
                                                              -----------   -----------
INVESTING ACTIVITIES
  Purchases of securities available-for-sale................   (4,561,107)   (7,374,967)
  Proceeds from maturities of securities
    available-for-sale......................................    1,962,890     5,153,953
  Proceeds from maturities of securities held-to-maturity...      114,823       396,053
  Net (increase) decrease in Federal funds sold.............    3,450,000    (2,490,000)
  Net increase in loans.....................................   (6,270,833)   (5,262,707)
  Purchase of premises and equipment........................     (189,325)           --
  Net proceeds from disposals of premises and equipment.....       24,525       (24,640)
                                                              -----------   -----------
      Net cash used in investing activities.................   (5,469,027)   (9,602,308)
                                                              -----------   -----------
FINANCING ACTIVITIES
  Increase in deposits......................................    5,146,141     8,416,037
  Dividends paid............................................     (157,500)     (150,000)
                                                              -----------   -----------
      Net cash provided by financing activities.............    4,988,641     8,266,037
                                                              -----------   -----------
Net increase (decrease) in cash and due from banks..........      646,489      (411,117)
Cash and due from banks at beginning of year................    1,226,687     1,637,804
                                                              -----------   -----------
Cash and due from banks at end of year......................  $ 1,873,176   $ 1,226,687
                                                              ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest................................................  $ 1,749,635   $ 1,620,636
    Income taxes............................................      351,129       394,459
NONCASH TRANSACTION
  Unrealized (gains) losses on securities
    available-for-sale......................................      507,753       (31,056)

                       SEE NOTES TO FINANCIAL STATEMENTS.

                            WALTON BANK & TRUST CO.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    Walton Bank & Trust Company (the "Bank") is a commercial bank located in Monroe, Walton County, Georgia with one branch located in Walnut Grove, Georgia. The Bank provides a full range of banking services in its primary market area of Walton County and surrounding counties.

    BASIS OF PRESENTATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

    CASH AND DUE FROM BANKS

    Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and due from banks.

    The Bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

    SECURITIES

    Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. All other securities are classified as available-for-sale and recorded at fair value with net unrealized gains and losses reported in other comprehensive income
(loss).

    Interest on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sale of securities are determined using the specific identification method.

    LOANS

    Loans are reported at their outstanding principal balances less unearned interest and fees and the allowance for loan losses. Interest income is accrued based on the principal balance outstanding.

    Loan origination fees and direct costs of most loans are recognized at the time the loan is recorded. Loan origination fees and costs incurred for other loans are deferred and recognized as income over the life of the loan. Because net origination loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for all loan fees and costs in accordance with generally accepted accounting principles.

    The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due and for all loans past due greater than ninety days. Interest income is subsequently recognized only to the extent cash payments exceed the outstanding principal balance or when the loan is returned to accrual status.

                            WALTON BANK & TRUST CO.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Loan losses are charged against the allowance when management believes the uncollectibility of a loan is confirmed. Subsequent recoveries are credited to the allowance. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. This evaluation is inherently subjective as it requires material estimates that are susceptible to significant change including the amounts and timing of future cash flows expected to be received on impaired loans. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

    A loan is considered impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Individually identified impaired loans are measured based on the present value of expected payments, using the contractual loan rate as the discount rate, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

    PREMISES AND EQUIPMENT

    Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed principally by the straight-line method over the estimated useful lives of the assets.

    INCOME TAXES

    Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

    Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences will be realized. A valuation allowance would be recorded for those deferred tax items for which it is more likely than not that realization would not occur.

    EARNINGS PER SHARE

    Basic earnings per share are computed by dividing net income by the weighted- average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options.

                            WALTON BANK & TRUST CO.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPREHENSIVE INCOME

    Statement of Financial Accounting Standards ("SFAS") No. 130 describes comprehensive income as the total of all components of comprehensive income, including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income. Currently, the Bank's other comprehensive income consists of unrealized gains and losses on available-for-sale securities.

    RECENT DEVELOPMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The effective date of this statement has been deferred by SFAS No. 137 until fiscal years beginning after June 15, 2000. However, the statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Bank expects to adopt this statement effective January 1, 2001. SFAS No. 133 requires the Bank to recognize all derivatives as either assets or liabilities in the balance sheet at fair value. For derivatives that are not designated as hedges, the gain or loss must be recognized in earnings in the period of change. For derivatives that are designated as hedges, changes in the fair value of the hedged assets, liabilities, or firm commitments must be recognized in earnings or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value must be recognized in earnings immediately. Management has not yet determined what effect the adoption of SFAS No. 133 will have on the Bank's earnings or financial position.

    There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Bank's financial statements.

                            WALTON BANK & TRUST CO.

NOTE 2. SECURITIES

    The amortized cost and fair value of securities are summarized as follows:

                                                                GROSS        GROSS
                                                 AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                   COST         GAINS        LOSSES        VALUE
                                                -----------   ----------   ----------   -----------
SECURITIES AVAILABLE-FOR-SALE
  DECEMBER 31, 1999:
  U. S. GOVERNMENT AND AGENCY SECURITIES......  $10,956,987     $ 1,293    $(372,351)   $10,585,929
  STATE AND MUNICIPAL SECURITIES..............    1,081,063          --      (49,729)     1,031,334
  MORTGAGE-BACKED SECURITIES..................      904,775       6,256       (3,392)       907,639
                                                -----------     -------    ---------    -----------
                                                $12,942,825     $ 7,549    $(425,472)   $12,524,902
                                                ===========     =======    =========    ===========
  December 31, 1998:
  U. S. Government and agency securities......  $ 8,653,713     $66,080    $  (9,731)   $ 8,710,062
  State and municipal securities..............      420,835      18,680           --        439,515
  Mortgage-backed securities..................    1,270,060      14,801           --      1,284,861
                                                -----------     -------    ---------    -----------
                                                $10,344,608     $99,561    $  (9,731)   $10,434,438
                                                ===========     =======    =========    ===========
SECURITIES HELD-TO-MATURITY
  DECEMBER 31, 1999:
  STATE AND MUNICIPAL SECURITIES..............  $   686,282     $13,091    $  (1,893)   $   697,480
                                                ===========     =======    =========    ===========
  December 31, 1998:
  State and municipal securities..............  $   801,105     $59,452    $      --    $   860,556
                                                ===========     =======    =========    ===========

    Securities with a carrying value of $1,458,000 and $1,220,090 at December 31, 1999 and 1998, respectively, were pledged to secure public deposits and for other purposes.

    There were no gains or losses on sales of securities available-for-sale during 1999 or 1998.

    The amortized cost and fair value of debt securities as of December 31, 1999 by contractual maturity are shown below. Maturities may differ from contractual maturities of mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following summary.

                                         SECURITIES AVAILABLE-FOR-SALE        SECURITIES HELD-TO-MATURITY
                                        -------------------------------       ---------------------------
                                         AMORTIZED            FAIR            AMORTIZED           FAIR
                                           COST               VALUE              COST            VALUE
                                        -----------       -------------       ----------       ----------
Due from one to five years............  $ 9,137,881        $ 8,838,048         $ 98,625         $100,009
Due from five to ten years............    2,449,364          2,356,398          587,657          597,471
Due after ten years...................      450,805            422,817               --               --
Mortgage-backed securities............      904,775            907,639               --               --
                                        -----------        -----------         --------         --------
                                        $12,942,825        $12,524,902         $686,282         $697,480
                                        ===========        ===========         ========         ========

                            WALTON BANK & TRUST CO.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

    The composition of loans is summarized as follows:

                                                   DECEMBER 31,
                                             -------------------------
                                                1999          1998
                                             -----------   -----------
Commercial, financial and agricultural.....  $ 4,157,000   $ 4,588,000
Real estate--construction..................   10,610,000     6,337,000
Real estate--mortgage......................   18,261,000    16,294,000
Consumer and other.........................    4,534,787     4,009,876
                                             -----------   -----------
                                              37,562,787    31,228,876
Unearned interest and fees.................     (105,598)      (33,402)
Allowance for loan losses..................     (426,134)     (370,252)
                                             -----------   -----------
    Loans, net.............................  $37,031,055   $30,825,222
                                             ===========   ===========

    Changes in the allowance for loan losses for the years ended December 31, 1999 and 1998 are as follows:

                                                     DECEMBER 31,
                                                 --------------------
                                                   1999       1998
                                                 --------   ---------
Balance, beginning of year.....................  $370,252   $ 334,719
  Provision for loan losses....................    65,000     262,745
  Loans charged off............................   (36,331)   (239,839)
  Recoveries...................................    27,213      12,627
                                                 --------   ---------
Balance, end of year...........................  $426,134   $ 370,252
                                                 ========   =========

    The following is a summary of information pertaining to impaired loans:

                                                       DECEMBER 31,
                                                    -------------------
                                                      1999       1998
                                                    --------   --------
Impaired loans without a valuation allowance......   $4,339    $136,506
Impaired loans with a valuation allowance.........       --          --
                                                     ------    --------
    Total impaired loans..........................   $4,339    $136,506
                                                     ======    ========
Valuation allowance related to impaired loans.....   $   --    $     --
                                                     ======    ========
Average investment in impaired loans..............   $4,579    $156,876
                                                     ======    ========

    The Bank has granted loans to related parties including directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1999 are as follows:

Balance, beginning of year..............................  $ 1,141,691
  Advances..............................................    1,346,707
  Repayments............................................   (1,107,365)
                                                          -----------
Balance, end of year....................................  $ 1,381,033
                                                          ===========

                            WALTON BANK & TRUST CO.

NOTE 4. PREMISES AND EQUIPMENT

    Premises and equipment are summarized as follows:

                                                    DECEMBER 31,
                                               -----------------------
                                                  1999         1998
                                               ----------   ----------
Land.........................................  $  180,476   $  180,476
Buildings....................................     747,778      747,778
Equipment....................................     520,379      363,806
                                               ----------   ----------
                                                1,448,633    1,292,060
Accumulated depreciation.....................    (637,851)    (569,999)
                                               ----------   ----------
                                               $  810,782   $  722,061
                                               ==========   ==========

NOTE 5. DEPOSITS

    At December 31, 1999, the scheduled maturities of time deposits are as follows:

2000........................................................  $24,162,099
2001........................................................    5,808,334
2002........................................................      433,798
2003........................................................      982,407
2004........................................................      457,687
                                                              -----------
                                                              $31,844,325
                                                              ===========

NOTE 6. EMPLOYEE BENEFIT PLANS

    STOCK OPTION PLAN

    The Bank has a stock option plan with 45,000 shares of common stock being reserved for options to key employees. The option price of an incentive stock option shall not be less than the fair market value of the stock as of the date of grant, and the option price of a non-incentive stock option shall not be less than 80% of the fair market value of the stock as of the date of grant. The exercise period for those options granted is determined by the Board of Directors, but in no instance shall such period exceed ten years from the date of grant. The Board of Directors have the authority to prescribe in any stock option agreement that the options may be exercised only in accordance with an accrual schedule.

                            WALTON BANK & TRUST CO.

NOTE 6. EMPLOYEE BENEFIT PLANS (CONTINUED)
    Other pertinent information related to the options is as follows:

                                                           1999                   1998
                                                   --------------------   --------------------
                                                              WEIGHTED-              WEIGHTED-
                                                               AVERAGE                AVERAGE
                                                              EXERCISE               EXERCISE
                                                    NUMBER      PRICE      NUMBER      PRICE
                                                   --------   ---------   --------   ---------
Under option, beginning of year..................   19,500     $ 7.91      18,000     $ 7.49
Granted..........................................    6,500      13.39       1,500      12.95
                                                    ------                 ------
Under option, end of year........................   26,000       9.28      19,500       7.91
                                                    ======                 ======
Options exercisable at year-end..................   16,800       7.55      16,800       7.55
Weighted-average fair value of options granted
  during the year................................                3.51                   3.25

    Information pertaining to options outstanding at December 31, 1999 is as follows:

                                            OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                                   -------------------------------------   -----------------------
                                                  WEIGHTED-
                                                   AVERAGE     WEIGHTED-                 WEIGHTED-
                                                  REMAINING     AVERAGE                   AVERAGE
                                     NUMBER      CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
RANGE OF EXERCISE PRICES           OUTSTANDING      LIFE         PRICE     EXERCISABLE     PRICE
------------------------           -----------   -----------   ---------   -----------   ---------
$6.67--$8.98.....................     16,500     4.3 years      $ 7.11       15,150       $ 7.04
$11.71--$13.26...................      9,500     9.3 years       13.05        1,650        12.27
                                      ------                                 ------
Outstanding at end of year.......     26,000     6.1 years        9.28       16,800         7.55
                                      ======                                 ======

    The Bank applies APB Opinion 25 and related Interpretations in accounting for the stock option plan. Accordingly, no compensation cost has been recognized. Had compensation cost for the stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method prescribed by FASB Statement No. 123, net income and earnings per share would have been adjusted to the pro forma amounts indicated below.

                                                                                YEARS ENDED DECEMBER 31,
                                                                                -------------------------
                                                                                   1999          1998
                                                                                -----------   -----------
Net income                   As reported......................................   $860,393      $692,642
                             Pro forma........................................   $846,236      $689,624
Earnings per share           As reported......................................   $   1.91      $   1.54
                             Pro forma........................................   $   1.88      $   1.53
Earnings per share--         As reported......................................   $   1.90      $   1.52
  assuming dilution          Pro forma........................................   $   1.86      $   1.51

                            WALTON BANK & TRUST CO.

NOTE 6. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              1999
                                                          ------------
Dividend yield..........................................         2.5%
Expected life...........................................    10 years
Expected volatility.....................................         .01%
Risk-free interest rate.................................        6.86%

    PROFIT SHARING PLAN

    The Bank has a contributory 401(k) Employee Savings plan available to all eligible employees, subject to certain minimum age and service requirements. The Bank contributed $27,634 and $18,842 to the plan for the years ended
December 31, 1999 and 1998, respectively.

NOTE 7. INCOME TAXES

    Income tax expense consists of the following:

                                                  YEARS ENDED DECEMBER
                                                          31,
                                                 ----------------------
                                                   1999          1998
                                                 --------      --------
Current........................................  $491,095      $345,217
Deferred.......................................   (37,130)      (33,049)
                                                 --------      --------
  Income tax expense...........................  $453,965      $312,168
                                                 ========      ========

    The Bank's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                               YEARS ENDED DECEMBER 31,
                                       -----------------------------------------
                                              1999                  1998
                                       -------------------   -------------------
                                        AMOUNT    PERCENT     AMOUNT    PERCENT
                                       --------   --------   --------   --------
Income taxes at statutory rate.......  $446,882      34%     $341,637      34%
  State income tax...................    28,591       2        20,814       2
  Tax exempt income..................   (26,966)     (2)      (21,050)     (2)
  Other items, net...................     5,458      --       (29,233)     (3)
                                       --------      --      --------      --
Income tax expense...................  $453,965      34%     $312,168      31%
                                       ========      ==      ========      ==

                            WALTON BANK & TRUST CO.

NOTE 7. INCOME TAXES (CONTINUED)
    The components of deferred income taxes are as follows:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
DEFERRED TAX ASSETS:
  Allowance for loan losses.............................  $126,458   $105,368
  Securities available-for-sale.........................   154,632         --
                                                          --------   --------
                                                           281,090    105,368
                                                          --------   --------
DEFERRED TAX LIABILITIES:
  Accrual to cash adjustment for income tax reporting
    purposes............................................   111,335    129,965
  Depreciation..........................................    11,631      9,041
  Securities available-for-sale.........................        --     33,237
                                                          --------   --------
                                                           122,966    172,243
                                                          --------   --------
    NET DEFERRED TAX ASSETS (LIABILITIES)...............  $158,124   $(66,875)
                                                          ========   ========

NOTE 8. EARNINGS PER SHARE

    Diluted earnings per share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. The number of common shares was increased by the number of shares issuable upon the exercise of the stock options described in Note 6. This theoretical increase in the number of common shares was reduced by the number of common shares which are assumed to have been repurchased for the treasury with the proceeds from the exercise of the options; these purchases were assumed to have been made at the price per share that approximates average market price. The treasury stock method for determining the amount of dilution of stock options is based on the concept that common shares which could have been purchased with the proceeds of the exercise of common stock options at market price are not actually outstanding common shares.

    Presented below is a summary of the components used to calculate basic and diluted earnings per share for the years ended December 31, 1999 and 1998.

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Net income..................................................   $860,393      $692,642
                                                               ========      ========
Weighted average common shares outstanding..................   $450,000      $450,000
Net effect of the assumed exercise of stock options based on the treasury stock method using average market price for
  the year..................................................      3,810         7,066
                                                               --------      --------
Total weighted average common shares and common stock
  equivalents outstanding...................................    453,810       457,066
                                                               ========      ========
Diluted earnings per share..................................   $   1.90      $   1.52
                                                               ========      ========

                            WALTON BANK & TRUST CO.

NOTE 9. COMMITMENTS AND CONTINGENT LIABILITIES

    In the normal course of business, the Bank has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Bank's commitments is as follows:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1999         1998
                                                       ----------   ----------
Commitments to extend credit.........................  $9,675,285   $2,894,691
Standby letters of credit............................     184,460      334,939
                                                       ----------   ----------
                                                       $9,859,745   $3,229,630
                                                       ==========   ==========

    Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, crops, inventory, equipment and personal property.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

    In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management for the Bank, any liability resulting from such proceedings would not have a material effect on the Bank's financial statements.

NOTE 10. CONCENTRATIONS OF CREDIT

    The Bank originates primarily commercial, residential and consumer loans to customers in the Walton County area and surrounding counties. The ability of the majority of the Bank's customers to honor their contractual loan obligations is dependent on the local and metro Atlanta economies.

    Seventy-seven percent of the Bank's loan portfolio is concentrated in loans secured by real estate, of which twenty-eight percent consists of construction loans. A substantial portion of these loans are secured by real estate in the Bank's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Bank's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

    The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $1,000,000.

                            WALTON BANK & TRUST CO.

NOTE 11. REGULATORY MATTERS

    The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. The Bank has appropriated retained earnings of $1,007,050 that cannot be used for payment of dividends. At December 31, 1999, approximately $430,000 of retained earnings were available for dividend declaration without regulatory approval.

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1999, the Bank met all capital adequacy requirements to which it is subject.

    At December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

    The Bank's actual capital amounts and ratios at December 31, 1999 and 1998 are presented in the following table.

                                                                                                   TO BE WELL
                                                                                                   CAPITALIZED
                                                                                                  UNDER PROMPT
                                                                             FOR CAPITAL           CORRECTIVE
                                                                              ADEQUACY               ACTION
                                                       ACTUAL                 PURPOSES             PROVISIONS
                                                 -------------------     -------------------   -------------------
                                                  AMOUNT     RATIO        AMOUNT     RATIO      AMOUNT     RATIO
                                                 --------   --------     --------   --------   --------   --------
AS OF DECEMBER 31, 1999:
TOTAL CAPITAL TO RISK WEIGHTED ASSETS..........   $6,904     18.29%       $3,020       8%       $3,775       10%
TIER I CAPITAL TO RISK WEIGHTED ASSETS.........   $6,478     17.16%       $1,510       4%       $2,265        6%
TIER I CAPITAL TO AVERAGE ASSETS...............   $6,478     11.78%       $2,200       4%       $2,751        5%
As of December 31, 1998:
Total Capital to Risk Weighted Assets..........   $6,146     19.20%       $2,561       8%       $3,201       10%
Tier I Capital to Risk Weighted Assets.........   $5,775     18.04%       $1,281       4%       $1,921        6%
Tier I Capital to Average Assets...............   $5,775     11.94%       $1,935       4%       $2,419        5%

                            WALTON BANK & TRUST CO.

NOTE 12. SUPPLEMENTAL FINANCIAL DATA

    Components of other operating expenses in excess of 1% of total revenue are as follows:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
Stationary and supplies...................................  $54,542    $51,300
Data processing...........................................   59,607     97,724

NOTE 13. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow models. Those models are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1999 and 1998. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

    CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD:

    The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

    SECURITIES:

    Fair values for securities are based on available quoted market prices.

    LOANS:

    For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow models, using current market interest rates offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow models or based on the fair value of the underlying collateral.

    DEPOSITS:

    The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow models, using current market interest rates offered on certificates with similar remaining maturities.

                            WALTON BANK & TRUST CO.

NOTE 13. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    ACCRUED INTEREST:

    The carrying amounts of accrued interest approximate their fair values.

    OFF-BALANCE-SHEET INSTRUMENTS:

    Fair values of the Bank's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Bank until such commitments are funded. The Bank has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

    The estimated fair values and related carrying amounts of the Bank's financial instruments are as follows:

                                                                DECEMBER 31,
                                            -----------------------------------------------------
                                                      1999                        1998
                                            -------------------------   -------------------------
                                             CARRYING        FAIR        CARRYING        FAIR
                                              AMOUNT         VALUE        AMOUNT         VALUE
                                            -----------   -----------   -----------   -----------
Financial assets:
  Cash, due from banks and Federal funds
    sold..................................  $ 2,853,176   $ 2,853,176   $ 5,656,687   $ 5,656,687
  Securities..............................   13,211,184    12,922,382    11,235,543    11,295,004
  Loans...................................   37,031,055    37,426,658    30,825,222    31,560,541
  Accrued interest receivable.............      517,795       517,795       439,630       439,630

Financial liabilities:
  Deposits................................   48,024,991    47,977,194    42,878,850    42,901,913
  Accrued interest payable................      191,722       191,722       170,131       170,131

NOTE 14. STOCK SPLIT

    On February 17, 1998, the Bank declared a three-for-two common stock split payable on or after March 3, 1998 to shareholders of record on March 2, 1998. The number of shares outstanding after the split was 450,000. An amount equal to the par value of common stock declared was transferred from capital surplus to common stock.

                                                             APPENDIX A TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            WALTON BANK & TRUST CO.
                                    ("WBT")

                           FIRST STERLING BANKS, INC.
                                    ("FSLB")

                                      AND

                                MAIN STREET BANK
                                    ("MSB")

                               SEPTEMBER 26, 2000

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                          --------
 1.  MERGER..........................................................            1
      1.1   FSLB-SUB MERGER INTO WBT....................................         1
      1.2   EFFECTIVE DATE OF THE MERGER................................         2
      1.3   MANAGEMENT OF THE RESULTING INSTITUTION.....................         2

 2.  MANNER AND BASIS OF CONVERTING SHARES OF STOCK..................            2
      2.1   CONVERSION OF SHARES........................................         2
      2.2   WBT STOCK OPTIONS AND RELATED MATTERS.......................         2
      2.3   SHARES HELD BY FSLB OR WBT..................................         3
      2.4   FRACTIONAL SHARES...........................................         3
      2.5   SURRENDER OF STOCK CERTIFICATES.............................         4
      2.6   NO INTEREST.................................................         4

 3.  OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.........................            4
      3.1   MATERIAL....................................................         4
      3.2   MATERIAL ADVERSE EFFECT OR CHANGE...........................         4
      3.3   ACCESS, INFORMATION AND DOCUMENTS...........................         5
      3.4   REGISTRATION STATEMENT; WBT SHAREHOLDERS' MEETING...........         6
      3.5   CONFIDENTIAL INFORMATION....................................         6
      3.6   FULL COOPERATION............................................         6
      3.7   APPLICATIONS................................................         6
      3.8   PUBLIC ANNOUNCEMENTS AND DISCLOSURES........................         6
      3.9   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES....................         7
      3.10  AGREEMENT AS TO EFFORTS TO CONSUMMATE.......................         7
      3.11  ACCOUNTING AND TAX TREATMENT................................         7
      3.12  KNOWLEDGE...................................................         7

 4.  REPRESENTATIONS AND WARRANTIES OF WBT...........................            7
      4.1   WBT SCHEDULE................................................         7
      4.2   CORPORATE ORGANIZATION......................................         7
      4.3   AUTHORIZED CAPITAL STOCK; SUBSIDIARIES......................         8
      4.4   QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED.........         8
      4.5   AUTHORIZATION...............................................         8
      4.6   NON-CONTRAVENTION...........................................         8
      4.7   FINANCIAL STATEMENTS........................................         8
      4.8   NOTES AND OBLIGATIONS.......................................         8
      4.9   LIABILITIES.................................................         9
      4.10  INVESTMENTS.................................................         9
      4.11  TAXES.......................................................         9
      4.12  LITIGATION..................................................         9
      4.13  REGULATORY FILINGS..........................................        10
      4.14  GENERAL LEGAL COMPLIANCE....................................        10
      4.15  PROPERTIES; ENVIRONMENTAL...................................        10

                                                                            PAGE
                                                                          --------
      4.16  INSURANCE...................................................        11
      4.17  BROKER......................................................        11
      4.18  TRADEMARKS..................................................        11
      4.19  SOLE AGREEMENT TO MERGE OR SELL.............................        11
      4.20  INSIDER CONTRACTS...........................................        12
      4.21  EMPLOYEE BENEFIT PLANS......................................        12
      4.22  ARTICLES AND BYLAWS.........................................        14
      4.23  BOOKS AND RECORDS...........................................        14
      4.24  ABSENCE OF CHANGES..........................................        14

 5.  REPRESENTATIONS AND WARRANTIES OF FSLB AND MSB..................           15
      5.1   CORPORATE ORGANIZATION......................................        15
      5.2   AUTHORIZED CAPITAL STOCK....................................        15
      5.3   QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED.........        16
      5.4   AUTHORIZATION...............................................        16
      5.5   NON-CONTRAVENTION...........................................        16
      5.6   FINANCIAL STATEMENTS........................................        16
      5.7   SEC FILINGS.................................................        16
      5.8   ABSENCE OF UNDISCLOSED LIABILITIES..........................        17
      5.9   LEGAL PROCEEDINGS...........................................        17
      5.10  REGULATORY FILINGS..........................................        17
      5.11  GENERAL LEGAL COMPLIANCE....................................        17
      5.12  BROKER......................................................        17
      5.13  ABSENCE OF CHANGES..........................................        17

 6.  COVENANTS OF WBT................................................           18
      6.1   CONDUCT OF BUSINESS.........................................        18
      6.2   CAPITAL STOCK, ARTICLES AND BYLAWS..........................        18
      6.3   APPROVAL OF WBT SHAREHOLDERS................................        19
      6.4   PROXY MATERIALS.............................................        19
      6.5   NOTICE OF BREACH............................................        19
      6.6   SOLE AGREEMENT TO MERGE OR SELL.............................        19
      6.7   REPORTS.....................................................        19
      6.8   AFFILIATES..................................................        19

 7.  COVENANTS OF FSLB AND MSB.......................................           20
      7.1   CONDUCT OF BUSINESS.........................................        20
      7.2   APPROVAL OF MSB SHAREHOLDER.................................        20
      7.3   NOTICE OF BREACH............................................        20
      7.4   SOLE AGREEMENT TO MERGE OR SELL.............................        20
      7.5   REPORTS.....................................................        20
      7.6   INDEMNITY...................................................        21
      7.7   EMPLOYEE BENEFITS...........................................        21
      7.8   EXCHANGE LISTING............................................        22

 8.  CONDITIONS TO OBLIGATIONS OF WBT................................           22
      8.1   REPRESENTATIONS AND COVENANTS COMPLIANCE....................        22
      8.2   NO CHANGE IN CONDITION......................................        22
      8.3   CLOSING CERTIFICATE AND OTHER DOCUMENTS.....................        22
      8.4   LEGAL OPINION...............................................        22
      8.5   NO LEGAL ACTION.............................................        22
      8.6   FAIRNESS OPINION............................................        22

                                                                            PAGE
                                                                          --------
 9.  CONDITIONS TO OBLIGATIONS OF FSLB AND MSB.......................           22
      9.1   REPRESENTATIONS AND COVENANTS COMPLIANCE....................        22
      9.2   NO CHANGE IN CONDITION......................................        22
      9.3   CLOSING CERTIFICATE AND OTHER DOCUMENTS.....................        22
      9.4.  LEGAL OPINION...............................................        22
      9.5   NO LEGAL ACTION.............................................        23

10.  CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.......................           23
     10.1   GOVERNMENT APPROVAL.........................................        23
     10.2   SHAREHOLDER APPROVAL........................................        23
     10.3   REGISTRATION STATEMENT AND NASDAQ LISTING...................        23
     10.4   DISSENTING SHARES...........................................        23
     10.5   POOLING LETTERS.............................................        23
     10.6   TAX MATTERS.................................................        23

11.  ACQUISITION OF DISSENTERS' STOCK................................           23
     11.1   DISSENTING SHAREHOLDERS.....................................        23
     11.2   NOTICE OF DISSENT...........................................        24
     11.3   PURCHASER OF DISSENTERS' STOCK..............................        24

12.  CLOSING.........................................................           24
     12.1   CLOSING.....................................................        24
     12.2   NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS...............        24

13.  TERMINATION.....................................................           24
     13.1   TERMINATION.................................................        24
     13.2   PROCEDURE AND EFFECT OF TERMINATION; EXPENSES...............        24

14.  MISCELLANEOUS...................................................           25
     14.1   AMENDMENT...................................................        25
     14.2   WAIVER......................................................        25
     14.3   ENTIRE AGREEMENT............................................        25
     14.4   NOTICES.....................................................        25
     14.5   ASSIGNMENT..................................................        26
     14.6   SEVERABILITY................................................        26
     14.7   COUNTERPARTS................................................        26
     14.8   HEADINGS....................................................        26
     14.9   GOVERNING LAW...............................................        26

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into effective as of the 26th day of September, 2000 by and among the WALTON BANK & TRUST CO. ("WBT"), a Georgia banking corporation, FIRST STERLING BANKS, INC. ("FSLB"), a Georgia corporation, and MAIN STREET BANK ("MSB"), a Georgia banking corporation and a wholly-owned subsidiary of FSLB (WBT, FSLB and MSB are sometimes collectively referred to as the "Parties" and individually referred to as "Party").

                              W I T N E S S E T H:

    WHEREAS, the authorized capital stock of FSLB consists of 50,000,000 shares of common stock, no par value ("FSLB Stock"), of which 13,869,552 shares are issued and outstanding;

    WHEREAS, MSB is a wholly-owned subsidiary of FSLB and its authorized capital stock consists of 370,000 shares of common stock, $10.00 par value ("MSB Stock"), of which 339,800 shares are issued and outstanding;

    WHEREAS, the authorized capital stock of WBT consists of 1,000,000 shares of common stock, $5.00 par value ("WBT Stock"), of which 450,000 shares are issued and outstanding;

    WHEREAS, WBT has 26,000 shares of its common stock subject to the WBT Stock Option Plan;

    WHEREAS, the Boards of Directors of each Party deem it advisable and in the best interests of such Party and its respective shareholders that WBT and MSB merge on the basis set forth in this Agreement (the "Merger"), with MSB being the surviving and resulting corporation arising from such merger, under the name "Main Street Bank." (MSB, as the resulting institution, is occasionally referred to herein as the "Resulting Institution");

    WHEREAS, FSLB as the sole shareholder of MSB, will deliver or cause to be delivered, to the shareholders and option holders of WBT the consideration to be exchanged pursuant to the Merger in accordance with the terms of this Agreement;

    WHEREAS, the Board of Directors of WBT and MSB have approved and adopted this Agreement and directed that it be submitted to their respective shareholders for approval;

    WHEREAS, it is the intention of the Parties to this Agreement that the merger of WBT into MSB (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) for accounting purposes shall be accounted for as a pooling-of-interests:

    NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for the purpose of stating the method, terms and conditions of the Merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of WBT Stock into FSLB Stock, as hereinafter provided, and such other provisions relating to the Merger as the Parties deem necessary or desirable, the Parties hereto agree as follows:

1.  MERGER.

    1.1 WBT MERGER INTO MSB. Pursuant to the applicable provisions of the Financial Institutions Code of Georgia ("Financial Institutions Code"), other provisions of law and on the terms and conditions set forth herein, WBT shall be merged with and into MSB. MSB shall be the Resulting Institution. The name of the Resulting Institution shall be "Main Street Bank." The Articles of Incorporation and Bylaws of MSB shall be the same as in effect immediately prior to the Merger and shall remain in effect thereafter until amended by the Resulting Institution.

    1.2 EFFECTIVE DATE OF THE MERGER. Subject to compliance with the various conditions and requirements of this Agreement, the Merger shall be effective as of the effective date ("Effective Date") as set forth in the Articles of Merger to be filed with the Georgia Secretary of State in accordance with the applicable provisions of the Financial Institutions Code.

    1.3  MANAGEMENT OF THE RESULTING INSTITUTION.

        1.3.1 BOARD OF DIRECTORS. On the Effective Date, the Board of Directors of the Resulting Institution shall consist of ten (10) directors each to hold office for a term expiring at the next succeeding annual meeting of the shareholders of the Resulting Institution, and until their successors have been elected and qualified. The initial members of the Board of Directors of the Resulting Institution, are as follows:

       Eugene L. Argo, Robert R. Fowler, III, Samuel B. Hay, III, P. Harris Hines, Harry L. Hudson, Jr., C. Chandler Hunt, Edward C. Milligan, Joseph K. Strickland, Jr., Frank B. Turner and Hugh B. Williamson, III.

        Mr. Hugh B. Williamson, III shall become a member of the Board of Directors of the Resulting Institution for a minimum period of five
    (5) years and FSLB shall vote its shares of common stock and equivalents in favor of such election. This covenant shall survive the Effective Date.

        1.3.2 CERTAIN OFFICERS; DIRECTORS. Mr. W. Morris Jordan shall be employed as the Executive Vice President of MSB and as Chief Executive Officer of the Walton County Banking Region of MSB (including Loganville, Georgia). He shall have an employment contract on the terms set forth in Exhibit A hereto.

2.  MANNER AND BASIS OF CONVERTING SHARES OF STOCK.

    2.1 CONVERSION OF SHARES. Subject to the provisions of this Section 2, at the time the Merger is consummated (the "Effective Time"), by virtue of the Merger and without any action on the part of MSB or WBT or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

        (a) Each share of MSB Stock issued and outstanding immediately prior to the Effective Time shall be continue to be issued and outstanding following the Merger.

        (b) Each share of WBT Stock issued and outstanding immediately prior to the Effective Time, excluding shares held by FSLB or WBT or any wholly-owned subsidiary of either of them, in each case other than in a fiduciary capacity or as a result of debts previously contracted and shares held by shareholders who have protected dissenters' rights of appraisal under the applicable provisions (the "Dissenter's Provisions") of the Financial Institutions Code and the Georgia Business Corporation Code ("Corporation Code"), shall cease to be outstanding and shall be converted into and exchanged for 2.752 shares of FSLB Stock (the "Conversion Ratio"). The Conversion Ratio, including the number of FSLB Stock issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in FSLB Stock, reclassification or similar distribution whereby FSLB issues FSLB Stock or any securities convertible into or exchangeable for FSLB Stock without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of this Agreement and prior to the Effective Date.

    2.2  WBT STOCK OPTIONS AND RELATED MATTERS.

        (a) As of the Effective Time, all rights with respect to the WBT Stock issuable pursuant to the exercise of stock options ("WBT Options") granted by WBT under stock option plans of WBT (the "WBT Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such WBT Options are then exercisable, shall, subject to this section, be assumed by FSLB in accordance with the terms of the particular WBT Stock Option Plan under which such WBT Options were issued and the stock agreement by which such WBT Options are evidenced. From and after the Effective Time of the Merger, (i) each WBT Option assumed by FSLB hereunder may be exercised solely for FSLB Stock, (ii) the number of FSLB Stock subject to such WBT Option shall be equal to the number of shares of WBT Stock subject to such WBT Option immediately prior to the Effective Time multiplied by the Conversion Ratio, and (iii) the per share exercise price under each such WBT Option shall be adjusted by dividing the per share exercise price under each WBT Option by the Conversion Ratio and rounding up to the nearest cent.

        (b) At all times after the Effective Time, FSLB shall reserve for issuance such number of FSLB Stock as shall be necessary to permit the exercise of WBT Options in the manner contemplated by this Agreement. At or prior to, or at the election of FSLB within a reasonable time (not to exceed 30 days) after, the Effective Time, FSLB shall file a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form), with respect to the FSLB Stock subject to the WBT Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the WBT Options remain outstanding. FSLB shall make any filings required under any applicable state securities laws to qualify the FSLB Stock subject to such WBT Options for resale thereunder.

        (c) The number of shares of FSLB Stock subject to the WBT Options to be assumed by FSLB hereunder and the exercise price thereof shall, from and after the Effective Time, be subject to appropriate adjustments in the event of the occurrence of any transaction described in Section 2.1(b) hereof if the record date with respect to such transaction is on or after the Effective Time.

        (d) It is intended that the foregoing assumption of WBT Options shall satisfy all the requirements under Section 424(a) of the Code and be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the Code as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to WBT Stock awarded under a WBT Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the FSLB Stock into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 (the "1933 Act") and are eliminated by virtue of the Registration Statement described in Section 3.4 below. Except as otherwise provided herein, (i) the provisions of the WBT Stock Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of WBT shall be deleted as of the Effective Time of the Merger and (ii) WBT shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of WBT Options shall have any right thereunder to acquire any equity securities of WBT.

        (e) WBT shall use its best efforts to procure from each holder of WBT Options, and shall deliver to FSLB at the Closing, an executed acknowledgement of the treatment and disposition of such holder's WBT Options, as provided for under Section 2.2 of this Agreement.

    2.3 SHARES HELD BY FSLB OR WBT. Each of the shares of WBT Stock held by WBT or FSLB, or any wholly-owned subsidiary of either of them, in each case other than in a fiduciary capacity or as a result of debts previously contracted shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    2.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of WBT Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FSLB Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FSLB Stock multiplied by the market value of one share of FSLB Stock at the Effective Time. The market value of one share of FSLB Stock at the Effective Time shall be the average of the last sale prices of such common stock on Nasdaq (as reported by any authoritative source reasonably selected by FSLB and reasonably acceptable to WBT) on the ten trading days immediately preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares that would otherwise be issued pursuant to the Merger.

    2.5  SURRENDER OF STOCK CERTIFICATES.

        2.5.1 LETTER OF TRANSMITTAL. As soon as practicable after the Effective Date, a letter of transmittal shall be mailed by SunTrust Bank, as Exchange Agent (the "Exchange Agent"), to each shareholder of WBT as of the close of business on the Effective Date. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of WBT Stock shall surrender such certificates to the Exchange Agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor certificates representing shares of FSLB Stock.

        Replacements for stock certificates which have been destroyed, stolen or lost may be obtained according to the usual procedures of WBT, as applicable, in order to permit the surrender of such replacement certificates.

        2.5.2 RIGHTS OF FORMER SHAREHOLDERS. As of the Effective Date, each certificate theretofore representing one or more outstanding shares of WBT Stock shall be deemed for all corporate purposes to evidence only the right to receive certificates representing shares of FSLB Stock as provided in accordance with this Agreement.

        2.5.3 FAILURE TO SURRENDER STOCK CERTIFICATES. Until a former WBT shareholder surrenders his or her stock certificate or certificates to the Exchange Agent: (i) the shareholder shall not be issued certificates representing the shares of FSLB Stock which such WBT Stock certificate may otherwise entitle such shareholder to receive; (ii) the shareholder shall not have any voting rights in respect of the shares of FSLB Stock which such WBT Stock certificate may otherwise entitle such shareholder to receive;
    (iii) the shareholder shall not be paid dividends nor other distributions in respect of the shares of FSLB Stock which such WBT Stock certificate may otherwise entitle such shareholder to receive; and (iv) any dividends or distributions payable on FSLB Stock shall be retained, without interest, for such shareholder's account until surrender of such WBT Stock certificate. Nothing contained herein shall affect the rights of shareholders of WBT to dividends and distributions with respect to shares of WBT Stock prior to the Effective Time.

    2.6 NO INTEREST. Except as otherwise provided by the Dissenters' Provisions, any cash payment which is to be made pursuant to this Agreement to any holder of a certificate formerly representing shares of WBT Stock shall bear no interest whatsoever regardless of when such certificate is surrendered to the Exchange Agent.

3.  OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.

    3.1 MATERIAL. "Material" shall be determined in light of the facts and circumstances of the matter in question in the context of the size, historical performance and market location of the Party.

    3.2 MATERIAL ADVERSE EFFECT OR CHANGE. "Material adverse" effect or change shall mean any event, change or occurrence, which individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of the Party and its subsidiaries, taken as a whole, or (ii) the ability of a Party or its shareholders to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a material adverse effect or change shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of either FSLB or WBT (or any of their respective subsidiaries) or the shareholders taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of either FSLB or WBT, including fees and expenses incurred by them in consummating the transactions contemplated by this Agreement. With the exception of the foregoing exclusions and without limiting the generality of the foregoing, the following shall constitute material adverse effects or changes for the purposes of this
Agreement:

        3.2.1  UNDISCLOSED LIABILITIES.  (a) The existence of any liability that
    (1) was required to be disclosed pursuant to this Agreement and was not so disclosed and (2) together with all other such undisclosed liabilities exceeds, or may reasonably be expected to exceed, $200,000 in the aggregate for FSLB or $50,000 in the aggregate for WBT; or (b) the creation or incurrence of any liability of a Party or any of its subsidiary banks, (other than liabilities incurred in the ordinary course of business permitted under Sections 4.9 and 5.8 of this Agreement), that together with all other such liabilities exceeds, or may reasonably be expected to exceed, $200,000 in the aggregate for FSLB or $50,000 in the aggregate for WBT; or

        3.2.2 SUPERVISORY ACTION. Any cease and desist order, consent order or similar order or proceeding being filed or issued against, a Party or any of its subsidiary banks by the Securities and Exchange Commission ("SEC"), the Federal Deposit Insurance Corporation ("FDIC"), the Georgia Department of Banking and Finance ("Georgia Department") or the Board of Governors of the Federal Reserve ("Federal Reserve"), or the entering into of any memorandum of understanding, supervisory agreement between or among the Party or any of its subsidiary banks by the FDIC, Georgia Department or Federal Reserve; or

        3.2.3 OTHER. Any other event, action, condition or state of facts, which, if such event, condition or state of facts were being considered during the course of an audit of the books and records of the Party or any of its subsidiary banks in accordance with generally accepted accounting principles, and the standards of materiality for qualifying such audit were $200,000 for FSLB or $50,000 for WBT, would result in such audit being qualified or would require any disclosure to be made in the report accompanying such audit with respect to the business, properties or financial condition of the Party.

    3.3  ACCESS, INFORMATION AND DOCUMENTS.

        3.3.1 ACCESS. The Parties hereto shall permit each other's authorized representatives reasonable access during normal business hours from and after the date hereof and prior to the Effective Time to all of their respective properties, books, contracts, commitments and records and shall promptly furnish each other with such information concerning their respective affairs as each may reasonably request.

        3.3.2 ASSISTANCE. The personnel of each of the Parties hereto shall assist the other in making its investigation, and each shall cause its respective counsel, accountants, employees and other representatives to be reasonably available for such purposes. During such investigation, the Parties and their respective authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as they may deem advisable. No investigation made theretofore or hereafter by any Party hereto shall affect the representations and warranties made by the other Party hereunder. Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a material adverse effect on the other Party.

    3.4 REGISTRATION STATEMENT; WBT SHAREHOLDERS' MEETING. As soon as practicable after execution of this Agreement, FSLB shall file a registration statement with the SEC covering the FSLB Stock to be issued upon consummation of the Merger (the "Registration Statement"), and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of FSLB Stock upon consummation of the Merger. WBT shall furnish all information concerning it and the holders of its capital stock as FSLB may reasonably request in connection with such action. WBT shall call a shareholders' meeting (the "WBT Shareholders' Meeting"), to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with WBT's shareholders' meeting, (i) WBT shall prepare and file a proxy statement (the "Proxy Statement") (which shall be included in the Registration Statement) with the SEC and mail it to each of WBT's shareholders, (ii) FSLB shall furnish to the other Party all information concerning it that WBT may reasonably request in connection with such Proxy Statement, (iii) the Boards of Directors of WBT shall recommend (subject to compliance with its fiduciary duties, following consultation with its legal advisers) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of WBT shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties, following consultation with its legal advisers).

    3.5 CONFIDENTIAL INFORMATION. In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and re-adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If the transactions contemplated herein are not consummated, each Party and its representatives shall treat all information obtained from the other, and not already in the public domain, as confidential, and each Party (upon written request) shall return to the other Party all such confidential information received from the other, as well as all copies and work papers containing such confidential information, or shall certify the destruction thereof.

    3.6 FULL COOPERATION. The Parties shall cooperate fully with each other and with their respective counsel, accountants and other agents in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications with respect to the transactions contemplated hereby.

    3.7 APPLICATIONS. FSLB shall promptly prepare and file, and WBT shall cooperate in the preparation and, where appropriate, filing of, applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents necessary to consummate the transactions contemplated by this Agreement. FSLB shall permit WBT to review (and approve with respect to information relating to WBT) such applications prior to filing same and shall provide copies of such applications to WBT and its counsel.

    3.8 PUBLIC ANNOUNCEMENTS AND DISCLOSURES. The Parties hereto agree that, from the date hereof until the Effective Date, none of the Parties to this Agreement shall make any public announcements or disclosures, other than public announcements and disclosures required to be made by law, relating to this Agreement or to the transactions contemplated hereby without the prior approval of the other Party.

    3.9 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Whenever any financial report, determination, adjustment, warranty, representation or covenant relates to any financial matter hereunder, it shall, unless stated to the contrary, be deemed to refer to such item as determined in accordance with generally accepted accounting principles ("GAAP") as set forth in Sections 4.7 and 5.6.

    3.10 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its subsidiaries to use, reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end, including, without limitation, using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Sections 8, 9 and 10 of this Agreement. Each Party shall use, and shall cause each of its subsidiaries to use, its reasonable efforts to obtain all consents necessary for the consummation of the transactions contemplated by this Agreement.

    3.11 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Code for federal income tax purposes.

    3.12 KNOWLEDGE. As used in this Agreement, references "to the knowledge of" or "known by" a Party shall mean the Board of Directors, Chairman, President and any officer of the Party (or any person holding such position in any of its subsidiaries that are banks).

4.  REPRESENTATIONS AND WARRANTIES OF WBT.

    As an inducement to FSLB to enter into this Agreement, WBT hereby represents and warrants to FSLB as follows:

    4.1 WBT SCHEDULE. Prior to the date hereof, WBT has delivered to FSLB a schedule (the "WBT Schedule") containing certain information regarding WBT as indicated at various places in this Agreement. All information set forth in the WBT Schedule or in documents incorporated by reference in the WBT Schedule is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of WBT. The information contained in the WBT Schedule shall be deemed to be part of and qualify all representations and warranties contained in this Section, provided, however, that in order to be part of or modify a representation or warranty, the WBT Schedule must reference the particular warranty or representation by Section. WBT shall promptly provide FSLB with written notification of any material event, occurrence or other information that would be required to be included on the WBT Schedule if the WBT Schedule were to be prepared as of the date of such event, occurrence or information.

    4.2 CORPORATE ORGANIZATION. WBT is a bank, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties, to engage in the business of banking within the State of Georgia and to conduct its business as presently conducted.

    4.3  AUTHORIZED CAPITAL STOCK; SUBSIDIARIES.

       4.3.1 The authorized capital stock of WBT consists of 1,000,000 shares of common stock, $5.00 par value (previously defined as WBT Stock), of which 450,000 shares are issued and outstanding. All of the outstanding shares of WBT Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of WBT. Except as set forth on the WBT Schedule and under the WBT Stock Option Plan, there are no outstanding options, agreements, contracts, calls or commitments of any character that would require the issuance by WBT of any shares of its common stock or securities convertible into such stock.

       4.3.2 Except as set forth on the WBT Schedule, WBT has no subsidiaries and does not own, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity securities in any partnership or corporation.

    4.4 QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. WBT does not own any property or conduct any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

    4.5 AUTHORIZATION. This Agreement and its execution by the President and Secretary of WBT or other persons designated by the Board of Directors of WBT have been duly authorized, approved and ratified by the Board of Directors of WBT at meetings duly called and held at which quorums were present and acting throughout, and, subject to approval by its shareholders as required by law, this Agreement is valid and binding on WBT.

    4.6 NON-CONTRAVENTION. The execution and delivery of this Agreement by WBT and the carrying out of the transactions contemplated hereby will not
(a) violate any provisions of its Articles of Incorporation or Bylaws,
(b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment, decree or order of any court or administrative agency having jurisdiction over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

    4.7 FINANCIAL STATEMENTS. The audited balance sheets of WBT at December 31, 1999 and 1998, and the related statements of comprehensive income, stockholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited balance sheet at June 30, 2000 and the related unaudited statements of income for the periods, ended June 30, 2000 and 1999, and the notes thereto (the audited financial statements at December 31, 1999 and 1998 and for the years then ended and the notes thereto being referred to as the "Annual WBT Financials," and the unaudited financial statements at June 30, 2000 and for the periods then ended and the notes thereto being referred to as the "Interim WBT Financials") fairly present assets, liabilities, financial condition and results of operations of WBT as of the dates mentioned and for the periods then ended in conformity with GAAP applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim financial statements, to normal recurring year-end adjustments).

    4.8  NOTES AND OBLIGATIONS.

       4.8.1 Except as set forth in the WBT Schedule or except to the extent such matters are adequately provided for in the loss reserve described in subsection 4.8.2 below, all notes receivable or other obligations owned by WBT or due to it shown in the Annual WBT Financials and Interim WBT Financials and any such notes receivable and obligations on the date hereof and on the Effective Date are and will be genuine, legal and valid obligations of the respective makers thereof and are not and insofar as WBT is aware will not be subject to any defense, offset or counterclaim. Except as set forth in subsection 4.8.2 below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to FSLB for examination prior to the Effective Date. All such notes and obligations were entered into by WBT in the ordinary course of its business and in compliance with all applicable laws and regulations, except as to any noncompliance which has not and will not have a material adverse effect on the business, properties or earnings of WBT.

       4.8.2 The loss reserves established by WBT on the Annual WBT Financials and Interim WBT Financials were, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of WBT to enforce the note or obligation, and the representations set forth in subsection 4.8.1 above are qualified in their entirety by the aggregate of such loss reserve, except where the failure of such loss reserve to be so adequate is not reasonably likely to have a material adverse effect on WBT.

    4.9 LIABILITIES. WBT has no debt, liability or obligation of any kind whether or not required to be shown pursuant to GAAP on the balance sheet of WBT that would constitute a material adverse effect with respect to WBT except
(i) those reflected on the Annual WBT Financials and Interim WBT Financials,
(ii) liabilities incurred in the ordinary course of business since December 31, 1999, and (iii) as set forth in the WBT Schedule.

    4.10 INVESTMENTS. Except for pledges to secure public and trust deposits or as set forth in the WBT Schedule, none of the investments reflected in the Annual WBT Financials and none of the investments made since the date of the Annual WBT Financials is subject to any restriction, contractual, statutory or otherwise, which materially would impair the ability of the holder of such investment freely to dispose of such investment at any time. The WBT books and records accurately reflect the nature, terms and characteristics of such investments. No such investments are derivative investments except as described on the WBT Schedule.

    4.11 TAXES. WBT has filed all federal, state, county and other tax returns and reports required by applicable law and has paid in full or has made adequate provision for the payment of all taxes shown on said returns or claimed to be due by federal, state, county or other taxing authorities except to the extent that such failures to file, taken together, are not reasonably likely to have a material adverse effect on WBT. All such payments of taxes were timely made. WBT does not know of any circumstances or facts which exist or have heretofore existed which would constitute grounds for the assessment of any further material tax liability for any period covered by any of such filed returns. To the knowledge of WBT, there are no tax examinations or proceedings pending or threatened for any period and WBT does not know of any circumstances or facts which would cause any such examinations or proceedings. There are no federal, state or local tax liens upon any property or assets of WBT, except for liens for state and local property taxes which are not yet due. Except as disclosed on the WBT Schedule, the federal income tax returns of WBT have not been examined by the Internal Revenue Service for any period, and WBT has not consented to the extension of any statute of limitations with respect to any period.

    4.12 LITIGATION. Except as set forth in the WBT Schedule, there are no causes of action pending or (to the knowledge of WBT) threatened against WBT or regulatory orders, memoranda of understanding or similar documents involving WBT. Except as set forth in the WBT Schedule, there are no causes of action pending against WBT with respect to the transactions contemplated by this Agreement, and there are no actions, suits, claims, demands or proceedings pending or (to the knowledge of WBT) threatened against WBT which, if adversely decided, could have a material adverse effect on the business, prospects, financial condition or results of operations of WBT.

    4.13 REGULATORY FILINGS. Since January 1, 1996, WBT has filed all reports it was required to file with the FDIC and Georgia Department. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.14 GENERAL LEGAL COMPLIANCE. Except as set forth in the WBT Schedule, to the knowledge of WBT with respect to the conduct of its business, WBT is in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on its business, prospects, financial condition or results of operations. WBT is not aware of the existence of any facts which would support the assessment of civil money penalties against WBT, its directors, officers or employees in their capacity as directors, officers or employees of WBT.

    4.15  PROPERTIES; ENVIRONMENTAL.

      4.15.1 Except as set forth on the WBT Schedule or in the Annual WBT Financials or the Interim WBT Financials, WBT owns good title to or hold a valid leasehold estate in all of their properties and assets reflected in the Annual WBT Financials and to all properties acquired after such date, free and clear of all liens, encumbrances, security interests and mortgages, except for the liens of state and local property taxes which are not due and payable, easements or other claims, none of which materially interfere with the operation of the business of WBT or the marketability of its properties.

      4.15.2 To the knowledge of WBT, WBT is in compliance with all Environmental Laws except for violations which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on WBT. WBT has not been notified nor is otherwise aware that it is liable, potentially liable, or are considered potentially liable, under any Environmental Laws. There are no actions, suits, regulatory investigations, requests for information or other proceedings pending or, to the knowledge of WBT, threatened against WBT relating to environmental protection, nor does WBT have any reason to believe any such actions, suits, investigations, requests or proceedings may be brought against it. To the knowledge of WBT, no disposal, release, storage or discharge of any Hazardous Materials has occurred on, in, at or about any of the facilities or properties of WBT, or on any properties held as collateral for any loans held by WBT except such as are not likely to have a material adverse effect on WBT.

        All above-ground and underground storage tanks located on any of the facilities or properties of WBT have been identified in the WBT Schedule, together with a description of the materials stored therein and a statement as to whether such tanks and separators are currently used by WBT, if any. To the knowledge of WBT, none of such tanks and separators, and no above-ground and underground storage tanks located on any properties held as collateral for any loans held by WBT or any of its subsidiaries, is leaking or has leaked except such as are not likely to have a material adverse effect on WBT. Except as identified on the WBT Schedule, none of the facilities or properties of WBT contain any asbestos-containing materials, and to the knowledge of WBT, none of such materials, and no asbestos-containing materials at any properties held as collateral for any loans held by WBT, require removal, remediation, or encapsulation except such as are not likely to have a material adverse effect on WBT. To the knowledge of WBT, except as identified on the WBT Schedule, no environmental audit or other investigation has been conducted at the facilities or properties of WBT.

        For purposes of this Agreement, the terms "Environmental Law" or "Environmental Laws" shall mean any and all statutes, codes, laws (including, without limitation, common law), ordinances, agency rules, regulations, and guidance, and reporting or licensing requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. SectionSection9601 ET SEQ. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection6901 ET SEQ., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. SectionSection11001 ET SEQ.);
    (iv) the Clean Air Act (42 U.S.C. SectionSection 7401 ET SEQ.); (v) the Clean Water Act (33 U.S.C. I 1251 ET SEQ.); (vi) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (v) of this subparagraph, (vii) any amendments to the statutes, laws or ordinances listed in parts (i) -
    (vi) of this subparagraph, (viii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (ix) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental protection or to employee health and safety.

        For purposes of this Agreement, the terms "Hazardous Material" or "Hazardous Materials" shall mean any and all chemicals, substances, wastes, materials, pollutants, contaminants, equipment or fixtures defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos-containing materials, and polychlorinated biphenyls ("PCBs").

    4.16  INSURANCE.

      4.16.1 WBT is not in default with respect to any provisions of any fire, fidelity bond, directors' and officers' liability, other liability, title or other forms of insurance held by them where the loss of such insurance and the occurrence of any event intended to be thereby insured against could have a material adverse effect on the business, prospects, financial condition or results of operations of WBT; nor has WBT failed to give any notice or present any claim thereunder in a due and timely fashion where such failure would be reasonably likely to have a material adverse effect on WBT.

      4.16.2 The WBT Schedule describes each of WBT's insurance policies, including carrier, amount of coverage and annual premium.

    4.17 BROKER. Except with respect to a fee to be paid to Brown, Burke Capital Partners, L.L.C., WBT is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

    4.18 TRADEMARKS. Except as set forth on the WBT Schedule, WBT owns or has license agreements to use all trademarks, service marks, copyrights, trade names or patents used by it in the conduct of its businesses. WBT is not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, copyright, trade name or patent, to the knowledge of WBT. No proceedings have been instituted, or (to the knowledge of WBT) threatened, nor has any claim been made against WBT alleging any such infringement or violation.

    4.19 SOLE AGREEMENT TO MERGE OR SELL. Except as set forth on the WBT Schedule and other than this Agreement, WBT is not a party to any other acquisition agreement, merger agreement, plan of reorganization, letter of intent, agreement of sale, or other agreement which would result in the sale or other disposition, directly or indirectly, of all or substantially all of its stock or assets.

    4.20 INSIDER CONTRACTS. Except as set forth in the WBT Schedule, (a) WBT is not a party to or otherwise obligated under any management agreement, employment contract, consulting agreement, personal service agreement or other contract or agreement for the provision of similar services, (b) WBT is not a party to any written agreement or understanding with any officer or director of WBT, its affiliates or the immediate family members of any such officers and directors (collectively, the "WBT Insiders") which calls for the payment of money by WBT and (c) the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any act or event, or with the lapse of time or both) result in any payment (severance or other) becoming due from WBT or the successor thereof to any WBT Insider under any written or oral agreement or understanding.

    4.21 EMPLOYEE BENEFIT PLANS. As of the date hereof as well as the Effective Date:

      4.21.1 The WBT Schedule contains a true and complete list of all the following types of agreements or plans established, maintained or contributed to by WBT and each other employer, which together with WBT are treated as a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "WBT Group"), that are presently in effect or which have been in effect at any time:

           (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(l) and 3(2) of ERISA; and

           (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the WBT Group maintains or to which any member of the WBT Group has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) as established, adopted or maintained by any member of the WBT Group are herein collectively referred to as the "WBT Plans").

        For each WBT Plan, WBT will deliver to FSLB true and complete copies of all documents as they may have been amended to the date hereof which establish the WBT Plan, the most recent summary plan description, the annual reports filed for the three most recent plan years, the most recent actuarial report prepared, if any, and any current insurance contract relating to such WBT Plan and such other documents and information as FSLB may reasonably request. No member of the WBT Group is or has ever been part of a group of corporations and/or other business entities treated as a single employer within the meaning of Section 414 of the Code other than the WBT Group itself.

      4.21.2 Each of the WBT Plans maintained, or previously maintained, by any member of the WBT Group has at all times been operated in material compliance with ERISA, the Code and the terms of the Plan itself. Each WBT Plan (i) which is intended to satisfy the requirements of Code Section 401
    (a), and the trust for which is intended to be exempt from taxation under Code Section 501(a), or (ii) which is intended to be exempt from taxation under Code Section 501(c)(9) (collectively, the "WBT Qualified Plans") has received a favorable determination letter to that effect from the Internal Revenue Service, and such favorable determination letter remains in effect and, except as set forth in the WBT Schedule, no such WBT Qualified Plan has been amended since the issuance of the most recent favorable determination letter. The WBT Qualified Plans currently comply in form with the requirements under the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

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
      4.21.3 No member of the WBT Group has any past, present or future obligation or liability to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), or any single-employer plan having two or more contributing sponsors at least two of whom are not under common control, as described in ERISA Section 4063.

      4.21.4 Except as set forth in the WBT Schedule, no member of the WBT Group currently maintains an "employee pension benefit plan" as defined in ERISA
    Section 3(2). No assets of the WBT Group are, and WBT does not reasonably expect them to become, subject to a lien imposed under ERISA Section 4068 or Code Section 412 and no assets of the WBT Group have been provided as security to any WBT Plan pursuant to Code Section 401(a)(29).

      4.21.5 No termination or partial termination of any WBT Qualified Plan has occurred nor has a notice of intent to terminate any WBT Qualified Plan been issued by a member of the WBT Group.

      4.21.6 No member of the WBT Group nor any other "disqualified person" or "party in interest," as defined in Code Section 4975 and ERISA
    Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Code Section 4975 or ERISA Section 406. All "fiduciaries," as defined in ERISA Section 3(21), each member of the WBT Group and their respective officers and employees, with respect to the WBT Plans, have complied in all material respects with the requirements of ERISA
    Section 404.

      4.21.7 To the knowledge of WBT, each member of the WBT Group has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      4.21.8 Other than routine claims for benefits, to the knowledge of WBT, there are no actions, audits, investigations, suits, or claims pending, or threatened against any of the WBT Plans or any fiduciary of any of the WBT Plans or against the assets of any of the WBT Plans.

      4.21.9 Except as provided in the WBT Schedule, each member of the WBT Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each WBT Plan to be paid by the WBT Group.

     4.21.10 No member of the WBT Group has an obligation to any retired or former employee, or any current employee upon retirement, under any WBT Plan, and any WBT Plan can be terminated without resulting in any liability to WBT for any additional material penalties, premiums, fees, or any other charges.

     4.21.11 Except as provided in the WBT Schedule, no member of the WBT Group has any outstanding, present or future obligation to make payments to an insurer for premiums, reserves or other liability relating to a WBT Plan under any arrangement with an insurer which obligation is reasonably likely to have a material adverse effect on WBT.

     4.21.12 No member of the WBT Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment" as defined in Code Section 280G(b), determined without regard to Code Section 280G(b)(2)(A)(i).

     4.21.13 Except as set forth on the WBT Schedule, no member of the WBT Group is liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter other than
    (i) liabilities accrued on the Annual and Interim WBT Financials and
    (ii) wages owed for services rendered since the payroll date immediately preceding the Effective Date which liability is reasonably likely to have a material adverse effect on WBT.

     4.21.14 Until the Effective Date, no member of the WBT Group shall amend any WBT Plan, except to the extent necessary to maintain compliance with the Code or ERISA or, except to the

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
    extent provided to the contrary herein, increase any benefits or rights under any WBT Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Effective Date, would constitute a WBT Plan.

     4.21.15 The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any WBT Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder which liability is reasonably likely to have a material adverse effect on WBT.

     4.21.16 There are no restrictions on the right of WBT to terminate any WBT Plan without incurring any liability to a participant or beneficiary of such plan or any other party, other than the liability to satisfy claims for benefits incurred or accrued prior to such termination.

     4.21.17 No representative or employee of WBT has made any representation to any individual regarding his or her eligibility for a WBT Plan, or the benefits provided under a WBT Plan, that is not consistent with the terms of such Plan.

    4.22 ARTICLES AND BYLAWS. WBT has previously delivered to FSLB true and correct copies of the Articles of Incorporation and Bylaws of WBT.

    4.23 BOOKS AND RECORDS. The books of account and other financial records of WBT are, in all material respects, complete and correct, maintained in accordance with good business practice, and are fairly reflected in the Annual WBT Financials and Interim WBT Financials. The minute books of WBT accurately reflect all material corporate action of the shareholders and the Board of Directors (including any Executive Committee thereof) of WBT.

    4.24 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the WBT Schedule, since June 30, 2000:

      4.24.1 There has been no change in the business, assets, liabilities, results of operations or financial condition of WBT or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which management of WBT believes may have a material adverse effect on such business or properties;

      4.24.2 There has been no damage, destruction or loss to the assets, properties or business of WBT, whether or not covered by insurance, which has had or which management of WBT believes may have a material adverse effect thereon;

      4.24.3 The business of WBT has been operated in the ordinary course and not otherwise;

      4.24.4 The properties and assets of WBT used in its business has been maintained in good order, repair and condition, ordinary wear and tear excepted;

      4.24.5 The books, accounts and records of WBT have been maintained in the usual, regular and ordinary manner;

      4.24.6 There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of WBT except as set forth in Section 6.2 of this Agreement;

      4.24.7 Except as set forth in the WBT Schedule, there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by WBT to any director or executive officer, or any employee earning $50,000 or more per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

      4.24.8 There has been no change in the Articles of Incorporation or Bylaws of WBT;

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
      4.24.9 There has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of management of WBT, any organizational effort by any union, or institution or (to the knowledge of WBT) threatened institution, of any organizational effort, complaint or other proceeding in connection therewith, involving WBT or materially and adversely affecting its operations;

     4.24.10 Except as set forth in the WBT Schedule, there has been no issuance, sale, repurchase, acquisition, or redemption by WBT of any of its authorized capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

     4.24.11 There has been no material mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation any deposit for security consisting of) any asset or assets of WBT or assumed by it with respect to any asset or assets;

     4.24.12 There has been no material indebtedness or other material liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by WBT whether or not it would be required to be reflected on a balance sheet of WBT prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

     4.24.13 No material obligation or liability of WBT has been discharged or satisfied, other than in the ordinary course of business;

     4.24.14 Except as set forth in the WBT Schedule, there has been no sale, transfer or other disposition of any material asset or assets of WBT, other than sales in the ordinary course of business; and

     4.24.15 There has been no amendment, termination or waiver of any right of WBT under any contract or agreement or governmental license, permit or permission which has had or may have a material adverse effect on its business or properties.

5.  REPRESENTATIONS AND WARRANTIES OF FSLB AND MSB.

    As an inducement to WBT to enter into this Agreement, FSLB and MSB, jointly and severally, hereby represent and warrant to WBT as follows:

    5.1 CORPORATE ORGANIZATION. FSLB is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia. MSB is a bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. Each has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted. Each subsidiary banking corporation of FSLB is organized under the laws of the State of Georgia, with all requisite power and authority, and with all licenses, permits and authorizations necessary to own its properties, to engage in the business of banking within the State of Georgia and to conduct its business as presently conducted.

    5.2  AUTHORIZED CAPITAL STOCK.

       5.2.1 (a) The authorized capital stock of FSLB consists of 50,000,000 shares of common stock, no par value (previously defined as FSLB Stock), of which 13,869,552 shares are issued and outstanding. All of the outstanding shares of FSLB Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of FSLB.

        (b) The authorized capital stock of MSB consists of 370,000 shares of common stock, $10.00 par value (previously defined as MSB Stock), of which 339,800 shares are issued and outstanding. All of the outstanding shares of MSB Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of MSB.

    5.3 QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. Neither FSLB nor MSB owns any property or conducts any business outside of the State of Georgia, which would require it to be qualified as a foreign corporation in any jurisdiction.

    5.4 AUTHORIZATION. This Agreement and its execution by the President and Secretary of each of FSLB and MSB or other persons designated by the Board of Directors of each of FSLB and MSB have been duly authorized, approved and ratified by the Board of Directors of each of FSLB and MSB at meetings duly called and held at which quorums were present and acting throughout. This Agreement is valid and binding on FSLB and MSB.

    5.5 NON-CONTRAVENTION. The execution and delivery of this Agreement by each of FSLB and MSB and the carrying out of the transactions contemplated hereby will not (a) violate any provisions of its Articles of Incorporation or Bylaws, (b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

    5.6 FINANCIAL STATEMENTS. The audited consolidated statements of financial condition of FSLB at December 31, 1999, 1998 and 1997, and the related statements of consolidated income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited consolidated statement of condition at June 30, 2000 and the related unaudited consolidated statement of income for the periods then ended and the notes thereto (the audited consolidated financial statements at December 31, 1999, 1998 and 1997 and for the years then ended and the notes thereto being referred to as the "Annual FSLB Financials," and the unaudited consolidated financial statements at June 30, 2000 and for the periods then ended and the notes thereto being referred to as the "Interim FSLB Financials") fairly present assets, liabilities, financial condition and results of consolidated operations of FSLB as of the dates mentioned and for the periods then ended in conformity with GAAP applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim consolidated financial statements, to normal recurring year-end adjustments).

    5.7  SEC FILINGS.

       5.7.1 FSLB has filed all forms, reports and documents required to be filed by FSLB with the SEC since December 31, 1995 (collectively, the "FSLB SEC Reports"). The FSLB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated in such FSLB SEC Reports or necessary in order to make the statements in such FSLB SEC Reports, in light of the circumstances under which they were made, not misleading.

       5.7.2 Each of the FSLB consolidated financial statements (including, in each case, any related notes) contained in the FSLB SEC Reports, including any FSLB SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited consolidated statements, as permitted by Form 10-Q or Form 10-QSB of the
    SEC) and
    fairly presented or will fairly present the consolidated financial position of FSLB and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim consolidated financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

    5.8 ABSENCE OF UNDISCLOSED LIABILITIES. FSLB and its subsidiaries do not have any material liabilities that are reasonably likely to have individually or in the aggregate a material adverse effect on FSLB, except liabilities which are accrued or reserved against in the consolidated balance sheets of FSLB as of June 30, 2000 included in Interim FSLB Financials or reflected in the notes thereto. FSLB and its subsidiaries have not incurred or paid any liability since June 30, 2000, except for such liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on FSLB.

    5.9 LEGAL PROCEEDINGS. Except to the extent specifically reserved against in the Interim FSLB Financials dated prior to the date of this Agreement, there is no litigation instituted or pending, or, to the knowledge of FSLB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against FSLB or any of its subsidiaries, or against any asset, interest, or right of any of them, nor are there any orders of any regulatory authorities, other governmental authorities, or abitrators outstanding against FSLB or any of its subsidiaries, that are reasonably likely to have, individually or in the aggregate, a material adverse effect on FSLB.

    5.10 REGULATORY FILINGS. Since January 1, 1996, FSLB and its subsidiaries have filed all reports they were required to file with the FDIC, the Georgia Department and the Federal Reserve. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    5.11 GENERAL LEGAL COMPLIANCE. To the knowledge of FSLB with respect to the conduct of its business, FSLB and its subsidiaries are in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on their businesses, prospects, financial conditions or results of operations. FSLB is not aware of the existence of any facts which would support the assessment of civil money penalties against FSLB or any of its subsidiaries, their directors, officers or employees.

    5.12 BROKER. Except with respect to a fee to be paid The Robinson-Humphrey Company, LLC, FSLB is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

    5.13 ABSENCE OF CHANGES. Since June 30, 2000, except as disclosed in the Interim FSLB Financials filed with the SEC after such date and prior to the date of this Agreement, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on FSLB.

6.  COVENANTS OF WBT.

    6.1 CONDUCT OF BUSINESS. Except with the prior written approval of FSLB, WBT agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated as herein provided that WBT:

        (a) Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party;

        (b) Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

        (c) Will permit a representative of FSLB to attend (i) all meetings of the Board of Directors of WBT and (ii) all meetings of its loan and executive committees (but only to the extent of expressing its opinion on any matter before the Board and not otherwise to influence the Board's decision and not to vote) with such representative to be excused during deliberations relating to the transactions contemplated by this Agreement;

        (d) Will not dispose of any property having a book value exceeding $50,000 or incur any indebtedness exceeding $50,000 except in the ordinary course of business; will not make any capital contribution to any affiliate or non-affiliate; will not mortgage, pledge or otherwise encumber any of its properties except in the ordinary course of business; will not make or commit to make any capital expenditure exceeding $50,000 except in the ordinary course of business; will not commit to any transaction requiring regulatory approval (other than the transactions contemplated by this Agreement); will not fail to maintain all of its properties in good repair, order and condition consistent with past practices;

        (e) Will not increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices, and will not enter into any compensation agreements with anyone, except as set forth in the WBT Schedule;

        (f) Will make no changes to any of the WBT Plans unless required by law, regulation or judicial interpretation as advised by counsel;

        (g) Except as set forth in the WBT Schedule, will not enter into any agreement, including, without limitation, any agreement for the purchase, sale or lease of any property or for the furnishing of services, with any WBT Insider;

        (h) Will not make any commitments or enter into any contracts which, individually or in the aggregate, call for the payment of $50,000 or more by WBT, (i) except for agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and not in excess of WBT's then current requirements, (ii) except for the acceptance of deposits and the making and selling of loans in the ordinary course of business as a lending institution, and except as set forth in the WBT Schedule; and

        (i) Will not fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material respects with prior years.

    6.2 CAPITAL STOCK, ARTICLES AND BYLAWS. Except with the prior written approval of FSLB, WBT will not (a) issue or agree to issue any shares of capital stock or any rights or options with respect thereto, or issue or agree to issue any shares of capital stock with respect to any of its subsidiaries or rights or options with respect thereto, except as set forth in the WBT Schedule (which Schedule shall only permit the issuance of shares pursuant to the exercise of options outstanding on the date hereof, and shall set forth the number of shares subject to such options, the holder and the exercise price thereof);
(b) declare, set aside or pay any dividends or make any other distributions with respect to its capital stock, except that WBT may continue paying its regular, normal dividends in accordance with its past practices; (c) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, except as set forth in the WBT Schedule; (d) effect a stock split or reclassification of its stock or create any new class of capital stock or issue any capital debt; or (e) amend its Articles of Incorporation or Bylaws.

    6.3 APPROVAL OF WBT SHAREHOLDERS. The WBT Shareholders' Meeting shall be held on such date as shall be agreed upon with FSLB for the purpose of considering the approval of the Merger and adoption of this Agreement. WBT shall deliver to FSLB promptly at the conclusion of the WBT Shareholders' Meeting, a certificate stating (a) the number of shares present in person or by proxy at the meeting, (b) the number of shares which were voted for the Merger, (c) the number of shares which were voted against the Merger, and (d) the number of shares dissenting to the Merger. Such certificate shall include the names and mailing addresses of the shareholders who voted against the Merger and of the holders of shares dissenting to the Merger.

    6.4 PROXY MATERIALS. To the knowledge of WBT, neither the proxy materials nor any other materials (or amendments thereof or supplements thereto) to be furnished by WBT to its shareholders in connection with the transactions contemplated by this Agreement will, at the times such documents are distributed to WBT shareholders through the Effective Date, contain with respect to WBT any untrue statement of a material fact or omit to state any material information required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made with respect to WBT, not misleading.

    6.5 NOTICE OF BREACH. WBT shall promptly give written notice to FSLB upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by it in this Agreement and shall use its respective best efforts to prevent or promptly remedy the same.

    6.6 SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, WBT will not directly or indirectly (through, if applicable, its respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than FSLB relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, WBT if the effect of such proposed transaction would be to impair or delay the ability of WBT to consummate the transactions contemplated by this Agreement. WBT shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. WBT will not, directly or indirectly (as aforesaid) participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing, except where the failure to furnish such information or to participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors of WBT (as determined in good faith after consultation with counsel to WBT). WBT shall promptly notify FSLB of any unsolicited proposal or offer WBT receives with respect to the foregoing.

    6.7 REPORTS. WBT shall file, and shall promptly provide FSLB with a copy of, all of the reports required to be filed by it with regulatory agencies for periods ending on and after June 30, 2000, and shall, to the extent permitted by law, promptly provide to FSLB copies of all correspondence submitted to or received by it from any regulatory agency.

    6.8 AFFILIATES. At least 30 days prior to the Effective Date, WBT shall deliver to FSLB a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of WBT, "affiliates" of WBT for purposes of Rule 145 under the 1933 Act. WBT shall use all reasonable efforts to cause each person who is identified as an "Affiliate" in the letter referred to above to deliver to FSLB not later than 30 days prior to the Effective Date, a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of the WBT Stock held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the FSLB Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. If the Merger will qualify for pooling-of-interests accounting treatment, the FSLB Stock issued to such Affiliates of WBT in exchange for the WBT Stock shall not be transferable until such time as the financial results covering at least 30 days of combined operations of FSLB and WBT have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 6.8. FSLB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FSLB Stock by such persons.

7.  COVENANTS OF FSLB AND MSB.

    7.1 CONDUCT OF BUSINESS. FSLB agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided, each of FSLB and its subsidiaries:

        (a) Will not, without the prior approval of WBT, amend its Articles of Incorporation or Bylaws, in each case in a manner which is adverse to and discriminates against the holders of WBT Stock;

        (b) Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a Party; and

        (c) Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

    7.2 APPROVAL OF MSB SHAREHOLDER. FSLB as the sole shareholder of MSB shall execute a written consent approving the Merger.

    7.3 NOTICE OF BREACH. FSLB shall promptly give written notice to WBT upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by it in this Agreement and shall use its respective best efforts to prevent or promptly remedy the same.

    7.4 SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, FSLB will not directly or indirectly (through, if applicable, its respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than WBT relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, FSLB or any of its subsidiaries if the effect of such proposed transaction would be to impair or delay the ability of FSLB to consummate the transactions contemplated by this Agreement. FSLB shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. FSLB will not, directly or indirectly (as aforesaid), participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing, except where the failure to furnish such information or to participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors of FSLB (as determined in good faith after consultation with counsel to FSLB) FSLB shall promptly notify WBT of any unsolicited proposal or offer FSLB receives with respect to the foregoing.

    7.5 REPORTS. FSLB shall file, and shall promptly provide WBT with a copy of, all of the reports required to be filed by it or any of its subsidiaries with any regulatory agencies (including without limitation, the SEC, the FDIC, the Georgia Department and the Federal Reserve) for periods ending on and after December 31, 1999, and shall, to the extent permitted by law, promptly provide to WBT copies of all correspondence submitted to or received by it or any of its subsidiaries from any regulatory agency.

    7.6  INDEMNITY.

        (a) With respect to any claim made or action commenced within six years after the Effective Date of the Merger, FSLB shall indemnify and hold harmless to the extent permitted by the provisions of the Articles of Incorporation and Bylaws of WBT, each as in effect as of the date hereof, each director, officer, and employee of WBT against any costs or expenses (including attorneys' fees), judgments, fines, losses, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee on or prior to the consummation of the Merger in his or her capacity as such, and such indemnification shall be to the fullest extent permitted by applicable Georgia law.

        (b) FSLB shall use its reasonable efforts to maintain WBT's existing directors' and officers' liability insurance policy (or a policy, including existing policy, providing at least comparable coverage) covering persons who are currently covered by such insurance for a period of six years after the Effective Date on terms no less favorable than those in effect on the date hereof.

        (c) If FSLB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person or entity, then and in each case, proper provision shall be made so that the surviving or acquiring entity shall assume the obligations set forth in this Section 7.6.

    7.7 EMPLOYEE BENEFITS. For purposes of calculating an employee's accrual of sick time, vacation time, eligibility for and vesting under any FSLB employee benefit plan, but not for purposes of calculating benefit accrual under any FSLB employee benefit plan that is also a defined benefit plan within the meaning of
Section 3(35) of ERISA, each employee of WBT shall be credited with his or her period of employment with WBT or any predecessor of WBT. The amount of such accruals, however, shall be based on the terms of such FSLB employee benefit plan or other benefit program, without regard to the accrual schedules under any corresponding WBT employee benefit plan.

    Immediately after the Effective Date and for at least one year thereafter, FSLB shall allow WBT employees who continue in employment on and after the Effective Date to participate in employee benefit plans and policies that are at least as favorable as those provided to employees of FSLB in comparable positions.

    After the Closing, FSLB shall cause to be made available for Needra Jackson, Ben Malcom, Thelma Anderson and Jan Chancey sufficient funds to pay each such person a bonus equal to 20% of his or her base salary for the calendar year 2000 during 2001. The amount of any such bonus shall be determined in the sole discretion of W. Morris Jordan and shall be payable on the date which is 12 months following the Closing, except for Needra Jackson's bonus which shall be paid by FSLB within 10 days after the Closing and shall not exceed $15,000. Bonuses for the other WBT key employees during 2001 shall be determined by the mutual agreement of Mr. Jordan and Joseph K. Strickland, Jr.

    FSLB shall waive, under its medical plan, any pre-existing condition exclusion for any WBT employee who continues in employment after the Effective Date and becomes covered under such medical plan, to the extent that such pre-existing condition would have been covered under the comparable WBT employee benefit plan and the individual with the pre-existing condition was covered under such plan.

    7.8 EXCHANGE LISTING. FSLB shall use its reasonable efforts to list, prior to the Effective Time, on Nasdaq, subject to official notice of issuance, the shares of FSLB Common Stock to be issued to the holders of WBT Common Stock.

8.  CONDITIONS TO OBLIGATIONS OF WBT.

    The obligations of WBT hereunder are, at the option of WBT, subject to the following conditions:

    8.1 REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of FSLB contained in Section 5, shall be true and correct as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. FSLB and MSB shall have performed and complied in all material respects with all of its covenants made in Section 7.

    8.2 NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of FSLB from that presented in the Interim FSLB Financials.

    8.3 CLOSING CERTIFICATE AND OTHER DOCUMENTS. WBT shall have received certificates signed by the respective President and Chief Financial Officer of FSLB and MSB, dated the Effective Date, to the effect that requirements of Sections 8.1 and 8.2 above have been satisfied and that the other conditions set forth in this Section 8 have been complied with and satisfied as of the Effective Date.

    8.4 LEGAL OPINION. WBT shall have received a favorable legal opinion from counsel to FSLB in form and substance satisfactory to WBT's counsel.

    8.5 NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

    8.6 FAIRNESS OPINION. WBT shall have received from Brown, Burke Capital Partners, L.L.C., or such other firm as may be selected by it, a letter, dated not more than five business days prior to the date of the WBT Proxy Statement, reconfirming the oral fairness opinion received by WBT at or prior to the execution of this Agreement, to the effect that, in the opinion of such firm, the consideration to be received by WBT shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

9.  CONDITIONS TO OBLIGATIONS OF FSLB AND MSB.

    The obligations of FSLB and MSB hereunder are, at the option of FSLB, subject to the following conditions:

    9.1 REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of WBT contained in Section 4, shall be true and correct as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. WBT shall have performed and complied in all material respects with its covenants made in Section 6.

    9.2 NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of WBT from that presented in the Interim WBT Financials.

    9.3 CLOSING CERTIFICATE AND OTHER DOCUMENTS. FSLB shall have received a certificate signed by the President and Chief Financial Officer of WBT dated the Effective Date, to the effect that the requirements of Sections 9.1 and 9.2 above have been satisfied and that the other conditions set forth in this
Section 9 have been complied with and satisfied as of the Effective Date.

    9.4. LEGAL OPINION. FSLB shall have received a favorable legal opinion from counsel to WBT that is in form and substance reasonably satisfactory to FSLB's counsel.

    9.5 NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

10. CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.

    The respective obligations of the Parties hereto are subject to the following conditions:

    10.1 GOVERNMENT APPROVAL. The Federal Reserve, FDIC and the Georgia Department shall have approved the Merger and all other required regulatory approvals of the Merger shall have been received and any applicable waiting periods shall have expired. There shall be no action pending concerning the Merger brought by the United States Attorney General under antitrust laws.

    10.2 SHAREHOLDER APPROVAL. The holders of the legally required number of the outstanding shares of WBT Stock at a meeting duly called and held, with proper notice thereof, shall have approved the Merger.

    10.3 REGISTRATION STATEMENT AND NASDAQ LISTING. At the time of mailing the proxy statement of WBT and prospectus of FSLB to shareholders of WBT in connection with the WBT Shareholders' meeting and thereafter through the Effective Date, the Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or the Exchange Act or relating to the issuance or trading of the shares of FSLB Stock issuable pursuant to the Merger shall have been received. Further, FSLB shall have received approval from Nasdaq to list all additional shares to be issued to WBT's shareholders pursuant to this Agreement.

    10.4 DISSENTING SHARES. The aggregate number of shares of WBT Stock, dissenting to the Merger shall not exceed an amount which would cause the transaction not to be accounted for as a pooling-of-interests.

    10.5 POOLING LETTERS. Each of the Parties shall have received a letter, dated as of the Effective Date, in form and substance reasonably acceptable to such Party, from Ernst & Young, LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

    10.6 TAX MATTERS. WBT and FSLB shall have received a written opinion of counsel for FSLB in form reasonably satisfactory to WBT and FSLB (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of WBT Stock for FSLB Stock will not give rise to gain or loss to the shareholders of WBT with respect to such exchange (except to the extent of any cash received), (iii) neither WBT nor FSLB will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under
Section 1502 of the Code, and (iv) the assumption by FSLB of WBT Options qualifying as "incentive stock options" under Section 422 of the Code will satisfy the requirements of Section 424(a) of the Code and will not constitute a modification of such options under Section 424(h) of the Code. In rendering such Tax Opinion, counsel for FSLB shall be entitled to rely upon representations of officers of WBT and FSLB reasonably satisfactory in form and substance to such counsel.

11. ACQUISITION OF DISSENTERS' STOCK

    11.1 DISSENTING SHAREHOLDERS. Any shareholder of WBT who fully complies with the applicable Dissenters' Provisions shall be entitled to dissent from the Merger (a "Dissenting Shareholder") and seek appraisal remedies under the Dissenters' Provisions, provided that such shareholder has not voted, either in person or by proxy, in favor of the Merger.

    11.2 NOTICE OF DISSENT. WBT shall give prompt notice to FSLB of any demand received by it from a Dissenting Shareholder, and both Parties shall have the right to participate in any negotiations and proceedings with respect to such dissent. Each Party agrees that it will not, except with the prior consent of the other, purport to make any determination of fair value, make any payment with respect to, or settle or offer to settle any matter arising out of such dissent.

    11.3 PURCHASER OF DISSENTERS' STOCK. Each Dissenting Shareholder who becomes entitled to receive the fair value of his or her shares shall receive such value from WBT but only after the value shall have been agreed upon or finally determined pursuant to the applicable Dissenters' Provisions. Immediately upon the purchase by WBT of any shares of WBT Stock from the Dissenting Shareholder pursuant to the Dissenters' Provisions, FSLB shall purchase such shares from WBT for the same price as shall have been paid by WBT to the Dissenting Shareholder. The shares of WBT Stock so purchased by FSLB shall be cancelled.

12. CLOSING.

    12.1 CLOSING. The closing (the "Closing") of the Merger shall take place on the fifth (5th) business day after the latest to occur of (a) requisite approval of the Merger by the holders of the outstanding shares of WBT Stock,
(b) approval by the applicable regulatory authorities, and (c) expiration of any required waiting periods associated with such regulatory approvals, or on such other date mutually agreeable to the Parties hereto. The Closing shall take place at such time and place mutually agreeable to the Parties hereto. At the Closing, the Parties hereto shall execute and deliver such instruments and certificates as are required by this Agreement and as are necessary or appropriate to close the transactions contemplated herein.

    12.2 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Closing except this Section 12.2, Sections 1, 2,
7.6 and 7.7.

13. TERMINATION.

    13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

        (a) By mutual written consent of the Parties hereto; or

        (b) By either Party hereto if, without fault of such terminating party, the Closing shall not have occurred on or before March 31, 2001, unless the Parties hereto shall have agreed in writing to extend this Agreement to a later date; or

        (c) By either Party hereto if any application contemplated by this Agreement is deemed withdrawn or affirmatively denied by the applicable regulatory agency; or

        (d) By a Party if the other Party (i) breaches its representations, warranties or covenants hereunder in any material respect and such breach remains uncured for a period of 30 days after notice of such breach is given to such Party, (ii) an event or circumstance arises which, in the reasonable opinion of the Board of Directors of the Party, the other Party will be unable to satisfy the conditions set forth in Sections 8, 9 or 10, as appropriate, or (iii) if, at the Closing, any condition to the obligations of such Party is not met.

    13.2 PROCEDURE AND EFFECT OF TERMINATION; EXPENSES. In the event of termination and abandonment of this Agreement by the Parties hereto pursuant to
Section 13.1, written notice thereof shall promptly be given to the others, and this Agreement shall terminate and the transaction contemplated hereby shall be abandoned without further action by the Parties hereto. In the event of such termination and abandonment, each Party shall be responsible for the costs, expenses and fees which have been incurred by such Party in attempting to accomplish the transactions contemplated herein, including the expenses associated with its fairness opinion and any attorneys and consultants retained by such Party. No Party hereto (or any of their respective directors or officers) shall have any liability or further obligation to the other Party to this Agreement, except for the obligations set forth in Section 3.5 and this Section 13, and except that nothing herein will relieve any Party from liability for any willful breach of this Agreement or any warranty, representation or covenant contained herein.

14. MISCELLANEOUS.

    14.1 AMENDMENT. At any time before or after approval and adoption hereof by the shareholders of WBT, this Agreement may be amended by agreement between the Parties hereto; PROVIDED, HOWEVER, that after the approval and adoption of this Agreement by the WBT shareholders, no amendment changing any provision of
Section 2 shall be valid without having been approved by the WBT shareholders in the manner required for approval of this Agreement.

    14.2 WAIVER. A waiver by either Party hereto of any breach of a term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver of such term or condition nor be deemed to be a waiver or release of any other right, in law or at equity, or claim which a Party may have against the other Party for anything arising out of, connected with or based upon this Agreement. A waiver shall be effective only if evidenced by a writing signed by the Party who is entitled to the benefit of the term or condition of this Agreement which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

    14.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements with respect hereto, and no representations or agreement not included or incorporated herein shall survive the execution hereof.

    14.4 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing, and shall be mailed postage prepaid, send by courier, hand delivered or faxed, as follows:

If to WBT:

               Mr. W. Morris Jordan, President and CEO
               Walton Bank & Trust Company
               1302 W. Spring Street
               Monroe, Georgia 30655-1759
               Fax: 770-267-0450

with a copy to:

               Thomas O. Powell, Esq.
               Troutman Sanders LLP
               600 Peachtree Street, N.E.
               Suite 5200
               Atlanta, Georgia 30308-2216
               Fax: 404-962-6658

If to FSLB and MSB:

               Mr. Edward C. Milligan, President and CEO
               First Sterling Banks, Inc.
               676 Chastain Road
               Kennesaw, Georgia 30144
               Fax: 770-422-9855
with a copy to:

               T. Kennerly Carroll, Jr., Esq.
               Miller & Martin LLP
               1275 Peachtree Street, N.E.
               Suite 700
               Atlanta, Georgia 30309-3576
               Fax: 404-962-6300

    14.5 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

    14.6 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    14.7 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    14.8 HEADINGS. The title of this Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

    14.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                         [SIGNATURES ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the Parties hereto have caused by this Agreement and Plan of Merger to be executed by their duly authorized officers and their corporate seals to be affixed hereto, as of the month, day and year first above written.

                                                       WALTON BANK & TRUST COMPANY

                                                       By:  /s/ W. MORRIS JORDAN
                                                            ----------------------------------------
                                                            Name and Title:  W. Morris Jordan
                                                                            PRESIDENT AND CEO

[SEAL]

Attest:

By:  /s/ HUGH B. WILLIAMSON, III
     ----------------------------------------
     Name and Title:  CHAIRMAN

                                                       FIRST STERLING BANKS, INC.

                                                       By:  /s/ EDWARD C. MILLIGAN
                                                            ----------------------------------------
                                                            Name and Title:  Edward C. Milligan
                                                                            PRESIDENT AND CEO

[SEAL]

Attest:

By:  /s/ SAMUEL B. HAY, III
     ----------------------------------------
     Name and Title:  Samuel B. Hay, III
                     EXECUTIVE VICE PRESIDENT

                                                       MAIN STREET BANK

                                                       By:  /s/ SAMUEL B. HAY, III
                                                            ----------------------------------------
                                                            Name and Title:  Samuel B. Hay, III
                                                            CHAIRMAN AND CEO

[SEAL]

Attest:

By:  /s/ RONALD H. COOK, JR.
     ----------------------------------------
     Name and Title:  Ronald H. Cook, Jr.
                     SECRETARY

                                   EXHIBIT A
                                       TO
                                   APPENDIX A

DRAFT DATED SEPTEMBER 28, 2000

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this
      day of             , 2000 by and between First Sterling Banks, Inc., a
Georgia corporation (hereinafter, the "Company"), Main Street Bank, a Georgia bank ("Main Street Bank"), and W. Morris Jordan (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND

    Executive currently serves as the President and Chief Executive Officer of Walton Bank & Trust Co. ("Walton"). The Company and Walton have entered into
that certain Agreement and Plan of Merger, dated as of             , 2000 (the
"Merger Agreement"), pursuant to which Walton will merge with and into Main Street Bank (the "Merger"). The Company desires to employ Executive as Executive Vice President of the Company's banking subsidiary or subsidiaries and as Chief Executive Officer of the Walton County Banking Region of the Company (including Loganville, Georgia) following the Merger, in accordance with the terms of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EFFECTIVE DATE. The effective date of this Agreement (the "Effective Date") will be the date on which the effective time of the Merger occurs.

    2. EMPLOYMENT. Executive is hereby employed on the Effective Date as Executive Vice President of the Company's banking subsidiary or subsidiaries and as Chief Executive Officer of the Walton County Banking Region of the Company (including Loganville, Georgia). In such capacity, Executive shall have such responsibilities commensurate with such position as shall be assigned to him by the Executive Vice President, Banking, the Chief Executive Officer, the Chief Operating Officer or the Board of Directors of the Company. Executive will report directly to the Executive Vice President, Banking, of the Company.

    3.  EMPLOYMENT PERIOD.  Unless earlier terminated herein in accordance with
Section 6 hereof, Executive's employment shall be for a two year term (the "Employment Period"), beginning on the Effective Date. Beginning on the second anniversary of the Effective Date and on each anniversary of the Effective Date, the Employment Period shall, without further action by Executive or the Company, be extended by an additional one-year period; PROVIDED, HOWEVER, that either Executive or the Company may, by 90 days advance notice to the other, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

    4. EXTENT OF SERVICE. During the Employment Period, and excluding any periods of vacation to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; PROVIDED, HOWEVER, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or

(ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

    5.  COMPENSATION AND BENEFITS.

        (a) BASE SALARY. During each year of the Employment Period, the Company will pay to Executive annual base salary in the amount equal to U.S. $134,000 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. Senior management of the Company shall review Executive's Base Salary annually and in its sole discretion, may increase Executive's Base Salary from year to year; provided that annual increases of at least 3%, intended to approximate cost of living increases, shall be automatic. The annual review of Executive's salary will consider, among other things, Executive's own performance and the performance of the Company.

        (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to executive vice presidents of the Company's banking subsidiaries ("Peer Executives"), and on the same basis as such Peer Executives, with full credit given for Executive's total accumulated years of employment at Walton for purposes of determining vesting and eligibility. Without limiting the foregoing, during the Employment Period, Executive will be eligible for an annual bonus based on performance criteria established from year to year by senior management of the Company; provided, that Executive's annual bonus for calendar year 2001 shall be a minimum of 25% of his Base Salary.

        (c) WELFARE BENEFIT PLANS. During the Employment Period, Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives, with full credit given for Executive's total accumulated years of employment at Walton for purposes of determining vesting and eligibility.

        (d) EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives.

        (e) FRINGE BENEFITS. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect for Peer Executives. Without limiting the foregoing, during the Employment Period, Executive shall: (i) be provided a car allowance or a Company-owned car of a model appropriate to his position, as determined by senior management of the Company, it being agreed that this obligation shall be fulfilled initially by the Company's assumption of the lease on the automobile being leased by Executive as of the Effective Date and the payment by the Company of the tag, taxes, insurance, maintenance and repair expense related to the automobile (and Executive shall have the right at the end of such lease term to purchase the automobile at the residual value); (ii) be reimbursed by the Company for dues and assessments charged by the Rotary Club and the Monroe Country Club; (iii) be reimbursed by the Company for travel and related expenses associated with Executive's and his spouse's attendance at the annual convention of either the Georgia Bankers Association or the Community Bankers Association during calendar year 2001 and, subject to the approval of senior management of the Company, in future years; and (iv) be reimbursed by the Company for any fees and expenses incurred by Walton in connection with its proposed formation of a bank holding company for which Executive has any liability.

    (g) PAST SERVICE CREDIT. Executive shall be given full credit for Executive's years of employment with Walton and its predecessors for all purposes under the plans, programs, policies, agreements and practices covering Executive pursuant to this Section 5. The Company shall cause the Welfare Plans to (i) waive, with respect to Executive, any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) credit Executive with any deductible, co-payment, co-insurance, or maximum out-of-pocket payments made by Executive under the welfare plans of Walton so as to reduce the amount of any deductible, co-payment, co-insurance or maximum out-of-pocket payments payable by Executive under the Welfare Plans of the Company.

    6.  TERMINATION OF AGREEMENT.

        (a) DEATH, RETIREMENT OR DISABILITY. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or if there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

        (b) TERMINATION BY THE COMPANY. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors of the Company which specifically identifies the manner in which such officer or the Board believes that Executive has not substantially performed Executive's duties, or

            (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

    For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its shareholders and subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company, its shareholders and subsidiaries. The cessation of employment of Executive under subparagraph
(i) or (ii) above shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors of the Company at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

        (c) TERMINATION BY EXECUTIVE. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

            (i) without the written consent of Executive, a reduction in Executive's status, title, position or responsibilities (including reporting responsibilities) at any time after the Effective Date, or the assignment to Executive of any duties or responsibilities which, in Executive's reasonable judgment, are materially inconsistent with his status, title, position or responsibilities as in effect at the Effective Date or, if greater, at any time thereafter; or any other change in condition or circumstances that in Executive's reasonable judgment makes it materially more difficult for Executive to carry out the duties and responsibilities of his then-existing office; provided that Good Reason under this subparagraph (i) excludes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

            (ii) a reduction, without the written consent of Executive, in Executive's Base Salary as in effect on the Effective Date or as the same may be increased from time to time, or any failure to pay Executive any compensation or benefits to which he is entitled within ten (10) days of the date due;

            (iii) the failure by the Company (A) to continue in effect (without reduction in benefit level and/or reward opportunities) any compensation or employee benefit plan in which Executive participated as of the Effective Date, or at any time thereafter, that is material to Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (B) to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation therein relative to other participants;

            (iv) the Company's requiring Executive, without his consent, to be based at any office or location other than in Walton County, Georgia or to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

            (v) any failure by the Company to comply with and satisfy
Section 12(c) of this Agreement; or

            (vi) the material breach by the Company of any provision of this Agreement, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive.

    Good Reason shall not include Executive's death or Disability. The Company shall have an opportunity to cure any claimed event of Good Reason (other than under clause (iii) above) within 30 days of notice from Executive. The Company shall notify Executive of the claimed cure of any claimed event of Good Reason and the manner in which such claimed cure was effected, and, if accepted by Executive, any Notice of Termination delivered by Executive based on such claimed Good Reason shall be deemed withdrawn and shall not be effective to terminate the Agreement. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

        (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence.

        (e) DATE OF TERMINATION. "Date of Termination" means (i) if Executive's employment is terminated other than by reason of death or Disability, the date of receipt of the Notice of Termination, or any later date specified therein, or (ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination will be the date of death or the Disability Effective Date, as the case may be.

    7.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, or Executive shall terminate employment for Good Reason within a period of 90 days after the occurrence of the event giving rise to Good Reason, then and, with respect to the payments and benefits described in clauses (i)(B) and (ii) below, only if Executive executes a Release in substantially the form of EXHIBIT A hereto (the "Release"):

            (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

        A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
    (x) Executive's target annual bonus, if any, for the year in which the Date of Termination occurred (the "Target Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any accrued vacation pay to the extent not theretofore paid, and (4) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

        B. the amount equal to one times the sum of (1) Executive's Base Salary in effect as of the Date of Termination, and (2) the Target Annual Bonus; and

            (ii) for one year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

            (iii) all of Executive's outstanding stock options and other incentive awards from the Company in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Executive's outstanding awards of restricted stock shall lapse; and

            (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

        (b) DEATH; DISABILITY OR RETIREMENT. If Executive's employment is terminated by reason of Executive's death, Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive or his legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 7(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death, disability or retirement benefits, if any, as are applicable to Executive on the Date of Termination.

        (c) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (excluding the pro-rata bonus described in clause 2 of Section 7(a)(i)(A)) and the timely payment or provision of Other Benefits.

    8. NON-EXCLUSIVITY OF RIGHTS; FULL SETTLEMENT. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which Executive may qualify, nor, subject to Section 13(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.

    9. REPRESENTATIONS AND WARRANTIES. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

    10.  RESTRICTIONS ON CONDUCT OF EXECUTIVE.

        (a) GENERAL. Prior to the Effective Date, Walton has been engaged in the business of banking and the provision of banking products and services. Executive has been actively involved in such business activities on behalf of Walton, and therefore has acquired intimate knowledge of, and experience related to, such business, which if exploited by Executive in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Company to derive the benefit or value from its acquisition of Walton. This Agreement is a material inducement to the Company to enter into the Merger, Executive will derive substantial benefit and value from the Merger, and the Company would be unwilling to enter into the Merger if Executive did not enter into this Agreement. Executive and the Company understand and agree that the purpose of the provisions of this Section 10 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this Section 10 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 10.

        (b)  DEFINITIONS.  The following capitalized terms used in this
Section 10 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                "COMPETITIVE POSITION" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by Executive for the Company;

                "COMPETITIVE SERVICES" means the provision of banking products and services similar in scope to those provided by Walton as of the Effective Date. The definition of Competitive Services shall be amended from time to time, by the addition of an Appendix I to this Agreement executed by both parties, so as to more accurately reflect the Company's actual banking business activities engaged in by Executive on behalf of the Company and its subsidiaries as they may change over the course of the Employment Period.

                "COMPETITOR" means any Person engaged, wholly or in part, in Competitive Services.

                "CONFIDENTIAL INFORMATION" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

                "DETERMINATION DATE" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

                "PERSON" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

                "PRINCIPAL OR REPRESENTATIVE" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                "PROTECTED CUSTOMERS" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

                "PROTECTED EMPLOYEES" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

                "RESTRICTED PERIOD" means the Employment Period and a period extending one (1) year from the Date of Termination.

                "RESTRICTED TERRITORY" means the areas within a 25 mile radius of the retail offices of the Company or its subsidiaries located in the following Georgia communities: Monroe and Loganville. The definition of Restricted Territory shall be amended from time to time, by the addition of an Appendix I to this Agreement executed by both parties, so as to more accurately reflect the territory in which Executive conducts Competitive Services on behalf of the Company over the course of the Employment Period.

                "RESTRICTIVE COVENANTS" means the restrictive covenants contained in Section 10(c) hereof.

                "TRADE SECRET" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

        (c)  RESTRICTIVE COVENANTS.

            (i) RESTRICTION ON DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

    Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; PROVIDED, HOWEVER, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

            (ii) NONSOLICITATION OF PROTECTED EMPLOYEES. Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

            (iii) RESTRICTION ON RELATIONSHIPS WITH PROTECTED
CUSTOMERS. Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Company.

            (iv) NONCOMPETITION WITH THE COMPANY.  The parties acknowledge:
(A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers of the Company; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (C) that due to his management duties, Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Company; and (F) that Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to Executive hereunder, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; PROVIDED, HOWEVER, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

    (d)  ENFORCEMENT OF RESTRICTIVE COVENANTS.

            (i) RIGHTS AND REMEDIES UPON BREACH. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

            (ii) SEVERABILITY OF COVENANTS. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

            (iii) REFORMATION. The parties hereunder agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

    11. ARBITRATION. Any claim or dispute arising under this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. Section1, ET. SEQ. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. Section10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

    12.  ASSIGNMENT AND SUCCESSORS.

        (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

    13.  MISCELLANEOUS.

        (a) WAIVER. Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

        (b) SEVERABILITY. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

        (c) OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

        (d) ENTIRE AGREEMENT. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

        (e) GOVERNING LAW. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

        (f) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Company:      First Sterling Banks, Inc.
                 Edward C. Milligan, President and CEO
                 1200 Barrett Parkway
                 Kennesaw, Georgia 30144

To Main Street:  Main Street Bank
                 Sam B. Hay, CEO

                 ----------------------------

                 ----------------------------

To Executive:    W. Morris Jordan
                 510 Riverbend Road
                 Monroe, Georgia 30655

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other parties in the same manner provided herein.

        (g) AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

        (h) CONSTRUCTION. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against any party.

        (i) NO SET-OFF, ETC. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as expressly provided herein, such amounts shall not be reduced whether or not the Executive obtains other employment.

        (j) COSTS OF ENFORCEMENT. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

                         (SIGNATURES ON FOLLOWING PAGE)

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                                       FIRST STERLING BANKS, INC.

                                                       By:
                                                            ----------------------------
                                                       Title:
                                                            ----------------------------

                                                       MAIN STREET BANK

                                                       By:
                                                            ----------------------------
                                                       Title:
                                                            ----------------------------

                                                       EXECUTIVE:

                                                       ----------------------------
                                                       W. Morris Jordan

                                   EXHIBIT A
                                FORM OF RELEASE

THIS RELEASE ("Release") is granted effective as of the       day of       ,
      , by W. Morris Jordan ("Executive") in favor of First Sterling
Banks, Inc. (the "Company"). This is the Release referred to that certain
Employment Agreement dated as of       , 2000 by and between the Company and
Executive (the "Employment Agreement"). Executive gives this Release in consideration of the Company's promises and covenants as recited in the Employment Agreement, with respect to which this Release is an integral part.

    1. RELEASE OF THE COMPANY. Executive, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys ("the Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney's fees and costs, or liabilities whatsoever, in law or in equity, which Executive ever had or now has against the Released Parties, including any claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors, and Executive. It is understood and agreed that this Release is intended to cover all actions, causes of action, claims or demands for any damage, loss or injury, which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. Section 2000(e), ET SEQ. or the Americans With Disabilities Act, 42 U.S.C. Section 12101 ET SEQ.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. Section 201 ET SEQ.; claims for attorney's fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Executive Retirement Income Security Act, 29 U.S.C. Section 1001, ET SEQ.; and provided, however, that nothing herein shall release the Company of its obligations to Executive under the Employment Agreement, the Merger Agreement or any other contractual obligations between the Company or its affiliates and Executive, or any indemnification obligations to Executive under the Company's bylaws, articles of incorporation, Georgia law or otherwise.

    2. RELEASE OF CLAIMS UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. Without limiting the generality of the foregoing, Executive agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, ET SEQ. It is understood that Executive is advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of twenty-one (21) calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until seven (7) calendar days after the execution of this Release and that Executive may revoke this Release within seven (7) calendar days from the date of execution hereof.

    Executive agrees that he has carefully read this Release and is signing it voluntarily. Executive acknowledges that he has had twenty one (21) days from receipt of this Release to review it prior to signing or that, if Executive is signing this Release prior to the expiration of such 21-day period, Executive is waiving his right to review the Release for such full 21-day period prior to signing it.

Executive has the right to revoke this release within seven (7) days following the date of its execution by him. However, if Executive revokes this Release within such seven (7) day period, no severance benefit will be payable to him under the Employment Agreement and he shall return to the Company any such payment received prior to that date.

    EXECUTIVE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.

            --------------------------------------------------------------------
                                        W. Morris Jordan

                                        Date:
            --------------------------------------------------------------------

                                                             APPENDIX B TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                       GEORGIA DISSENTERS' RIGHTS STATUTE
                      GEORGIA FINANCIAL INSTITUTIONS CODE

7-1-537.  RIGHTS OF DISSENTING SHAREHOLDERS; SURRENDER OF CERTIFICATES

    (a) A shareholder of a bank or trust company which is a party to a plan of proposed merger or consolidation under this part who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder as determined under Chapter 2 of Title 14, known as the "Georgia Business Corporation Code."

    (b) The bank or trust company into which the other or others have been merged or consolidated, as the case may be, shall have the right to require the return of the original certificates of stock held by each shareholder in each or either of the institutions and in lieu thereof;

        (1) To issue to each shareholder new certificates for such number of shares of the institution into which the others shall have been merged or consolidated; or

        (2) To cause to be paid or delivered to each shareholder the amount of cash or securities of any other corporation or combination of cash and such securities as, under the plan of merger or consolidation, the said sharer may be entitled to receive.

                       GEORGIA BUSINESS CORPORATION CODE

14-2-1301.  DEFINITIONS.

    As used in this article, the term:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

    (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.  RIGHT TO DISSENT.

    (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party:

           (A) If approval of the shareholder of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

           (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (A) Alters or abolishes a preferential right of the shares;

           (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

           (F) Cancels, redeems or repurchases all or part of the shares of the class; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

    (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

        (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

        (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters rights under Code
Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code
Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders meeting, a record shareholder who wishes to assert dissenters' rights:

        (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

        (2) Must not vote his or her shares in favor of the proposed action.

    (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322.  DISSENTERS' NOTICE.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

    (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

        (4) Be accompanied by a copy of this article.

14-2-1323.  DUTY TO DEMAND PAYMENT.

    (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

    (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code Section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324.  SHARE RESTRICTIONS.

    (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  OFFER OF PAYMENT.

    (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (b) The offer of payment must be accompanied by:

        (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (2) A statement of the corporation's estimate of the fair value of the shares;

        (3) An explanation of how the interest was calculated;

        (4) A statement of the dissenter's right to demand payment under Code
    Section 14-2-1327; and

        (5) A copy of this article.

    (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.  FAILURE TO TAKE ACTION.

    (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

        (1) The dissenter believes that the amount offered under Code
    Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

        (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (b) A dissenter waives his or her right to demand payment under this Code Section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code Section within 30 days after the corporation made or offered payment for his or her shares, as provided in Code
Section 14-2-1325.

    (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325;

        (1) The shareholder may demand the information required under subsection
    (b) of Code Section 14-2-1325, and the corporation shall provide information to the shareholder within ten days after receipt of a written demand for the information; and

        (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.  COURT ACTION.

    (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other matter permitted by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

    (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331.  COURT COSTS AND COUNSEL FEES.

    (a) The court in an appraisal proceeding commenced under Code
Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, an amount the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code
Section 14-2-1327.

    (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

        (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

        (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.  LIMITATION OF ACTIONS.

    No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporation action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

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
                                                             APPENDIX C TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                     BROWN, BURKE CAPITAL PARTNERS, L.L.C.
                         A T L A N T A,  G E O R G I A

                                          December 15, 2000

Board of Directors
Walton Bank & Trust Company
1302 West Spring Street
Monroe, GA 30655

Dear Members of the Board:

    You have asked us to advise you with respect to the fairness to the shareholders and optionholders of Walton Bank & Trust Company (the "Company"), from a financial point of view, of the exchange ratio and merger agreement terms (the "Exchange Ratio and Terms") provided for in the Agreement and Plan of Merger (the "Merger Agreement") dated September 26, 2000 between the Company and First Sterling Banks, Inc. ("First Sterling"). The Merger Agreement provides for a merger (the "Merger") of the Company and First Sterling pursuant to which the common shareholders of the Company will receive 2.752 common shares of First Sterling for every common share of the Company they hold and optionholders shall receive the right to 2.752 shares of First Sterling common stock for each option to purchase a share of the Company they hold. The exercise price per share for each of the options to acquire common stock of the Company shall be adjusted by dividing the original exercise price by 2.752.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to First Sterling and the Company. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by First Sterling and the Company, and have discussed with First Sterling's and the Company's managements the business and prospects of First Sterling and the Company.

    We have also considered certain financial and stock market data of First Sterling and the Company and we have compared that data with similar data for other publicly held bank holding companies and we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of First Sterling's and the Company's managements as to the future financial performance of First Sterling and the Company. In addition, we have not made an independent evaluation or appraisal of the assets of First Sterling or the Company and we have assumed that the aggregate allowances for loan losses for First Sterling and the Company are adequate to cover such losses. We have solicited third party indications of interest in acquiring the Company and have considered the results of that solicitation in arriving at our opinion.

    It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the First

              O N E B U C K H E A D P L A Z A, S U I T E 1 5 8 5,
3 0 6 0 P E A C H T R E E R O A D, N. W., A T L A N T A, G E O R G I A 3 0 3 0 5
         T E L. (4 0 4) 3 6 4 - 2 0 9 2 / F A X (4 0 4) 3 6 4 - 2 0 5 8

Board of Directors
Walton Bank & Trust Company
December 15, 2000
Page Two

Sterling common stock necessarily will be when the First Sterling common stock is issued to the stockholders of the Company upon consummation of the Merger.

    We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

    We agree to the inclusion of this opinion letter in the Proxy
Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Exchange Ratio and Terms of the Merger are fair to the common shareholders and optionholders of the Company from a financial point of view.

Very truly yours,

/s/ Brown, Burke Capital Partners, L.L.C.

BROWN, BURKE CAPITAL PARTNERS, L.L.C.

                                      C-2